                                                                   EXHIBIT 10.14


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           dated as of March 12, 1999

                                     among

                                AGCO CORPORATION
                                      and
                       CERTAIN SUBSIDIARIES NAMED HEREIN,
                                   Borrowers,

                           THE LENDERS NAMED HEREIN,
                                    Lenders,

             COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND", NEW YORK BRANCH,
                             SUNTRUST BANK, ATLANTA
                                      and
                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                                as Co-Managers,

                             DEUTSCHE BANK CANADA,
                       as Canadian Administrative Agent,

                                      and

             COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND", NEW YORK BRANCH,

                            as Administrative Agent
                            -----------------------


                            -----------------------


             COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND", NEW YORK BRANCH,

                         SUNTRUST CAPITAL MARKETS, INC.

                                      and

                         DEUTSCHE BANK SECURITIES INC.,
                             as Syndication Agents

                                TABLE OF CONTENTS



SECTION                                                                                                               PAGE

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

         1.01.  Certain Defined Terms....................................................................................2
         1.02.  Computation of Time Periods.............................................................................36
         1.03.  Accounting Terms........................................................................................36
         1.04.  Currency Equivalents....................................................................................37

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

         2.01.  The Advances............................................................................................37
         2.02.  Making the Advances.....................................................................................39
         2.03.  Repayment...............................................................................................43
         2.04.  Reduction of the Commitments............................................................................43
         2.05.  Prepayments and Deposits................................................................................46
         2.06.  Interest................................................................................................49
         2.07.  Fees....................................................................................................50
         2.09.  Increased Costs, Etc....................................................................................53
         2.10.  Payments and Computations...............................................................................57
         2.11.  Taxes...................................................................................................59
         2.12.  Sharing of Payments, Etc................................................................................61
         2.13.  Letters of Credit.......................................................................................62
         2.14.  Use of Proceeds.........................................................................................69
         2.15.  Replacement of a Bank...................................................................................69

ARTICLE III

CONDITIONS OF LENDING

         3.01.  Conditions Precedent to Initial Borrowing...............................................................73
         3.02.  Conditions Precedent to Each Borrowing and Issuance.....................................................77
         3.03.  Determinations Under Section 3.01.......................................................................77

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

         4.01.  Representations and Warranties of the Borrowers.........................................................78

ARTICLE V

COVENANTS OF AGCO
         5.01.  Affirmative Covenants...................................................................................84
         5.02.  Negative Covenants......................................................................................88
         5.03.  Reporting Requirements.................................................................................102
         5.04.  Financial Covenants....................................................................................106
         5.05.  Covenants of the Borrowing Subsidiaries................................................................108

ARTICLE VI

EVENTS OF DEFAULT

         6.01.  Events of Default......................................................................................109
         6.02.  Actions in Respect of the Letters of Credit............................................................113

ARTICLE VII

THE AGENTS

         7.01.  Authorization and Action...............................................................................114
         7.02.  Agents' Reliance, Etc..................................................................................114
         7.03.  Agents, in their Individual Capacity and Affiliates....................................................116
         7.04.  Lender Credit Decision.................................................................................116
         7.05.  Indemnification........................................................................................116
         7.06.  Successor Agent........................................................................................117

ARTICLE VIII

MISCELLANEOUS

         8.01.  Amendments, Etc........................................................................................118
         8.02.  Notices, Etc...........................................................................................119
         8.03.  No Waiver; Remedies....................................................................................120
         8.04.  Costs and Expenses.....................................................................................120
         8.05.  Right of Set-off.......................................................................................122
         8.06.  Binding Effect.........................................................................................123
         8.07.  Assignments and Participations.........................................................................123
         8.08.  Judgment Currency......................................................................................127
         8.09.  Consent to Jurisdiction................................................................................128
         8.10.  Governing Law..........................................................................................129
         8.11.  Execution in Counterparts..............................................................................129
         8.12.  No Liability of the Issuing Banks......................................................................129
         8.13.  Certain Cash Deposits..................................................................................130

         8.14.  Conditions to Effectiveness of this Agreement..........................................................131
         8.15.  Schedules to this Agreement............................................................................131
         8.16.  Ratification of Guaranties, etc........................................................................132
         8.17.  Waiver of Jury Trial...................................................................................132

Section                                 iv                                  Page


                                    SCHEDULES
Schedule I                 Information regarding the Lenders and their Commitments
Schedule 3.01(e)(vii)      Guarantors and Persons Whose Obligations Are Guaranteed
Schedule 4.01(b)           Subsidiaries and Joint Ventures [Incomplete]
Schedule 4.01(v)           Open Tax Years [Incomplete]
Schedule 4.01(z)           Existing Debt [Incomplete]

                                    EXHIBITS

Exhibit A-1                Form of Note--Multi-Currency Borrower
Exhibit A-2                Form of Note--Canadian Subsidiary
Exhibit B-1                Form of Notice of Borrowing--Multi-Currency Borrower
Exhibit B-2                Form of Notice of Borrowing--Canadian Subsidiary
Exhibit B-3                Form of Notice of Rollover--Canadian Subsidiary
Exhibit C                  Form of Borrowing Base Certificate
Exhibit D                  Form of Assignment and Acceptance
Exhibit E                  Form of Bankers' Acceptance
Exhibit F                  Form of Discount Note

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of March 12, 1999 amends and restates the Amended and Restated Credit Agreement dated as of February 24, 1997, as amended, among AGCO CORPORATION, a Delaware corporation ("AGCO"), AGCO CANADA, LTD., a Saskatchewan corporation (the "Canadian Subsidiary"), AGCO MANUFACTURING LIMITED (formerly known as MASSEY FERGUSON MANUFACTURING LIMITED), an English corporation ("English Subsidiary One"), AGCO LIMITED (formerly known as MASSEY FERGUSON LIMITED), an English corporation ("English Subsidiary Two"), AGCO INTERNATIONAL LIMITED (formerly known as AGCO LIMITED), an English corporation ("English Subsidiary Three"), AGCO S.A. (formerly known as MASSEY FERGUSON S.A.), a French societe anonyme (the "French Subsidiary"), AGCO HOLDING B.V., a Netherlands corporation (the "Netherlands Subsidiary"), and AGCO VERTRIEBS GMBH (formerly known as MASSEY FERGUSON GMBH), a German corporation (the "German Subsidiary"; the Canadian Subsidiary, English Subsidiary One, English Subsidiary Two, English Subsidiary Three, the French Subsidiary, the Netherlands Subsidiary and the German Subsidiary are referred to herein collectively as the "Borrowing Subsidiaries" and individually as a "Borrowing Subsidiary"; AGCO and the Borrowing Subsidiaries are referred to herein collectively as the "Borrowers" and individually as a "Borrower"); the lenders (the "Lenders") listed on the signature pages hereof; COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank"), SUNTRUST BANK, ATLANTA, and DEUTSCHE BANK AG, NEW YORK BRANCH, as co-managers (the "Co-Managers"); DEUTSCHE BANK CANADA ("Deutsche Bank Canada"), as Canadian administrative agent for the Canadian Subsidiary Lenders (together with any successor appointed pursuant to Article VII, the "Canadian Administrative Agent"), and COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as administrative agent for the Lenders (together with any successor appointed pursuant to Article VII, the "Administrative Agent").


PRELIMINARY STATEMENT:

         The Borrowers have asked the Lenders severally to extend credit to them for the purpose of refinancing debt outstanding under the Old Credit Agreement and for other general corporate purposes, on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    "Acceptance Fee" means, with respect to a Bankers' Acceptance accepted by a Canadian Subsidiary Lender under this Agreement, a fee payable in Canadian Dollars by the Borrower to such Lender calculated on the face amount of the Bankers' Acceptance at a rate equal to the Applicable Margin, on the basis of the number of days in the Contract Period and on the basis of a year of 365 days.

    "Advance" means a Canadian Subsidiary Advance, a Multi-Currency Advance or a Letter of Credit Advance.

    "Administrative Agent" has the meaning specified in the introductory paragraph of this Agreement.

    "Account" means the Administrative Agent's Account or the Canadian Administrative Agent's Account, as applicable.

    "Administrative Agent's Account" means,

        (a) for U.S. dollars, the account of the Administrative Agent with The Bank of New York, ABA # 021000018, at its office at 245 Park Avenue, New York, New York 10167, Account No. 8026002533, Favor: Rabobank Nederland, New York Branch, Ref. AGCO/Struc. Fin.;

        (b) for British pounds, the account of the Administrative Agent maintained with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", London Branch, in London, Swift # (RABOGB2L), Account No. 1429957021, Favor: Rabobank Nederland, New York Branch, Ref. AGCO/Struc. Fin.;

        (c) for Dutch guilders, the account of the Administrative Agent maintained with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", Utrecht Branch, The Netherlands, Swift # RABONL2U, Account No. 3908.17.333, Favor: Rabobank Nederland, New York Branch, Ref. AGCO/Struc. Fin.;

        (d) for French francs, the account of the Administrative Agent maintained with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", Paris Branch, in Paris, Swift # (RABOFRPP) Account No. 1019230100, Favor: Rabobank Nederland, New York Branch, Ref. AGCO/Struc. Fin.;

        (e) for German deutschemarks, the account of the Administrative Agent maintained with Rabobank Deutschland A.G., in Frankfurt, Swift # (RABODEFF), Account No. 603- 93775, Favor: Rabobank Nederland, New York Branch, Ref. AGCO/Struc. Fin.;

        (f) for Italian lira, the account of the Administrative Agent maintained with Credito Italiano, in Milan, Swift # (CRITITMM), Account No. 995/84020/00, Favor: Rabobank Nederland, New York Branch, Ref. AGCO/Struc. Fin.;

        (g) for Swiss francs, the account of the Administrative Agent maintained with Union Bank of Switzerland in Zurich, Swift # (UBSWCHZH), Account No. 79.147.05H, Favor: Rabobank Nederland, New York Branch, Ref. AGCO/Struc. Fin.; and

        (h) for European Union euros, the account of the Administrative Agent maintained with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", Utrecht Branch, The Netherlands, Swift # RABONL2U, Account No. 3908.17.333, Favor: Rabobank Nederland, New York Branch, Ref. AGCO/Struc. Fin.

    "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, (a) by such other Person of the power to vote 5% or more of the Voting Stock of such Person or (b) by such other Person of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise; provided that no mutual fund shall be deemed to be an Affiliate of such Person solely by reason of having the power to vote 5% or more of the Voting Stock of such Person.

    "AGCO" has the meaning specified in the introductory paragraph of this Agreement.

    "Agent" means Administrative Agent or the Canadian Administrative Agent.

    "Allowances" means, with respect to any Person on any date of determination,
     ----------
the aggregate amount of all allowances for surplus or obsolete Inventory that would appear as allowances with respect to Inventory on a balance sheet of such Person at such date prepared in accordance with GAAP and the policies and procedures of such Person with respect to the creation and maintenance of such allowances in effect on the date of this Agreement.

    "Alternate Currency" means
     ------------------

        (a) British pounds, Canadian Dollars, Dutch guilders, German deutschemarks, French francs, Italian lira, Swiss francs and European Union euros, and

        (b) any other lawful currency that is freely transferable and convertible into United States dollars and that has been approved by each Lender.

    "Applicable Lending Office" means, with respect to each Lender, such
     -------------------------
Lender's Domestic Lending Office in the case of a Base Rate Advance that is a Multi-Currency Advance and such Lender's Eurocurrency Lending Office for loans in another applicable currency, in the case of an Advance denominated in such other currency.

    "Applicable Margin" means, on any date of determination and for any
     -----------------
Eurocurrency Rate Advance, any Base Rate Advance for which the Base Rate is determined as provided in clause (b)(ii) of the definition thereof, Acceptance Fee or fee payable pursuant to Section 2.13(e):

        (a) until AGCO shall have delivered to the Administrative Agent pursuant to Section 5.03(b) financial statements for its fiscal quarter ending March 31, 1999,1.00% per annum, and

        (b) thereafter, the percentage rate per annum determined by reference to the Applicable Rating and Senior Funded Debt/EBITDA Ratio in effect at such date of determination, as set forth below in the matrix below but subject to the next-following sentence:

=========================================================================================================
APPLICABLE RATING            SENIOR FUNDED DEBT/EBITDA RATIO
=========================================================================================================
                             <2.0                   >=2.0 but <3.0         >=3.0 but <4.0          >=4.0
---------------------------------------------------------------------------------------------------------
>=A-                         0.250%                 0.375%                 0.500%                  0.625%
---------------------------------------------------------------------------------------------------------
>=BBB+ but <A-               0.375%                 0.500%                 0.625%                  0.750%
---------------------------------------------------------------------------------------------------------
>=BBB but <BBB+              0.500%                 0.750%                 0.875%                  1.000%
---------------------------------------------------------------------------------------------------------
>=BBB- but <BBB              0.750%                 1.000%                 1.250%                  1.375%
---------------------------------------------------------------------------------------------------------
>=BB+ but <BBB-              0.875%                 1.250%                 1.500%                  1.750%
---------------------------------------------------------------------------------------------------------
>=BB but <BB+                1.125%                 1.500%                 1.750%                  2.000%
=========================================================================================================
<BB                          1.250%                 1.750%                 2.000%                  2.500%
=========================================================================================================


If the Applicable Rating is a Split Rating and the margins set forth in the matrix above that are applicable to the S&P rating immediately above and immediately below such Split Rating differ, the Applicable Margin shall be the average of such two margins.

    "Applicable Rating" means

         (a) if the respective credit ratings of AGCO's senior, unsecured, long-term debt by Moody's and S&P shall be equivalent, such rating by S&P,

         (b) if the respective ratings of such debt by such rating agencies shall not be equivalent, the S&P rating that is the equivalent of the average of the rating of such debt by S&P and the S&P rating that is the equivalent of such rating by Moody's and

         (c) if either Moody's or S&P does not rate such debt for any reason, a rating that is less than an S&P rating of BB.

The Applicable Rating determined pursuant to clause (b) above may fall between two S&P rating levels, and any such rating shall be referred to as a "Split Rating". Any change in the Applicable Rating shall be effective on the seventh Business Day after any modification of a rating by Moody's or S&P of AGCO's senior, unsecured, long-term debt giving rise to such change.

    "Appropriate Agent" means, at any time, with respect to matters relating to the Multi- Currency Facility or Letters of Credit issued for the account of Multi-Currency Borrowers, the Administrative Agent and, with respect to matters relating to the Canadian Subsidiary Facility or Letters of Credit issued for the account of the Canadian Subsidiary, the Canadian Administrative Agent.

    "Appropriate Issuing Bank" means, at any time, with respect to matters relating to Letters of Credit issued for the account of Multi-Currency Borrowers, the Multi-Currency Issuing Bank and, with respect to matters relating to the Letters of Credit issued for the account of the Canadian Subsidiary, the Canadian Issuing Bank.

    "Appropriate Lender" means, at any time, with respect to any of the Multi-Currency Facility, the Letter of Credit Facility or the Canadian Subsidiary Facility, a Lender that has a Commitment with respect to such Facility at such time.

    "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent and, if such assignment and acceptance relates to the Canadian Subsidiary Facility, the Canadian Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit D hereto.

    "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

    "BA Equivalent Loan" means an Advance made by a Non BA Lender and evidenced by a Discount Note.

    "Bankers' Acceptance" means a bill of exchange substantially in the form of Exhibit E (or such other form as may be acceptable to the Canadian Administrative Agent) denominated in Canadian Dollars drawn by the Borrower and accepted by a Canadian Subsidiary Lender or Participant and the term "Bankers' Acceptance" shall be construed to include Discount Notes as provided in Section 2.16(k).

    "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to:

        (a) with respect to Multi-Currency Borrowings in U.S. dollars, the higher of

            (i) the rate of interest announced by the Administrative Agent, in New York, New York, from time to time, as its base rate, and

            (ii) one-half of one percent per annum above the Federal Funds Rate, and

        (b) with respect to Canadian Subsidiary Borrowings, the higher of

            (i) the annual rate of interest announced from time to time by the Canadian Administrative Agent as its reference rate then in effect for determining interest rates on Canadian Dollar-denominated commercial loans made by the Canadian Administrative Agent in Canada, and

            (ii) the rate per annum announced by the Canadian Administrative Agent as its rate for cost of funds for borrowings for a one-month period, plus the Applicable Margin.
                ----

    "Base Rate Advance" means an Advance denominated in U.S. dollars and made by
     -----------------
a Multi-Currency Lender or denominated in Canadian Dollars and made by a Canadian Subsidiary Lender, in either case that bears interest as provided in
Section 2.06(a)(i).

    "Borrower" and "Borrowers" have the respective meanings specified in the
     --------       ---------
introductory paragraph of this Agreement; provided that additional Persons may
                                          --------
be added to this Agreement as Borrowers with the consent of the Agents, the Issuing Banks and each Lender.

    "Borrower Outstandings" means, on any date of determination, the sum of the
     ---------------------
Multi-Currency Borrower Outstandings and the Canadian Subsidiary Outstandings on such date.

    "Borrower's Account" means the account of the Borrower requesting such a
     ------------------
Borrowing, as specified in such Borrower's Notice of Borrowing.

    "Borrowing" means a Multi-Currency Borrowing or a Canadian Subsidiary
     ---------
Borrowing.

    "Borrowing Base" means on any date of determination and for AGCO and its
     --------------
Restricted Subsidiaries, the sum of

        (a) (i) 0.60, multiplied by

            (ii) (A) the sum, for all items of Inventory owned by AGCO and its Restricted Subsidiaries, of the lowest of (1) manufactured cost, determined in accordance with GAAP on a first-in, first-out basis,
            (2) market value and (3) acquisition cost, for each such item (or, if any such cost or value is denominated in an Alternate Currency, the Multi-Currency Equivalent in U.S. dollars of such cost or value as of such date of determination), minus
                                               -----

                 (B) all Allowances with respect to such Inventory, and

        (b) (i) 0.90, multiplied by
                      ----------

            (ii) (A) the gross amount of Receivables owing to AGCO and its Restricted Subsidiaries (other than any such Receivables arising in respect of intercompany transactions and Receivables discounted in transactions permitted under Section 5.02(e)(x)) (calculated, with respect to all Receivables denominated in an Alternate Currency, on the basis of the Multi-Currency Equivalent in U.S. dollars of such gross amount as of any date of determination), minus

                 (B) all Reserves with respect to such Receivables

in each case as such amounts are specified in the most recent Borrowing Base Certificate delivered to the Administrative Agent prior to such date of determination pursuant to Section 5.03(n).

    "Borrowing Base Certificate" means a certificate in respect of the Inventory and Receivables of AGCO and its Restricted Subsidiaries substantially in the form of Exhibit F.

    "Borrowing Subsidiary" and "Borrowing Subsidiaries" have the respective meaning specified in the introductory paragraph of this Agreement.

    "Business Day" means a day of the year

        (a) on which banks are not required or authorized to close in New York City or Atlanta, Georgia;

        (b) if the applicable Business Day relates to any Eurocurrency Rate Advance, on which any Lender carries on dealings in the London interbank and foreign exchange markets; and

        (c) if the applicable Business Day relates to any Advance in a currency other than U.S. dollars, on which banks are not required or authorized to close in the city of the jurisdiction of such currency where the Appropriate Agent's Account for such currency is located.

    "Canadian Administrative Agent" has the meaning specified in the introductory paragraph of this Agreement.

    "Canadian Administrative Agent's Account" means the Canadian Administrative Agent's account maintained with Deutsche Bank Canada in Toronto, Ontario, Swift # (DEUTCATT), Attention: H. Richardson, Reference AGCO Canada, Ltd, or such other account as the Canadian Administrative Agent may from time to time designates as the Canadian Administrative Agent's Account.

    "Canadian Dollars" and "Cdn. $" each means lawful money of Canada.

    "Canadian Issuing Bank" means Deutsche Bank Canada and its successors and assigns hereunder as issuer of Letters of Credit for the account of the Canadian Subsidiary.

    "Canadian Reference Banks" means Deutsche Bank Canada, National Bank of Canada and Bank of Montreal.

    "Canadian Subsidiary" has the meaning specified in the introductory paragraph of this Agreement.

    "Canadian Subsidiary Advance" has the meaning specified in Section 2.01(b).

    "Canadian Subsidiary Borrowing" means a borrowing consisting of simultaneous Canadian Subsidiary Advances of the same Type made by the Canadian Subsidiary Lenders.

    "Canadian Subsidiary Commitment" means, with respect to any Canadian Subsidiary Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Canadian Subsidiary Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c) as such Lender's "Canadian Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

    "Canadian Subsidiary Facility" means, at any time, the aggregate amount of the Canadian Subsidiary Lenders' Canadian Subsidiary Commitments at such time, which shall not exceed the Multi-Currency Equivalent of U.S. $100,000,000.

    "Canadian Subsidiary Lender" means any Lender that has a Canadian Subsidiary Commitment.

    "Canadian Subsidiary Outstandings" means, on any date of determination, the Multi- Currency Equivalent in U.S. dollars of

        (a) the aggregate principal amount of all Base Rate Advances or Eurocurrency Rate Advances to the Canadian Subsidiary outstanding on such date of determination, plus

        (b) the aggregate face amount of all Bankers' Acceptances outstanding on such date of determination, plus

        (c) the aggregate principal amount of all Letter of Credit Advances outstanding on such date of determination in respect of Letters of Credit issued for the account of the Canadian Subsidiary, plus

        (d) the aggregate Available Amount of all Letters of Credit issued for the account of the Canadian Subsidiary and outstanding on such date of determination.

    "Capitalized Leases" has the meaning specified in clause (e) of the definition of Debt.

    "Cash Equivalents" means any of the following, to the extent owned by AGCO or a Restricted Subsidiary of AGCO free and clear of all Liens and having a maturity of not greater than 360 days from the date of issuance thereof:

        (a) (i) readily marketable direct obligations of the Government of the United States, Canada, England, France or Germany, or any agency or instrumentality of any of such Governments, (ii) obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, Canada, England, France or Germany or (iii) a mutual fund investing solely in obligations of the types described in clauses (i) and (ii);

        (b) insured certificates of deposit of, time deposits or banker's acceptances with or issued by any commercial bank that is

            (i) a Lender,

            (ii) a member of the Federal Reserve System organized under the laws of the United States or any State thereof, that has combined capital and surplus of at least U.S. $1 billion and that issues (or the parent of which issues) commercial paper rated as described in clause (c) below or

            (iii) organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development, or any jurisdiction of any thereof, that has combined capital and surplus of at least the equivalent of U.S. $1 billion and that issues (or the parent of which issues) commercial paper rated as described in clause (c) below or with a rating by another rating agency nationally recognized in any such jurisdiction that is at least the equivalent of a rating described in clause (c) below; or

        (c) commercial paper in an aggregate amount of no more than U.S. $25,000,000 per issuer outstanding at any time, issued by

            (i) any Lender or its parent, or

            (ii) any corporation organized under the laws of any State of the United States, but only if such commercial paper is rated at least "Prime-1" (or the then- equivalent grade) by Moody's or "A-1" (or the then-equivalent grade) by S&P.

    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

    "Co-Managers" has the meaning specified in the introductory paragraph of this Agreement.

    "Commitment" of any Lender means its Multi-Currency Commitment and/or Canadian Subsidiary Commitment and of any Issuing Bank means its Letter of Credit Commitment.

    "Common Stock" means the common stock, par value U.S. $.01 per share, of AGCO.

    "Competitor" means any Person engaged in, or having an Affiliate engaged in, the business of manufacturing, sale, distribution or financing of agricultural equipment and related parts, other than a commercial bank or other financial institution.

    "Consolidated" refers to the consolidation of accounts in accordance with GAAP, except that, in the case of AGCO, notwithstanding GAAP, "Consolidated" shall refer to the consolidation of accounts of AGCO and its Restricted Subsidiaries and not of AGCO and its Subsidiaries.

    "Consolidated EBITDA" means, for any period,

        (a) Consolidated Net Income (or net loss) for such period, plus

        (b) Consolidated Net Interest Expense for such period and all amounts deducted in arriving at such Consolidated Net Income in respect of taxes imposed on or measured by income or excess profits (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses on sales of assets, to the extent such gains or losses are not included in the definition of Consolidated Net Income), depreciation expense, amortization expense and all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), minus

        (c) all non-cash items increasing Consolidated Net Income, all as determined in accordance with GAAP.

    "Consolidated Interest Expense" means, for any period, the sum of (a) all amounts that would be deducted in arriving at Consolidated Net Income for such period in respect of interest charges (including amortization of debt discount and expense and imputed interest on Capitalized Leases) and (b) interest expense attributable to any Securitization Debt for such period.

    "Consolidated Interest Income" means, for any period, the sum of all amounts that would be included, for purposes of determining Consolidated Net Income, as income of AGCO and its Restricted Subsidiaries for such period in respect of interest payments by third parties to AGCO and its Restricted Subsidiaries.

    "Consolidated Net Income" means, for any period, the net income (or deficit) of AGCO and its Restricted Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, but including the income (or deficit) of

        (x) any Person that becomes a Restricted Subsidiary or is merged into AGCO or a Restricted Subsidiary during such period that accrued during such period prior to the date on which it became a Restricted Subsidiary or was merged into AGCO or a Restricted Subsidiary, and

        (y) any Person substantially all of the assets of which have been acquired by AGCO or a Restricted Subsidiary during such period that accrued during such period prior to the date on which such assets were acquired, to the extent such income or deficit would appear on a pro forma income statement, or the notes thereto, prepared in accordance with Regulation S-X of the Securities and Exchange Commission, of AGCO and its Restricted Subsidiaries reflecting such event; provided that there shall be excluded for purposes of calculating Consolidated Net Income

        (a) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which AGCO or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by AGCO or such Restricted Subsidiary in the form of dividends or similar distributions;

         (b) the undistributed earnings of any Restricted Subsidiary (other than a Borrowing Subsidiary or a Subsidiary Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

         (c) any aggregate net gain or aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities);

        (d) any write-up of any asset, or any write-down of any asset other than Receivables or Inventory;

        (e) any net gain from the collection of the proceeds of life insurance policies;

        (f) any gain or loss arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Debt, of AGCO or any Restricted Subsidiary;

        (g) any net income or gain or any net loss during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments; and

        (h) any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary.

    "Consolidated Net Interest Expense" means, for any period,

        (a) Consolidated Interest Expense for such period, minus

        (b) Consolidated Interest Income for such period.

    "Consolidated Net Worth" means, as of the last day of any fiscal quarter of AGCO,

        (a) the sum as of such day of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of AGCO and its Restricted Subsidiaries appearing on a consolidated balance sheet of AGCO and its Restricted Subsidiaries, after eliminating all intercompany transactions, all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries and all currency-translation gains and losses, plus

        (b) the aggregate principal amount of Convertible Subordinated Debentures outstanding as of such day.

    "Consolidated Senior Funded Debt" means, on any date of determination, the Funded Debt of AGCO and its Restricted Subsidiaries, other than any such Debt that is permitted under Section 5.02(b)(iii).

    "Consolidated Tangible Net Worth" means, as of the last day of any fiscal quarter of AGCO, Consolidated Net Worth as of such day, after deducting therefrom (without duplication of deductions):

        (a) the net book amount of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under GAAP, including without limitation such items as good will, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, unamortized debt discount and expense and the excess of cost of purchased Restricted Subsidiaries over equity in the net assets thereof at the date of acquisition;

        (b) any write-up in the book value of any asset on the books of AGCO or any Restricted Subsidiary resulting from a revaluation thereof subsequent to the date hereof and after the date of acquisition thereof;

        (c) all deferred charges (other than prepaid expenses); and

        (d) the amounts at which any Investment in any Person would appear on the asset side of such balance sheet.

    "Consolidated Total Assets" means, as of the last day of any fiscal quarter of AGCO, the total assets of AGCO and its Restricted Subsidiaries that would appear on a consolidated balance sheet of AGCO and its Restricted Subsidiaries prepared in accordance with GAAP as of such day, after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

    "Contract Period" means, with respect to a Bankers' Acceptance, the term, subject to availability, selected by the Borrower and notified to the Canadian Administrative Agent in accordance with Section 2.02(a), commencing on the date of the Advance with respect to such Bankers' Acceptance or on the date of Conversion or on the date of rollover in accordance with Section 2.16(h), as applicable, and expiring on a Business Day which shall not be less than 30 days or more than 180 days thereafter, and which shall not shall not expire after the Termination Date.

    "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.09.

    "Convertible Subordinated Debentures" means the 6 1/2% Convertible Subordinated Debentures due 2008 of AGCO outstanding on the date hereof.

    "Debt" of any Person means, without duplication,

        (a) all indebtedness of such Person for borrowed money;

        (b) all Obligations of such Person for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business and not overdue by more than 90 days;

        (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

        (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

        (e) all Obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases ("Capitalized Leases");

        (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities or in respect of discounted Receivables;

        (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

         (h) all Guaranties of the Debt of others referred to in clauses (a) through (g) above, but excluding the Agricredit Keepwell Agreement; and

         (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including without limitation accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

For purposes of any calculation of any Debt of AGCO and its Restricted Subsidiaries, (A) there shall be no double-counting of direct obligations, Guaranties and reimbursement obligations for letters of credit; (B) the principal amount of any Debt of any Person arising by reason of such Person having guaranteed Debt of others, where the amount of such Guaranty is limited to a specified amount that is less than the principal amount of the Debt guaranteed, shall be such amount as so limited; and (C) there shall be excluded from such Debt any Debt of a joint venture the general partner of which is a single-purpose Subsidiary of AGCO, if the joint venture is not consolidated with AGCO for financial-reporting purposes and such single-purpose Subsidiary's sole significant asset is its general partnership interest in such joint venture.

    "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

    "Deutsche Bank Canada" has the meaning specified in the introductory paragraph of this Agreement.

    "Discount Note" means a non-interest bearing promissory note substantially in the form of Exhibit F, denominated in Canadian Dollars, issued by the Borrower to a Non BA Lender to evidence a BA Equivalent Loan.

    "Discount Proceeds" means, for any Bankers' Acceptance, an amount calculated on the date of the Advance with respect to such Bankers' Acceptance or on the date of the Conversion or on the date of the rollover pursuant to Section 2.16(h), as applicable, calculated by dividing the face amount of such Bankers' Acceptance by the sum of one plus the product of (1) the Discount Rate divided by 100 and multiplied by (2) a fraction, the numerator of which is the applicable Contract Period and the denominator of which is 365.

    "Discount Rate" means, with respect to a Bankers' Acceptance being issued on any date, the percentage discount rate (rounded up or down to the second decimal place with .005% being rounded up) published on the Reuters' Screen CDOR Page as the average discount bid rate for Canadian interbank bankers' acceptances having a comparable issue and maturity date as the issue and maturity date of such Bankers' Acceptance. If such percentage discount rate is not so published, the Discount Rate shall be the percentage discount rate determined by the Canadian Administrative Agent as being the arithmetic average (rounded up or down to the second decimal place with .005% being rounded up) of the percentage discount bid rate quoted on that day by each of the Canadian Reference Banks for bankers' acceptances issued by each of the Canadian Reference Banks and having a comparable issue and maturity date as the issue and maturity date of such Bankers' Acceptance.

    "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on
Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

    "DORMANT SUBSIDIARY" means, as of any date of determination, any Subsidiary of AGCO not conducting any business or other activities or holding any assets in excess of U.S. $15,000 on such date.

    "ELIGIBLE ASSIGNEE" means a commercial bank, a finance company, an insurance company or other financial institution (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, having a combined capital and surplus of at least U.S. $500,000,000 and that is not a Competitor.

    "ENGLISH SUBSIDIARY ONE" has the meaning specified in the introductory paragraph of this Agreement.

    "ENGLISH SUBSIDIARY TWO" has the meaning specified in the introductory paragraph of this Agreement.

    "ENGLISH SUBSIDIARY THREE" has the meaning specified in the introductory paragraph of this Agreement.

    "ENVIRONMENTAL ACTION" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit including without limitation

         (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and

         (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment or to public health and welfare in respect of Hazardous Materials.

    "Environmental Law" means, with respect to any property or Person, any federal, state, local or foreign law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such property or Person relating to the environment, public health and welfare in respect of Hazardous Materials, including without limitation CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act, as any of the foregoing may be from time to time amended, supplemented or otherwise modified.

    "Environmental Permit" means, with respect to any property or Person, any permit, approval, identification number, license or other authorization required under any Environmental Law applicable to such property or Person.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified from time to time, and the regulations promulgated and rulings issued thereunder.

    "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

    "ERISA Event" with respect to any Person means

         (a) (i) the occurrence of a reportable event, within the meaning of
    Section 4043 of ERISA, with respect to any Plan for which such Person or any of its ERISA Affiliates is the plan administrator or the contributing sponsor, as defined in Section 4001(a)(13) of ERISA unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (a) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;

         (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

         (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA;

         (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

         (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA;

         (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or

         (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

    "Eurocurrency Lending Office" means, with respect to any Lender and any currency, the office of such Lender specified as its "Eurocurrency Lending Office" for such currency opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), as the case may be, or such other office of such Lender as such Lender may from time to time specify to AGCO and the Administrative Agent.

    "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

    "Eurocurrency Rate" means, for any Interest Period for all Eurocurrency Rate Advances by any Lender (whether or not a commercial bank) comprising part of the same Borrowing in any currency, an interest rate per annum equal to the rate per annum

         (a) in the case of currencies other than Canadian Dollars, obtained by dividing

                  (i)      either

                           (A) the rate per annum for deposits in such currency
                  that appears on page 3750 (if such currency is U.S. dollars, British pounds, German deutschemarks or Swiss francs), page 3740 (if such currency is Dutch guilders, French francs or Italian lira), the page that from time to time may be applicable thereto (if such currency is European Union euros) of the Dow Jones Telerate Service (or any other page that may replace any such page on such service or is applicable to any other Alternate Currency, in the judgment of the Administrative Agent), or

                           (B) if a rate cannot be determined pursuant to clause
                  (A) above, a rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in such currency are offered by the principal office of each of the Reference Banks as determined by the Administrative Agent (or, if the Administrative Agent is unable to obtain information as to such rate from all of the Reference Banks, as to each Reference Bank from which it has obtained such information) in London, England to prime banks in the interbank market, at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period, by

        (ii) a percentage equal to 100%, minus the Eurocurrency Rate Reserve Percentage for such Interest Period, and

        (b) in the case of Canadian Dollars, the rate per annum announced by the Canadian Administrative Agent as its rate for cost of funds for borrowings for a period equal to such Interest Period.

    "Eurocurrency Rate Advance" means an Advance denominated in U.S. dollars or in an Alternate Currency that bears interest as provided in Section 2.06(a)(ii).

    "Eurocurrency Rate Reserve Percentage", for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing, means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any emergency, supplemental or other marginal reserve requirement) for a member bank of the

Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

    "Events of Default" has the meaning specified in Section 6.01.

    "Excess Proceeds" has the meaning specified in the Subordinated Debt Indenture.

    "Facility" means the Multi-Currency Facility, the Canadian Subsidiary Facility or the Letter of Credit Facility.

    "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

    "Finance Subsidiary" means any Subsidiary of AGCO (other than a Borrower or Guarantor) engaged primarily in the business of providing retail financing to purchasers of agricultural equipment, and each Subsidiary of any of such Persons.

    "Foreign Subsidiary" means a Subsidiary of AGCO not organized under the laws of the United States or any jurisdiction thereof.

    "French Subsidiary" has the meaning specified in the introductory paragraph of this Agreement.

    "Funded Debt" of any Person means Debt in respect of the Advances, in the case of the Borrowers, and all other Debt of such Person that by its terms matures more than one year after the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date (but excluding trade letters of credit issued in the ordinary course of business and time drafts), including without limitation all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

    "GAAP" has the meaning specified in Section 1.03.

    "German Subsidiary" has the meaning specified in the introductory paragraph of this Agreement.

    "Guaranty" means any Debt or other Obligation of another Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement;

        (a) to pay or purchase such Obligation or to advance or supply funds for the payment or purchase of such Obligation;

        (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Obligation or to assure the holder of such Obligation against loss;

        (c) to supply funds to or in any other manner invest in the obligor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered); or

        (d) otherwise to assure a creditor against loss.

    "Hazardous Materials" means

        (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas;

        (b) any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law; and

        (c) any other substance exposure to which is regulated under any applicable Environmental Law.

    "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

    "Indemnified Party" has the meaning specified in Section 8.04(b).

    "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

    "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Borrowing (or portion of the same Borrowing), the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into a Eurocurrency Rate Advance, and ending on the last day of the period selected by any Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower requesting a Borrowing pursuant to the provisions below. The duration of each such Interest Period shall be, for any Interest Period ending on or prior to March 31, 1997, one, two or three weeks or one, two or three months, and for any Interest Period ending on any date thereafter, one, two, three, six or, with the consent of each Appropriate Lender, nine or 12 months, as such Borrower may, upon notice received by the Administrative Agent (or, if such Borrower is the Canadian Subsidiary, the Canadian Administrative Agent) not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided that:

         (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next-preceding Business Day;

         (b) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month;

         (c) such Borrower shall not select an Interest Period that ends after the Termination Date; and

         (d) until March 31, 1997, no Interest Period shall end on a date after March 31, 1997.

    "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

    "Inventory" means, with respect to any Person on any date of determination, solely for purposes of calculating the Borrowing Base of such Person, all finished goods and parts owned and held for sale by such Person the amount of which would appear as inventory on a balance sheet of such Person at such date prepared in accordance with GAAP.

    "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including without limitation any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (g), (h) and (in respect of Debt referred to in such clause (g) or (h)) (i) of the definition of "Debt" in respect of such Person.

    "Issuing Bank" means either the Multi-Currency Issuing Bank or the Canadian Issuing Bank.

    "L/C Cash Collateral Account" has the meaning specified in Section 6.02.

    "L/C Related Documents" has the meaning specified in Section 2.13(d).

    "Lenders" means the financial institutions listed as Multi-Currency Lenders or Canadian Subsidiary Lenders on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.

    "Letter of Credit" has the meaning specified in Section 2.13(a).

    "Letter of Credit Advance" means an advance made by the Issuing Bank pursuant to Section 2.13(c).

    "Letter of Credit Agreement" has the meaning specified in Section 2.13(b).

    "Letter of Credit Commitment" means, with respect to each Issuing Bank, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment", or, if such Issuing Bank has entered into an Assignment and Acceptance, set forth in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced at or prior to such time pursuant to Section 2.04.

    "Letter of Credit Facility" means the aggregate Available Amounts of Letters of Credit the Issuing Banks may issue pursuant to Section 2.13(a), which shall not exceed U.S. $75,000,000.

    "Lien" means any lien, security interest or other pledge, charge or encumbrance of any kind, or any other type of preferential arrangement, including without limitation the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

    "Loan Documents" means this Agreement, the Notes, the Loan Party Guaranties, any agreements entered into pursuant to Section 5.01(n) and each Letter of Credit Agreement.

    "Loan Parties" means the Borrowers, the Subsidiary Guarantors and each Person executing a Loan Party Guaranty pursuant to Section 5.01(l) or 5.02(l).

    "Loan Party Guaranty" means the Guaranties specified in Section 3.01(e)(vii) and the Guaranties delivered pursuant to Section 5.01(l) and 5.02(l), in each case as amended from time to time in accordance with its terms.

    "Margin Stock" has the meaning specified in Regulation U.

    "Material Adverse Effect" means, as of any date of determination, a material adverse effect on

         (a) the business, condition (financial or otherwise), operations, properties or prospects of AGCO and its Restricted Subsidiaries, taken as a whole, or any Borrowing Subsidiary and its Subsidiaries that are Restricted Subsidiaries, taken as a whole,

         (b) the rights and remedies of either Agent or any Lender under any Loan Document or L/C Related Document, or

         (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

    "Material Contract" means, with respect to any Person, each contract to which such Person is a party

         (a) involving aggregate minimum consideration payable to or by such Person in any year of U.S. $25,000,000, or

         (b) otherwise material to the business, condition (financial or otherwise), operations, properties or prospects of AGCO and its Restricted Subsidiaries, taken as a whole, or any Borrowing Subsidiary and its Subsidiaries that are Restricted Subsidiaries, taken as a whole, and for which no alternative source of performance by the other party or parties thereto is readily available.

    "Moody's" means Moody's Investors Service, Inc and it successors.

    "Multi-Currency Advance" has the meaning specified in Section 2.01(a).

    "Multi-Currency Borrowing" means a borrowing consisting of simultaneous Multi- Currency Advances of the same Type made by the Multi-Currency Lenders.

    "Multi-Currency Borrower" means each Borrower other than the Canadian Subsidiary.

    "Multi-Currency Borrower Outstandings" means, on any date of determination,

        (a) the aggregate principal amount of all Multi-Currency Advances in U.S. dollars and of the Multi-Currency Equivalent in U.S. dollars of all Multi-Currency Advances in other currencies, in either case outstanding on such date of determination, plus

        (b) the aggregate principal amount of all Letter of Credit Advances in U.S. dollars and of the Multi-Currency Equivalent of all Letter of Credit Advances in other currencies, in either case in respect of Letters of Credit outstanding on such date of determination and issued for the account of any Multi-Currency Borrower, plus

        (c) the aggregate of the Available Amount of all Letters of Credit denominated in U.S. dollars and the Multi-Currency Equivalent of the Available Amount of all Letters of Credit denominated in other currencies, in either case issued for the account of Multi-Currency Borrowers and outstanding on such date of determination.

    "Multi-Currency Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Multi- Currency Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c) as such Lender's "Multi-Currency Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

    "Multi-Currency Equivalent" means, on any date of determination, the equivalent in any Alternate Currency or other currency of an amount in U.S. dollars, or in U.S. dollars of an amount in any Alternate Currency or other currency, determined at the rate of exchange quoted by the Administrative Agent in New York City, at 9:00 A.M. (New York City time) on the Calculation Date with respect to such date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of U.S. dollars with such Alternate Currency or such amount of such Alternate Currency or other currency with U.S. Dollars. For purposes of this definition, "Calculation Date" means, with respect to any date of determination, the date most recently occurring prior to (or occurring on) such date of determination that is the 15th day of the first complete calendar month after the end of the most recently completed fiscal quarter of AGCO (or, if such 15th day is not a Business Day, the next-following Business Day).

    "Multi-Currency Facility" means, at any time, the aggregate amount of the Multi- Currency Lenders' Multi-Currency Commitments at such time, which shall not exceed the Multi-Currency Equivalent of U.S. $900,000,000.

    "Multi-Currency Issuing Bank" means Rabobank and its successors and assigns hereunder as issuer of Letters of Credit for the accounts of Multi-Currency Borrowers.

    "Multi-Currency Lender" means any Lender that has a Multi-Currency
Commitment.

    "Multiemployer Plan" of any Person means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, that is subject to ERISA and to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

    "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to ERISA and (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

    "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt or capital stock, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock by any Person, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction, after deducting therefrom only

        (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, and

        (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

    "Netherlands Subsidiary" has the meaning specified in the introductory paragraph of this Agreement.

    "New Subordinated Debt" means Debt issued under the Subordinated Debt Indenture.

    "Non BA Lender" means a Canadian Subsidiary Lender or Participant that cannot or does not as a matter of policy issue Bankers' Acceptances.

    "Note" means a promissory note of any Borrower payable to the order of a Lender, in substantially the form of Exhibit A-1 hereto (subject to the first sentence of Section 2.16), in the case of any Multi-Currency Borrower, or of Exhibit A-2 hereto, in the case of the Canadian Subsidiary, evidencing the aggregate indebtedness of such Borrower to such Lender, including the aggregate face amount of all outstanding Bankers' Acceptances.

    "Notice of Borrowing" has the meaning specified in Section 2.02(a).

    "Notice of Issuance" has the meaning specified in Section 2.13(b)(i).

    "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including without limitation any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include

         (a) the obligation to pay principal, interest, face amount of Bankers' Acceptances, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document, and

         (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

    "Old Credit Agreement" means the Amended and Restated Credit Agreement dated as of June 25, 1996 among the Borrowers, Rabobank, as administrative agent, Deutsche Bank Canada, as Canadian administrative agent, Rabobank, Deutsche Bank

Canada and SunTrust Bank, Atlanta, as co-managers, and the lenders parties thereto.

    "Other Taxes" has the meaning specified in Section 2.11(b).

    "PBGC" means the Pension Benefit Guaranty Corporation.

    "Participant" has the meaning specified in Section 8.07(e).

    "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

        (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b);

        (b) Liens imposed by law, such as landlords', materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days;

        (c) pledges or deposits to secure non-delinquent obligations under worker's compensation, unemployment insurance and other social security legislation;

        (d) Liens arising in the ordinary course of business that do not secure the repayment of Debt in respect of borrowed money

            (i) to secure the performance of bids, trade contracts, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

            (ii) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (iii) consisting of restrictions (other than pledges or other security interests) on the transferability of Investments in favor of co-investors or the issuers of such Investments or imposed by law; and

            (iv) on trademarks, patents, copyrights and other intellectual property (whether individually or as part of a group) consisting of the license or similar disposition of such property made in the ordinary course of business;

        (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, sublicenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of AGCO or any of its Restricted Subsidiaries;

        (f) Liens resulting from progress payments or partial payments under United States government contracts or subcontracts;

        (g) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings diligently conducted and so long as execution is stayed on all judgments resulting from any such proceedings;

        (h) Liens imposed by or pursuant to ERISA; and

        (i) rights with respect to property reserved or vested in governmental authorities that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

    "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

    "Plan" means a Single Employer Plan or a Multiple Employer Plan that is subject to ERISA.

    "Pro Rata Share" of any amount means:

        (a) with respect to any Multi-Currency Lender at any time, an amount equal to

            (i) a fraction the numerator of which is the amount of such Lender's Multi-Currency Commitment at such time and the denominator of which is the Multi-Currency Facility at such time, multiplied by

            (ii) such amount, and

        (b) with respect to any Canadian Subsidiary Lender at any time, an amount equal to

            (i) a fraction the numerator of which is the amount of such Lender's Canadian Subsidiary Commitment at such time and the denominator of which is the Canadian Subsidiary Facility at such time, multiplied by

            (ii) such amount.

    "Rabobank" has the meaning specified in the introductory paragraph of this Agreement.

    "Receivables" means, with respect to any Person on any date of determination, all accounts owing to such Person that would appear as receivables on a balance sheet of such Person at such date prepared in accordance with GAAP, but excluding any receivables that, although sold to a third party as part of a securitization of receivables or otherwise, would continue to appear on a balance sheet of such Person.

    "Reference Banks" means Barclays Bank, National Westminster Bank, Bank of Tokyo and Citibank, N.A.

    "Register" has the meaning specified in Section 8.07(c).

    "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

    "Relevant Currency Time" means, for any Borrowing in any currency, the local time in the city where the Appropriate Agent's Account for such currency is located.

    "Renault Joint Venture" means the joint venture between the French Subsidiary and Renault Agriculture S.A. for, among other things, the manufacture of drive-line assemblies for higher horsepower tractors at the Beauvais facility of the French Subsidiary.

    "Required Lenders" means at any time, subject to Section 8.01(c), Lenders owed or holding (or, in the case of Bankers' Acceptances, that initially accepted) at least 51% of the sum of

        (a) the aggregate principal amount of the Advances (other than Advances by way of Bankers' Acceptances) outstanding at such time;

        (b) the aggregate face amount of Bankers' Acceptances outstanding at such time;

        (c) the aggregate Available Amount of all Letters of Credit outstanding at such time;

        (d) the aggregate Unused Multi-Currency Commitments at such time; and

        (e) the aggregate Unused Canadian Subsidiary Commitments at such time.

For purposes of this definition, the Available Amount of any Letter of Credit issued for the account of the Canadian Subsidiary shall be considered to be owed to the Canadian Subsidiary Lenders ratably in accordance with their respective Canadian Subsidiary Commitments, and the Available Amount of any Letter of Credit issued for the account of any Multi-Currency Borrower shall be considered to be owed to the Multi-Currency Lenders ratably in accordance with their respective Multi-Currency Commitments.

    "Reserves" means, with respect to any Person on any date of determination,
     --------
the aggregate amount of all reserves for bad debt (including both general loss provisions and specific known losses), dealer discounts and intercompany receivables that would appear as reserves with respect to Receivables on a balance sheet of such Person at such date prepared in accordance with GAAP and the policies and procedures of such Person with respect to the creation and maintenance of such reserves in effect on the date of this Agreement.

    "Responsible Employee" shall mean the Chairman, President, Chief Financial
     --------------------
Officer, Treasurer, General Counsel or any Associate or Assistant General Counsel, Assistant Treasurer or Vice President of AGCO or any Borrowing Subsidiary; any other employee of any Borrower responsible for monitoring compliance with this Agreement or any other Loan Document; and, with respect to matters relating to ERISA, any individual having general management responsibility with respect to such matters.

    "Restricted Subsidiaries" means, as of any date of determination, the
     -----------------------
Subsidiaries of AGCO as of such date whose accounts would be consolidated with AGCO in accordance with GAAP, other than Finance Subsidiaries.

    "Reuters' Screen CDOR Page" means the display designated as page CDOR on the
     -------------------------
Reuters' Monitor Money Service or such other page as may, from time to time, replace the Reuters' Screen CDOR Page on that service for the purpose of displaying bid quotations for Bankers' Acceptances issued by leading Canadian banks.

    "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill,
     ---
Inc., and its successors.

    "Securitization Debt" means any Debt, trust participations or any other
     -------------------
interests that the Administrative Agent determines are equivalent thereto, incurred or issued by any Person purchasing Receivables in a transaction permitted under Section 5.02(e)(v) and applicable to the purchase of such Receivables. Any reference to the principal amount of Securitization

Debt on any date refers to the principal amount of any Debt comprising the same or the equivalent of such principal amount, as determined by the Administrative Agent, with respect to any trust participations or other equivalent interests comprising the same, in each case as of such date. Any reference to the interest expense attributable to any Securitization Debt refers to any interest expense in respect of any Debt comprising the same or the equivalent of such interest expense, as determined by the Administrative Agent, with respect to any trust participations or other equivalent interests comprising the same, in each case for such period.

    "Senior Funded Debt/EBITDA Ratio" means, on any date of determination, the ratio of (a) the aggregate principal amount of Consolidated Senior Funded Debt and Securitization Debt outstanding on such date of determination to (b) Consolidated EBITDA for the most recent fiscal quarter of AGCO for which financial statements have been delivered to the Administrative Agent pursuant to
Section 5.03(b) and for the three complete fiscal quarters of AGCO immediately preceding such fiscal quarter.

    "Single Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to ERISA and

         (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates, or

         (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

    "Split Rating" has the meaning specified in the definition of Applicable Rating.

    "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

    "Subordinated Debt Indenture" means the Indenture dated as of March 20, 1996 between AGCO and SunTrust Bank, Atlanta, as trustee, as amended, modified and supplemented from time to time.

    "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of

        (a) the issued and outstanding Voting Stock of such Person,

        (b) the interest in the capital or profits of such partnership or joint venture or

        (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Unless otherwise specified in this Agreement, a reference to a Subsidiary shall mean a Subsidiary of AGCO.

    "Subsidiary Guarantor" has the meaning specified in Section 3.01(e)(vii).

    "Supermajority Lenders" means at any time, subject to Section 8.01(c), Lenders owed or holding at least 90% of the sum of

        (a) the aggregate principal amount of the Advances (other than Advances by way of Bankers' Acceptances) outstanding at such time;

        (b) the aggregate face amount of Bankers' Acceptances outstanding at such time;

        (c) the aggregate Available Amount of all Letters of Credit outstanding at such time;

        (d) the aggregate Unused Multi-Currency Commitments at such time; and

        (e) the aggregate Unused Canadian-Subsidiary Commitments at such time.

For purposes of this definition, the Available Amount of any Letter of Credit issued for the account of the Canadian Subsidiary shall be considered to be owed to the Canadian Subsidiary Lenders ratably in accordance with their respective Canadian Subsidiary Commitments, and the Available Amount of any Letter of Credit issued for the account of any Multi-Currency Borrower shall be considered to be owed to the Multi-Currency Lenders ratably in accordance with their respective Multi-Currency Commitments.

    "Taxes" has the meaning specified in Section 2.11(a).

    "Termination Date" means the earlier of January 14, 2002 and the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

    "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to the Borrower or any of its Restricted Subsidiaries to effect payment for such inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected Lien on such inventory.

    "Type" refers to the distinction among Advances bearing interest at the Base Rate and Advances bearing interest at the Eurocurrency Rate and Advances by way of Bankers' Acceptances.

    "United States dollars", "U.S. dollars" or "U.S. $" means lawful money of the United States of America.

    "Unused Canadian Subsidiary Commitment" means, with respect to any Canadian Subsidiary Lender at any date of determination,

        (a) such Lender's Canadian Subsidiary Commitment at such time, minus

        (b) the Multi-Currency Equivalent in U.S. dollars as of such date of

            (i) the aggregate principal amount of all Base Rate Advances and Eurocurrency Rate Advances made by such Lender and outstanding on such date, plus

            (ii) the aggregate face amount of all Bankers' Acceptances outstanding on such date, plus

            (iii) such Lender's Pro Rata Share of

                (A) the aggregate Available Amount of all Letters of Credit issued for the account of the Canadian Subsidiary and outstanding on such date, plus

                (B) the aggregate principal amount of all Letter of Credit
            Advances outstanding on such date in respect of Letters of Credit issued for the account of the Canadian Subsidiary.

    "Unused Multi-Currency Commitment" means, with respect to any Multi-Currency Lender at any date of determination,

        (a) such Lender's Multi-Currency Commitment at such time, minus

        (b) the Multi-Currency Equivalent in U.S. dollars as of such date of

            (i) the aggregate principal amount of all Multi-Currency Advances made by such Lender and outstanding on such date, plus

            (ii) such Lender's Pro Rata Share of

                (A) the aggregate Available Amount of all Letters of Credit issued for the account of any Multi-Currency Borrower and outstanding on such date, plus

                (B) the aggregate principal amount of all Letter of Credit
            Advances outstanding on such date in respect of Letters of Credit issued for the account of any Multi-Currency Borrower.

    "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

    "Wholly Owned" means, as applied to any Restricted Subsidiary, a Restricted Subsidiary all the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock of which are at the time owned by AGCO and/or by one or more Wholly Owned Restricted Subsidiaries.

    "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

         SECTION 1.03. Accounting Terms. (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with U.S. generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 5.03(c) shall mean the audited financial statements as at December 31, 1995 referred to in Section 4.01(f)). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 5.03 most recently prior to or concurrently with such calculations (or, prior to the delivery of the first financial statements under Section 5.03(c), used in the preparation of the audited financial statements as at December 31, 1995 referred to in Section 4.01(f)) unless (i) either (x) AGCO shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or
(y) the Required Lenders shall so object in writing within 180 days after delivery of such financial statements and (ii) AGCO and the Required Lenders have not agreed upon amendments to the financial covenants contained herein to reflect any change in such basis, in which event such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 5.03(c), shall mean the financial statements referred to in Section 4.01(f)) ("GAAP").

         (b) AGCO shall deliver to the Administrative Agent, at the same time as the delivery of any annual or quarterly financial statement under Section 5.03,
(i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above, and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

         SECTION 1.04. Currency Equivalents. For purposes of determining in any currency any amount outstanding in another currency, the Multi-Currency Equivalent of such currency on the date of any such determination shall be used. If any reference to any Advances or other amount herein would include amounts in U.S. dollars and in one or more Alternate Currencies or to an amount in U.S. dollars that in fact is in one or more Alternate Currencies, such reference (whether or not it expressly so provides) shall be deemed to refer, to the extent it includes an amount in any Alternate Currency, the Multi-Currency Equivalent in U.S. dollars of such amount at the time of determination.


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

         SECTION 2.01. The Advances. (a) Multi-Currency Advances. Each Multi-Currency Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Multi-Currency Advance") to the Multi-Currency Borrowers from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Multi-Currency Commitment on such Business Day. In no event shall the Multi-Currency Lenders be obligated to make any Multi-Currency Advance if, on the date of such Advance and after giving effect thereto,

          (i) the Multi-Currency Borrower Outstandings on such date would exceed the amount of the Multi-Currency Facility on such date, or

          (ii) the Borrower Outstandings on such date would exceed the Borrowing Base on such date.

Each Multi-Currency Borrowing shall be in U.S. dollars in, or the Multi-Currency Equivalent in the requested Alternate Currency of, an aggregate amount of U.S. $5,000,000 or an integral multiple of U.S. $1,000,000 in excess thereof and shall consist of Multi-Currency Advances made by such Lenders ratably according to their Multi-Currency Commitments. The Multi- Currency Equivalent in U.S. dollars of each Multi-Currency Advance shall be recalculated hereunder on each date on which it shall be necessary to determine the Unused Multi-Currency Commitment, or any or all Advance or Advances outstanding on such date. Within the limits of each Multi-Currency Lender's Unused Multi-Currency Commitment in effect from time to time, the Multi-Currency Borrowers may borrow under this
Section 2.01(a), prepay pursuant to Section 2.05(a) and reborrow under this
Section 2.01(a).

         (b) Canadian Subsidiary Advances. Each Canadian Subsidiary Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Canadian Subsidiary Advance") to the Canadian Subsidiary from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Canadian Subsidiary Commitment on such Business Day. In no event shall the Canadian Subsidiary Lenders be obligated to make any Canadian Subsidiary Advance if, on the date of such Advance and after giving effect thereto,

          (i) the Canadian Subsidiary Outstandings on such date would exceed the amount of the Canadian Subsidiary Facility on such date, or

          (ii) the Borrower Outstandings on such date would exceed the Borrowing Base on such Date.

Each Canadian Subsidiary Borrowing shall be by way of (x) Base Rate Advances or Eurocurrency Rate Advances in the Multi-Currency Equivalent in Canadian Dollars of an aggregate amount of U.S. $5,000,000 or an integral multiple of U.S. $1,000,000 in excess thereof or (y) the acceptance and purchase of Bankers' Acceptances, pursuant to Section 2.16, in a minimum aggregate face amount of Cdn. $5,000,000 or an integral multiple of Cdn. $1,000,000 in excess thereof, and shall consist of Canadian Subsidiary Advances made by such Lenders ratably according to their Canadian Subsidiary Commitments. The Multi-Currency Equivalent in U.S. dollars of each Canadian Subsidiary Advance shall be recalculated hereunder on each date on which it shall be necessary to determine the Unused Canadian Subsidiary Commitment, or any or all Advance or Advances outstanding on such date. Within the limits of each Canadian Subsidiary Lender's Unused Canadian Subsidiary Commitment in effect from time to time, the Borrowers may borrow under this
Section 2.01(b), prepay pursuant to Section 2.05(a) and reborrow under this
Section 2.01(b).

         (c) Borrower Liability. AGCO shall be jointly and severally liable for all Borrowings and other liabilities hereunder or under any other Loan Document by or of itself or any Borrowing Subsidiary. No Borrowing Subsidiary shall have any liability for any Borrowing or other liabilities hereunder or under any other Loan Document by or of AGCO or (except as may otherwise be provided in such Borrowing Subsidiary's Guaranty) any other Borrowing Subsidiary.

         SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.13, each Borrowing shall be made on notice, given not later than

         (w) 11:00 A.M. (New York Time) on the third Business Day prior to the date of a proposed Borrowing, in the case of a Borrowing consisting of Eurocurrency Rate Advances,

         (x) 10:00 A.M. (New York City time) on the day of a proposed Borrowing, in the case of a Borrowing consisting of Base Rate Advances if the aggregate principal amount thereof is less than $100,000,000,

         (y) 10:00 A.M. (New York City time) on the Business Day prior to the date of a proposed Borrowing, in the case of a Borrowing consisting of Base Rate Advances if the aggregate principal amount thereof is $100,000,000 or more, or

         (z) 10:00 A.M. (Toronto time) two Business Days prior to the date of a proposed Borrowing, in the case of a Borrowing consisting of Bankers' Acceptances by or on behalf of the Borrower requesting such Advance to the Administrative Agent (in the case of a Multi-Currency Borrowing) or the Canadian Administrative Agent (in the case of a Canadian Subsidiary Borrowing), which shall give to each Appropriate Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telex, telecopier or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto (in the case of a Borrowing by a Multi-Currency Borrower) or Exhibit B-2 hereto (in the case of a Borrowing by the Canadian Subsidiary), specifying therein the

          (i) requested date of such Borrowing (which shall be a Business Day);

          (ii) requested Type of Advances comprising such Borrowing, which

               (A) may be a Base Rate Advance or a Eurocurrency Advance if such Advance is denominated in U.S. dollars or Canadian Dollars,

               (B) may be by way of Bankers' Acceptances if such Advance is denominated in Canadian Dollars, and

               (C) shall be a Eurocurrency Rate Advance if such Advance is a Multi-Currency Advance and the requested currency for such Borrowing is other than Canadian dollars or U.S. dollars;

          (iii) requested aggregate principal amount or face amount of such Borrowing, as the case may be;

          (iv) requested currency in which such Borrowing is to be made; provided that

               (A) such currency shall be (1) Canadian dollars, if the Person requesting such Borrowing is the Canadian Subsidiary; (2) British pounds, U.S. dollars or European Union euros, if the Person requesting such Borrowing is English Subsidiary One or English Subsidiary Two;
          (3) British pounds, U.S. dollars, Dutch guilders or European Union euros, if the person requesting such Borrowing is English Subsidiary Three; (4) Dutch guilders or European Union euros, if the Person requesting such Borrowing is the Netherlands Subsidiary; (5) French francs, U.S. dollars or European Union euros, if the Person requesting such Borrowing is the French Subsidiary; and (6) German deutschemarks, U.S. dollars or European Union euros, if the Person requesting such Borrowing is the German Subsidiary,

               (B) such currency shall not be Canadian dollars, if the Borrower is AGCO and

               (C) no Borrower shall make a request for a Borrowing in an Alternate Currency described in clause (b) of the definition thereof unless it shall have previously obtained the consent of each Multi-Currency Lender to Borrowings in such currency;

          (v) in the case of a Borrowing consisting of Eurocurrency Rate Advances, requested initial Interest Period for each such Advance and in the case of a Borrowing consisting of Bankers' Acceptances, the Contract Period for each such Advance; and

          (vi) Borrower's Account of such Borrower for such Borrowing (which shall be with an institution located in the same country as the Appropriate Agent's Account for the requested currency of such Borrowing).

Each Borrowing by the Canadian Subsidiary shall be a Borrowing under the Canadian Subsidiary Facility, and each other Borrowing shall be a Borrowing under the Multi-Currency Facility. In the case of a proposed Borrowing comprised of Eurocurrency Rate Advances, the Appropriate Agent shall promptly (and in any case no later than 11:00 A.M. (New York Time) on the second Business Day before any Eurocurrency Rate Advance or 1:00 P.M. (New York City time) on the day of any Base Rate Advance) notify each Appropriate Lender of the applicable interest rate under Section 2.06(a). Each Appropriate Lender shall, before 11:00 A.M. (Relevant Currency Time) on the date of any Borrowing consisting of Eurocurrency Rate Advances, or 3:00 P.M. (New York City time) on the date of any Borrowing consisting of Base Rate Advances, make available for the account of its Applicable Lending Office to the Appropriate Agent at the Appropriate Agent's Account for Borrowings in the applicable currency, in same-day funds, such Lender's Pro Rata Share of such Borrowing in accordance with the respective Commitments of such Appropriate Lender and the other Appropriate Lenders. Each Appropriate Lender shall, before 1:00 P.M. (Toronto time) on the date of any Borrowing consisting of Bankers' Acceptances, make available to the Borrower by way of the acceptance of Bankers' Acceptances at the branch of the Appropriate Lender to which notices may be sent under Section 8.02 such Lender's Pro Rata Share of such Borrowing in accordance with the respective Commitments of such Appropriate Lender and the other Appropriate Lenders. After the Appropriate Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Appropriate Agent will make such funds available to the requesting Borrower by delivering such funds to the relevant Borrower's Account in the applicable currency; provided that, in the case of any Borrowing, the Appropriate Agent shall first make a portion of such funds, equal to the aggregate principal amount of any Letter of Credit Advances to such Borrower made by the Appropriate Issuing Bank and outstanding on the date of such Borrowing, available for repayment of such Letter of Credit Advances. Receipt of such funds in a Borrower's Account shall be deemed to have occurred when the Appropriate Agent notifies AGCO, by telephone or otherwise, of the Federal Reserve Bank reference number or CHIPS identification number with respect to the delivery of such funds.

         (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower delivering such Notice. Each Borrower (other than AGCO) (i) irrevocably and unconditionally designates, as its agent for purposes of delivering any Notice of Borrowing on behalf of such Borrower, AGCO and any officer or employee of AGCO, and (ii) acknowledges that (A) any such Notice at any time delivered by AGCO or any such officer or employee shall be binding on such Borrower and (B) neither Agent nor any Lender shall have any duty to determine whether the delivery of any such Notice by AGCO or any such officer or director was duly authorized by such Borrower in any specific instance. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Advances or Bankers' Acceptances, the Borrower requesting such Borrowing shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Article III, including without limitation any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

         (c) Unless the Appropriate Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Appropriate Agent such Lender's ratable portion of such Borrowing, the Appropriate Agent may assume that such Lender has made such portion available to the Appropriate Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Appropriate Agent may, in reliance upon such assumption, make available to the requesting Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Appropriate Agent and the Appropriate Agent makes available to the requesting Borrower on such date a corresponding amount, such Lender and each Borrower severally agree to repay or pay to the Appropriate Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid or paid to the Appropriate Agent, at

         (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 to Advances comprising such Borrowing, and

         (ii) in the case of such Lender, the Federal Funds Rate if such payment is made to the Administrative Agent or the Base Rate (with respect to Canadian Subsidiary Borrowings) if such payment is made to the Canadian Administrative Agent.

If such Lender shall pay to the Appropriate Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

         (d) No Multi-Currency Borrower shall request a Borrowing if, after giving effect thereto, there would be more than 12 Borrowings outstanding under the Multi-Currency Facility and the Canadian Subsidiary shall not request a Borrowing if, after giving effect thereto, there would be more than 12 Borrowings outstanding under the Canadian Subsidiary Facility.

         (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

         SECTION 2.03. Repayment. (a) Canadian Subsidiary Advances and Multi-Currency Advances. The Canadian Subsidiary shall repay to the Canadian Administrative Agent for the ratable account of the Canadian Subsidiary Lenders the aggregate outstanding principal amount or face amount, as the case may be, of its Borrowings consisting of Canadian Subsidiary Advances on the Termination Date and each Multi-Currency Borrower shall repay to the Administrative Agent for the ratable account of the Multi-Currency Lenders the aggregate outstanding principal amount of its Borrowings consisting of Multi-Currency Advances on the Termination Date.

         (b) Letter of Credit Advances. Each Borrower shall, on demand, repay to the Appropriate Agent for the account of the Appropriate Lenders the outstanding principal amount of each Letter of Credit Advance made by them to such Borrower.

         SECTION 2.04. Reduction of the Commitments. (a) Optional. AGCO may, upon at least three Business Days' notice to the Administrative Agent (and, with respect to a reduction of the Letter of Credit Commitment and the Unused Canadian Subsidiary Commitments, the Canadian Administrative Agent), terminate in whole or reduce in part the unused portions of the Letter of Credit Commitments of the Issuing Banks, the Unused Canadian Subsidiary Commitments or the Unused Multi-Currency Commitments; provided that each partial reduction

          (i) shall be in an aggregate amount of U.S. $10,000,000 or an integral multiple of U.S. $5,000,000 in excess thereof;

          (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to the applicable Facility; and

          (iii) shall be permanent and irrevocable.

Any reduction of the Letter of Credit Commitments shall apply to the Letter of Credit Commitments of both Issuing Banks and shall reduce each such Letter of Credit Commitment by the full amount of such reduction.

          (b) Mandatory.

          (i) On the date of receipt by AGCO or any of its Restricted Subsidiaries of the Net Cash Proceeds from the sale, lease, transfer or other disposition of any assets of AGCO or any of its Restricted Subsidiaries, other than

               (o) Receivables discounted in transactions permitted under
          Section 5.02(e)(x),

               (p) the sale by AGCO and its Subsidiaries of an interest in the business of AGCO Argentina S.A., to the extent permitted under Section 5.02(e)(ix),

               (q) the sale of the Caravan division of Xavier Fendt GmbH & Company,

               (r) the sale by AGCO of its existing and former headquarters buildings and related land, to the extent permitted under Section 5.02(e)(viii),

               (s) dispositions to joint ventures permitted under Section 5.02(f)(vi),

               (t) sales of assets in the ordinary course of business,

               (u) dispositions the Net Cash Proceeds of which do not exceed U.S. $2,000,000 for any one disposition or series of related dispositions,

               (v) any dispositions to the extent that the aggregate amount of Net Cash Proceeds therefrom after such date do not exceed the greater of (A) U.S. $20,000,000 or (B) the aggregate Net Cash Proceeds received by AGCO and its Restricted Subsidiaries during 1999 from the sale of (1) the Haedo, Argentina plant, (2) the small-truck business located in Haedo, Argentina, (3) the interest of

          AGCO and its Restricted Subsidiaries in Morotes de San Luis S.A. and
          (4) the industrial-machinery division of AGCO do Brazil S.A.,

               (w) dispositions by a Restricted Subsidiary to another Restricted Subsidiary or AGCO and dispositions by AGCO to a Restricted Subsidiary,

               (x) the disposition of AGCO's real property located in Topeka, Kansas or of the former headquarters building in Stoneleigh, England,

               (y) the disposition of any capital stock of Agricredit Acceptance Corporation and

               (z) bulk sales of Receivables permitted under Section 5.02(e)(v),

    the aggregate amount of the Multi-Currency Facility and the Canadian Subsidiary Facility shall be permanently reduced by the amount of 50% of such Net Cash Proceeds, with each such facility being reduced by a portion of such Net Cash Proceeds equal to the amount thereof multiplied by a fraction, the numerator of which is the amount of such facility at the time of such reduction and the denominator of which is the aggregate amount of both such facilities. Upon such reduction, (A) each Multi- Currency Lender's Multi-Currency Commitment shall be reduced ratably in accordance with the proportion that such Commitment bore to the Multi-Currency Facility immediately before giving effect to such reduction, and (B) each Canadian Subsidiary Lender's Canadian Subsidiary Commitment shall be reduced ratably in accordance with the proportion that such Commitment bore to the Canadian Subsidiary Facility immediately before giving effect to such reduction.

         (ii) The aggregate amount of the Multi-Currency Facility and the Canadian Subsidiary Facility shall be permanently reduced by the amount of any Excess Proceeds (or of what would be such Excess Proceeds but for their application pursuant to Section 2.05(b)(iv)) in existence on any date, with each such Facility being reduced by a portion of such Excess Proceeds equal to the amount thereof multiplied by a fraction, the numerator of which is the amount of such Facility at the time of such reduction and the denominator of which is the aggregate amount of both such Facilities. Upon such reduction, (A) each Multi-Currency Lender's Multi-Currency Commitment shall be reduced ratably in accordance with the proportion that such Commitment bore to the Multi-Currency Facility immediately before giving effect to such reduction, and (B) each Canadian Subsidiary Lender's Canadian Subsidiary Commitment shall be reduced ratably in accordance with the proportion that such Commitment bore to the Canadian Subsidiary Facility immediately before giving effect to such reduction.

         (iii) The aggregate amount of the Multi-Currency Facility and the Canadian Subsidiary Facility shall be permanently reduced by:

               (A) the maximum gross proceeds that could be received by AGCO and its Subsidiaries) from purchasers that are parties to any securitization facility permitted under Section 5.02(e)(v), assuming that such purchasers purchased the maximum face amount of Receivables that may be outstanding on any date and that they are committed to purchase under such securitization facility (whether or not such commitments are subject to contingencies), minus

               (B) any amounts payable by AGCO and its Subsidiaries to such purchasers at the time of AGCO's and its Subsidiaries' receipt of such proceeds,

    with each of the Multi-Currency Facility and the Canadian Subsidiary Facility being reduced by a portion of such amount equal to the amount thereof multiplied by a fraction, the numerator of which is the amount of such Facility at the time of such reduction and the denominator of which is the aggregate amount of both such Facilities. Upon such reduction, (A) each Multi-Currency Lender's Multi-Currency Commitment shall be reduced ratably in accordance with the proportion that such Commitment bore to the Multi-Currency Facility immediately before giving effect to such reduction, and (B) each Canadian Subsidiary Lender's Canadian Subsidiary Commitment shall be reduced ratably in accordance with the proportion that such Commitment bore to the Canadian Subsidiary Facility immediately before giving effect to such reduction.

         (c) Letters of Credit. If on any date the aggregate amount of the Multi- Currency Facility is less than U.S. $75,000,000 (or, if the Letter of Credit Facility on such date is in a lesser amount, such lesser amount), the amount of the Letter of Credit Facility and each Issuing Bank's Letter of Credit Commitment automatically shall be reduced to such aggregate amount, except that on no date shall the amount of the Letter of Credit Facility be reduced below the then-outstanding Available Amount of all Letters of Credit and the aggregate principal amount of all Letter of Credit Advances.

         SECTION 2.05. Prepayments and Deposits. (a) Optional. A Borrower may, upon at least two Business Days' notice to the Administrative Agent stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, except as provided in the next-following sentence, prepay the outstanding aggregate principal amount of the Advances, other than Bankers' Acceptances, comprising part of the same Borrowing made by it, in whole or ratably in part; provided that each partial prepayment shall be in an aggregate principal amount of U.S. $5,000,000 or an integral multiple of U.S. $1,000,000 (or the Multi-Currency Equivalent) in excess thereof. A Borrower shall not be required to prepay any amount as to which it shall have given a notice of prepayment; provided that, if a Borrower shall have failed to prepay an Advance as to which it shall have given a notice of prepayment, then, if such Advance is a Eurocurrency Rate Advance, such Advance shall accrue interest from the prepayment date specified in such notice of prepayment for the next following three Business Days at 2% per annum in excess of the rate per annum at which interest would accrue on a Eurocurrency Rate Advance with an Interest Period of one month, beginning on such prepayment date, and from such third Business Day shall have such Interest Period as such Borrower may specify in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 or, if it shall failed so to have specified an Interest Period, as provided in Section 2.08(c).

          (b) Mandatory.

          (i) (A) On any date on which the Multi-Currency Facility shall be reduced pursuant to Section 2.04(b), if the Multi-Currency Borrower Outstandings on such date shall exceed the amount of the Multi-Currency Facility after giving effect to such reduction, the Multi-Currency Borrowers shall prepay Multi-Currency Advances or Letter of Credit Advances by the Multi-Currency Lenders in the aggregate principal amount equal to such excess. Each such prepayment by a Multi-Currency Borrower shall be applied ratably to such Multi-Currency Advances forming part of the same Borrowing by such Borrower, or to such Letter of Credit Advances pursuant to draws on the same Letter of Credit issued for the account of such Multi-Currency Borrower, as AGCO shall designate at the time of such prepayment.

              (B) On any date on which the Canadian Subsidiary Facility shall be reduced pursuant to Section 2.04(b), if the Canadian Subsidiary Outstandings on such date shall exceed the amount of the Canadian Subsidiary Facility after giving effect to such reduction, the Canadian Subsidiary shall prepay Canadian Subsidiary Advances or Letter of Credit Advances by the Canadian Subsidiary Lenders in the aggregate principal amount equal to such excess. Each such prepayment by the Canadian Subsidiary shall be applied ratably to such Canadian Subsidiary Advances forming part of the same Borrowing by the Canadian Subsidiary, or to such Letter of Credit Advances pursuant to draws on the same Letter of Credit issued for the account of the Canadian Subsidiary, as the Canadian Subsidiary shall designate at the time of such prepayment.

          (ii)(A) If, on the last day of any Interest Period for any Eurocurrency Rate Advance to a Multi-Currency Borrower and on any date on which a Base Rate Advance to a Multi-Currency Borrower is outstanding, if the Multi- Currency Borrower Outstandings on such date shall exceed 105% of the amount of the Multi-Currency Facility on such date, such Multi-Currency Borrower shall prepay the lesser of

                           (1) the aggregate principal amount of such
                  Eurocurrency Advance as to which such last date shall have occurred or of such Base Rate Advance, and

                           (2) such portion of such principal amount as shall be
                  the Multi-Currency Equivalent in the currency of such Advances of such excess.

                  (B) On the last day of any Interest Period for any Eurocurrency Rate Advance to the Canadian Subsidiary and on the last day of any Contract Period with respect to any outstanding Bankers' Acceptances and on any date on which a Base Rate Advance to the Canadian Subsidiary is outstanding, if the Canadian Subsidiary Outstandings on such date shall exceed 105% of the amount of the Canadian Subsidiary Facility on such date, the Canadian Subsidiary shall prepay the lesser of

                           (1) the aggregate principal amount of such
                  Eurocurrency Rate Advance to it as to which such last day shall have occurred or the aggregate face amount of such Bankers' Acceptance as to which such last day shall have occurred or the aggregate principal amount of such Base Rate Advance, and

                           (2) such portion of such principal amount or face
                  amount, as the case may be, as shall be the Multi-Currency Equivalent in the currency of such Advances of such excess.

         (iii) (A) With respect to any determination of the Borrowing Base in respect of a certificate delivered pursuant to Section 5.03(n)(i), the Borrowers shall, on the 30th day after the end of the fiscal quarter in respect of which such certificate was delivered (or, if such day is not a Business Day, the next- following Business Day) prepay an aggregate principal amount of the Advances equal to the amount, if any by which the Borrower Outstandings on such day shall exceed the Borrowing Base as determined pursuant to such certificate.

               (B) With respect to any determination of the Borrowing Base in respect of a certificate delivered pursuant to Section 5.03(n)(ii), the Borrowers shall, on the Business Day next following the day on which such certificate shall be delivered, prepay an aggregate principal amount of the Advances equal to the amount, if any by which the Borrower Outstandings on such day shall exceed the Borrowing Base as determined pursuant to such certificate.

                  (C) The Borrowers shall, on any Business Day on which Excess Proceeds exist (or would exist if not applied to the prepayment provided herein), prepay an aggregate principal amount of the Advances equal to such Excess Proceeds.

    Each such prepayment shall be applied ratably to such Advances forming part of the same Borrowings or such Letter of Credit Advances pursuant to draws on the same Letters of Credit as AGCO shall designate at the time of such prepayment.

         (iv) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing under the Multi-Currency Facility shall be reduced, by payment or prepayment, to less than U.S. $5,000,000, the Borrower owing such Borrowing shall prepay such Advances in full.

         (v) The Borrowers shall make such prepayments of Multi-Currency Advances as are required by Sections 2.09(c)(ii), (d)(ii), (e)(ii) and
    (f)(ii).

         (vi) AGCO shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which
    (A) the Multi- Currency Equivalent in U.S. dollars of (1) the aggregate principal amount of all Letter of Credit Advances, plus (2) the aggregate Available Amount of all Letters of Credit then outstanding, exceeds (B) the Letter of Credit Facility on such Business Day.

         (c) Interest on Principal Amounts Prepaid. All prepayments under this
    Section 2.05 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          SECTION 2.06. Interest. (a) Ordinary Interest. Each Borrower shall pay interest on the unpaid principal amount of each Base Rate Advance and Eurocurrency Rate Advance to it owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

         (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears (A) quarterly on the last day of each March, June, September, and December during such periods, (B) on the date on which such Base Rate Advance shall be paid in full and (C) on the Termination Date.

          (ii) Eurocurrency Rate Advances. During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of

               (x) the Eurocurrency Rate for such Interest Period for such Advance, and

               (y) the Applicable Margin in effect from time to time,

    payable in arrears on (A) the last day of such Interest Period, (B) if such Interest Period has a duration of more than three months, also on each day that occurs during such Interest Period every three months from the first day of such Interest Period, (C) on which such Advance shall be paid in full and (D) on the Termination Date.

         (b) Default Interest. Upon the occurrence and during the continuance of a Default under Section 6.01(a), and at the election of the Required Lenders upon the occurrence and during the continuance of any other Default, each Borrower shall pay interest on the unpaid principal amount or face amount, as the case may be, of each Advance owing to each Lender or the amount of any interest, fee or other amount payable hereunder, which in any case is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to

         (i) in the case of any Base Rate Advance, 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to Section 2.06(a)(i) above;

         (ii) in the case of any Eurocurrency Rate Advance denominated in U.S. dollars, (A) until the end of the then-current Interest Period, 2% per annum above the interest rate that would otherwise be applicable pursuant to subsection (a)(ii) above, and (B) thereafter, 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to Section 2.06(a)(i) above;

         (iii) in the case of any Eurocurrency Rate Advance denominated in an Alternate Currency, a rate per annum computed each day and equal to 2% per annum above the rate per annum at which interest would accrue on a Eurocurrency Rate Advance with an Interest Period of one month beginning on such day; and

         (iv) in the case of any outstanding Bankers' Acceptances, 2% per annum above the Base Rate applicable to Canadian Subsidiary Borrowings.

          SECTION 2.07. FEES. (A) COMMITMENT FEE. AGCO shall pay to the Administrative Agent for the account of the Multi-Currency Lenders and to the Canadian Administrative Agent for the account of the Canadian Subsidiary Lenders a commitment fee computed each day, beginning on the effective date of this Second Amended and Restated Credit Agreement, on each Multi-Currency Lender's Unused Multi-Currency Commitment and each Canadian Subsidiary Lender's Unused Canadian Subsidiary Commitment, from the date hereof until the Termination Date,

          (i) until AGCO shall have delivered to the Administrative Agent pursuant to Section 5.03(b) financial statements for its fiscal quarter ending March 31, 1999, 0.25% per annum, and

          (b) thereafter at the percentage rate per annum determined by reference to the Senior Funded Debt/EBITDA Ratio in effect at such date of determination, as set forth below in the matrix below:


===============================================================================
SENIOR FUNDED DEBT/      <2.0       >=2.0 but <3.0     >=3.0 but <4.0     >=4.0
EBITDA RATIO
-------------------------------------------------------------------------------
PERCENTAGE RATE         0.150%          0.250%              0.300%       0.350%
===============================================================================

         (b) AGENTS' FEE. AGCO shall pay to the Agents for their respective accounts the fees separately agreed between AGCO and each Agent.

         (c) PAYMENT OF FEES. The fees and commission described in this Section
2.07 and in Section 2.13(e)(i) and (ii) shall be payable in arrears quarterly on the last Business Day of each March, June, September and December, and on the Termination Date.

         SECTION 2.08.  CONVERSION AND DESIGNATION OF INTEREST PERIODS.

         (a) On any Business Day, upon notice given to the Appropriate Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.09,

         (x) AGCO may Convert all or any portion of the Multi-Currency Advances (but not Letter of Credit Advances) in U.S. dollars of one Type comprising the same Borrowing into Advances of another Type (other than Advances by way of Bankers' Acceptances), and

          (y) the Canadian Subsidiary may Convert all or any portion of the Canadian Subsidiary Advances or Multi-Currency Advances (but not Letter of Credit Advances) of one Type comprising the same Borrowing into Advances of another Type;

provided that

          (i) any Conversion of Eurocurrency Rate Advances into Base Rate Advances or into Advances by way of Bankers' Acceptances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances; any Conversion of Base Rate Advances into Eurocurrency Rate Advances or into Advances by way of Bankers' Acceptances shall be in an amount not less than the relevant minimum amount specified in Section 2.01; any Conversion of Advances by way of Bankers' Acceptances into Base Rate Advances or Eurocurrency Rate Advances shall be made only on the last day of the relevant Contract Period; if less than all Advances by way of Bankers' Acceptances or all Eurocurrency Rate Advances are Converted, after such Conversion, not less than the relevant minimum amount specified in Section
     2.01 shall continue as Advances by way of Bankers' Acceptances or Eurocurrency Rate Advances, as the case may be;

          (ii) if less than all Advances comprising part of the same Borrowing are Converted, the portion of the Advances Converted must at least equal the minimum aggregate principal amount of a Borrowing permitted under
     Section 2.01 and all Lenders' Advances comprising the Borrowing to be Converted in part shall be Converted ratably in accordance with their applicable Pro Rata Shares;

          (iii) each Conversion of less than all Advances comprising part of the same Borrowing shall be deemed to be an additional Borrowing for purposes of Section 2.02(d), and no such Conversion of any Advances may result in there being outstanding more separate Borrowings than permitted under
     Section 2.02(d); and

          (iv) no Advances may be Converted into Eurocurrency Rate Advances or into Advances by way of Bankers' Acceptances while a Default has occurred and is continuing.

Each such notice of Conversion shall, within the restrictions specified above, specify (w) the date of such Conversion, (x) the Advances to be Converted (y) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for such Advances and (z) if such Conversion is into Advances by way of Bankers' Acceptances, the duration of the Contract Period for such Advances. Each notice of Conversion shall be irrevocable and binding on AGCO.

          (b) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances denominated in U.S. dollars shall be reduced, by payment or prepayment or otherwise, to less than U.S. $5,000,000, such Advances shall automatically Convert into Base Rate Advances; if the aggregate face amount of outstanding Bankers' Acceptances shall be reduced, by payment or prepayment or otherwise, to less than Cdn. $5,000,000, the Advances by way of such Bankers' Acceptances shall automatically convert, on the last day of the relevant Contract Period, into Base Rate Advances.

          (c) If a Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Appropriate Agent will forthwith so notify such Borrower and the Appropriate Lenders, whereupon each such Eurocurrency Rate Advance will automatically, on the last day of the then-existing Interest Period therefor,

          (i) if it is an Advance denominated in U.S. dollars or Canadian Dollars, Convert into a Base Rate Advance, and

          (ii) if it is an Advance denominated in an Alternate Currency (other than Canadian Dollars), be deemed to have an Interest Period of one month.

          (d) If the Canadian Subsidiary shall fail to select the duration of any Contract Period for any Advances by way of Bankers' Acceptances in accordance with the provisions contained in the definition of "Contract Period" in Section 1.01, the Canadian Administrative Agent will forthwith so notify the Canadian Subsidiary and the Appropriate Lenders, whereupon each such Advance by way of Banker's Acceptances will automatically, on the last day of the then-existing Contract Period therefor, Convert into a Base Rate Advance.

          SECTION 2.09. Increased Costs, Etc. (a) If, due to either

          (i) the introduction of or any change in or in the interpretation of any law or regulation or

          (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law)

made, or effective, after the date hereof, there shall be any increase in the cost to any Lender or either Issuing Bank of agreeing to make or of making, funding or maintaining Eurocurrency Rate Advances or of agreeing to accept Bankers' Acceptances or of agreeing to issue or of issuing, maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances, in any case to or for the account of any Borrower, then such Borrower shall from time to time, upon demand by such Lender or Issuing Bank (with a copy of such demand to the Administrative Agent and, if such Lender is a Canadian Subsidiary Lender or such Issuing Bank is the Canadian Issuing Bank, the Canadian Administrative Agent), pay to the Administrative Agent, if such Lender is a Multi-Currency Lender, and otherwise to the Canadian Administrative Agent for the account of such Lender or such Issuing Bank additional amounts sufficient to compensate such Lender or such Issuing Bank for such increased cost. A certificate as to the amount of such increased cost and stating that such Lender's or Issuing Bank's request for payment is consistent with such Lender's or Issuing Bank's internal policies, submitted to such Borrower by such Lender or such Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If any Lender or either Issuing Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law), which in any such case is adopted, issued, made or effective after the date hereof, affects or would affect the amount of capital required or expected to be maintained by such Lender or such Issuing Bank or any corporation controlling such Lender or such Issuing Bank and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or participate in Letters of Credit or, in the case of an Issuing Bank, to issue Letters of Credit, hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), in any case to or for the account of any Borrower, then, upon demand by such Lender or such Issuing Bank (with a copy of such demand to the Administrative Agent and, if such Lender is a Canadian Subsidiary Lender or such Issuing Bank is the Canadian Issuing Bank, the Canadian Administrative Agent), such Borrower shall pay to the Administrative Agent, if such Lender is a Multi-Currency Lender or such Issuing Bank is the Multi-Currency Issuing Bank, and otherwise to the Canadian Administrative Agent for the account of such Lender or such Issuing Bank, from time to time as specified by such Lender or such Issuing Bank, additional amounts sufficient to compensate such Lender or such Issuing Bank in the light of such circumstances, to the extent that such Lender or such Issuing Bank reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend or such Issuing Bank's commitment to issue or maintain of any Letters of Credit. A certificate as to such amounts and stating that such Lender's or such Issuing Bank's request for payment is consistent with such Lender's or such Issuing Bank's internal policies, submitted to such Borrower by such Lender or such Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error.

         (c) If, with respect to any Eurocurrency Rate Advances in U.S. dollars or any Alternate Currency, Appropriate Lenders owed more than 50% of the then-outstanding aggregate unpaid principal amount thereof notify the Administrative Agent, in the case of Multi-Currency Advances and otherwise the Canadian Administrative Agent that the Eurocurrency Rate for any Interest Period for such Advances in U.S. dollars or any Alternate Currency will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurocurrency Rate Advances for such Interest Period, the Administrative Agent or Canadian Administrative Agent, as applicable, shall forthwith so notify the affected Borrower and the Appropriate Lenders, whereupon

         (i) if U.S. dollars are the affected currency, each such Eurocurrency Rate Advance denominated in U.S. dollars will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance;

         (ii) if an Alternate Currency is the affected currency, the affected Borrower shall, on the last day of the then-existing Interest Period, prepay in full such Eurocurrency Advances in the affected currency; and

         (iii) the obligation of the Appropriate Lenders to make such Eurocurrency Rate Advances in the affected currency shall be suspended,

until the Administrative Agent or Canadian Administrative Agent, as applicable, shall notify the affected Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

         (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in U.S. dollars or any Alternate Currency or to continue to fund or maintain such Eurocurrency Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, if such Lender is a Multi-Currency Lender, and otherwise through the Canadian Administrative Agent,

         (i) the obligation of the Appropriate Lenders to make Eurocurrency Advances in the affected currency shall be suspended,

         (ii) the affected Borrower shall, on the earlier of the last day of the then-existing Interest Period and such date as may be required by law, prepay in full all Multi-Currency Advances in any such Alternate Currency other than Canadian Dollars and

         (iii) each Eurocurrency Rate Advance denominated in U.S. dollars or Canadian Dollars will automatically, upon such demand, Convert into a Base Rate Advance, until the Administrative Agent or the Canadian Administrative Agent, as applicable, shall notify the affected Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist.

         (e) During the continuance of any Event of Default, and upon the election of the Required Lenders and during the continuance of any Default,

         (i) each Eurocurrency Rate Advance denominated in U.S. dollars or Canadian Dollars will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance and each outstanding Bankers' Acceptance will automatically, on the last day of the then-existing Contract Period therefor, Convert into a Base Rate Advance;

         (ii) the Borrowers will, on the last day of the then-existing Interest Period therefor, prepay each Eurocurrency Rate Advance in an Alternate Currency other than Canadian Dollars; and

         (iii) the obligation of the Lenders to make Eurocurrency Rate Advances and accept Bankers' Acceptances shall be suspended.

         (f) If on any date either S&P or Moody's shall cease to rate the senior, unsecured, long-term debt of AGCO, unless the Supermajority Lenders consent otherwise,

         (i) each Eurocurrency Rate Advance denominated in U.S. dollars or Canadian Dollars will automatically, on the seventh Business Day after such date, Convert into a Base Rate Advance and each outstanding Bankers' Acceptance will automatically, on the later of the seventh Business Day after such date and the last day of the then-existing Contract Period therefor, Convert into a Base Rate Advance;

         (ii) the Borrowers will, on the seventh Business Day after such date, prepay each Eurocurrency Rate Advance in an Alternate Currency other than Canadian Dollars; and

         (iii) the obligation of the Lenders to make Eurocurrency Rate Advances and accept Bankers' Acceptances shall be suspended until such time as S&P and Moody's both shall again rate such debt.

         (g) Each Lender shall notify AGCO of any event occurring after the date of this Agreement entitling such Lender to compensation under subsection (a) or
(b) of this Section 2.09 within 180 days, after such Lender obtains actual knowledge thereof; provided that

         (i) if any Lender fails to give such notice within 180 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to such subsection (a) or (b) in respect of any costs resulting from such event, only be entitled to payment under such subsection (a) or (b) for costs incurred from and after the date 180 days prior to the date that such Lender gives such notice, and

         (ii) each Lender will designate a different Applicable Lending Office for the Advances of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender or contrary to its policies.

         SECTION 2.10. Payments and Computations. (a) Each Borrower shall make each payment hereunder and under the Notes free and clear of any setoff or counterclaim not later than 11:00 A.M. (Relevant Currency Time) on the day when due, in the case of principal or interest on and other amounts relating to any Borrowing in the currency in which such Borrowing was denominated and in any other case in U.S. dollars, to the Appropriate Agent in same-day funds by deposit of such funds to the Appropriate Agent's Account for payments in the applicable currency. The Appropriate Agent will promptly thereafter (and in any event, if received from a Borrower by the time specified in the preceding two sentences, on the day of receipt) cause like funds to be distributed

         (i) if such payment by a Borrower is in respect of principal, interest, fees or any other Obligation then payable hereunder in a particular currency and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices for payments in such currency ratably in accordance with the amounts of such respective Obligations in such currency then payable to such Lenders, and

         (ii) if such payment by a Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office for payments in the applicable currency.

Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Appropriate Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) If an Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, such Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender, and for application to such principal installments, as such Agent shall direct.

         (c) All computations of interest, fees and Letter of Credit commissions shall be made by the Appropriate Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable, except that

         (i) computations of interest for Base Rate Advances, and for fees and Letter of Credit commissions payable in Canadian dollars, shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as applicable, and

         (ii) each rate of interest on, and each fee and Letter of Credit commission payable in respect of, Canadian Subsidiary Advances that is calculated on the basis of a year of 360 days, shall be determined pursuant to such calculation and expressed as an annual rate for the purpose of the Interest Act (Canada) as equivalent to such rate as so determined, multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.

The principle of deemed reinvestment of interest will not apply to any interest calculated under this Agreement, and for the purposes of the Interest Act (Canada) the rates of interest stipulated in the Agreement are intended to be nominal rates, and not effective rates or yields. Each determination by an Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances or of face amounts of Bankers' Acceptances to be made in the next-following calendar month, such payment shall be made on the next-preceding Business Day.

         (e) Unless an Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, such Agent may assume that the Borrower has made such payment in full to the such Agent on such date and such Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to such Agent and such Agent makes available to a Lender on such date a corresponding amount, such Lender shall repay to such Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to such Agent, at the Federal Funds Rate.

         SECTION 2.11. Taxes. (a) Any and all payments by the Borrowers hereunder or under the Notes shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto of or by any governmental authorities, excluding, in the case of each Lender and either Agent, franchise taxes and net income taxes that are imposed on such Lender, or either Agent by the state or foreign jurisdiction under the laws of which such Lender or such Agent (as the case may be) is organized or any political subdivision thereof (including the country within which such state or jurisdiction is located) and, in the case of each Lender, franchise taxes and net income taxes that are imposed on such Lender by the state of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or an Agent,

         (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,

         (ii) the Borrowers shall make such deductions and

         (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrowers shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

         (c) The Borrowers shall indemnify each Lender and each Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.11, paid by or imposed on such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor, and delivers to AGCO with a certificate describing in reasonable detail the manner in which the indemnified amount was calculated; provided that a Lender or an Agent shall not be required to describe in such certificate information that such Lender or Agent deems to be confidential or the disclosure of which is inconsistent with such Lender's or Agent's internal policies. Any such calculation shall be conclusive, absent manifest error.

         (d) Within 30 days after the date of any payment of Taxes, the Multi-Currency Borrowers shall furnish to the Administrative Agent, and the Canadian Subsidiary shall furnish to the Canadian Administrative Agent, at their respective addresses referred to in Section 8.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by the Borrowers through an account or branch outside the United States, in the case of any Multi-Currency Borrower, or through an account or branch outside Canada, in the case of the Canadian Subsidiary, or on behalf of the Borrowers by a payor that is not a United States person, or a person Resident in Canada, as the case may be, if the Borrowers determine that no Taxes are payable in respect thereof, the Borrowers shall furnish, or shall cause such payor to furnish, to the Appropriate Agent, at such address, an opinion of counsel acceptable to such Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection
(e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code, and the terms "Canada" and "Resident in Canada" shall have the meanings ascribed thereto for purposes of the Income Tax Act (Canada).

         (e) Each Lender organized under the laws of a jurisdiction outside the United States, in the case of a Multi-Currency Lender, and each Lender organized under the laws of a jurisdiction outside the country of the applicable Borrower, in each other case, shall, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender hereunder, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by a Borrower or the Appropriate Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Appropriate Agent and such Borrower with (i) in the case of a Multi-Currency Lender, Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of interest-withholding tax on payments under this

Agreement or the Notes or certifying that the income receivable pursuant to this Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States, and (ii) in the case of any Lender organized under the laws of a jurisdiction outside the country within which an applicable Borrower is organized, such forms, as are reasonably requested by such Borrower and required by the applicable tax authority of such jurisdiction, indicating that such Lender is entitled to benefits under an income tax treaty to which the country within which such Borrower is resident is a party that reduces the rate of interest-withholding tax on payments under this Agreement or the Notes. If the appropriate forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates an interest-withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States (or the jurisdiction wherein the applicable Borrower is organized) withholding tax with respect to interest paid at such date by a Borrower, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includible in Taxes) (or the jurisdiction wherein the applicable Borrower is organized) withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224 or other form that the applicable Borrower has indicated in writing to the Lenders on the date hereof as being a required form to avoid or reduce withholding tax on payments under this Agreement or on the Notes, that a Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information.

         (f) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States; provided that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (g) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this

Section 2.11 shall survive the payment in full of principal and interest hereunder and under the Notes.

         SECTION 2.12. Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) distributed other than in accordance with the provisions of this Agreement,

         (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time, or

         (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such other Lender's ratable share (according to the proportion of (x) the purchase price paid to such Lender to (y) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (A) the amount of such other Lender's required repayment to
(B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.13. Letters of Credit. (a) The Letter of Credit Facility. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of any Multi-Currency Borrower (in the case of the Multi-Currency Issuing Bank) or the Canadian Subsidiary (in the case of the Canadian Issuing Bank) from time to time on any Business Day during the period from

          (x) in the case of any Letter of Credit issued for the account of a Multi- Currency Borrower, the date of the initial Borrowing, and

          (y) in the case of any Letter of Credit issued for the account of the Canadian Subsidiary, the date of this Agreement until 60 days before the Termination Date

          (i) in an aggregate Available Amount for all Letters of Credit issued for the account of all Borrowers not to exceed at any time the Appropriate Issuing Bank's Letter of Credit Commitment, minus the aggregate principal amount of all Letter of Credit Advances to any Borrower then outstanding,

          (ii) in an Available Amount for each Letter of Credit issued for the account of a Multi-Currency Borrower not to exceed either

               (A) the aggregate Unused Multi-Currency Commitments on such Business Day, or

               (B) the excess, if any, of the Borrowing Base over Borrower Outstandings on such Business Day, and

          (iii) in an Available amount for each such Letter of Credit issued for the account of the Canadian Subsidiary not to exceed either

               (A) the aggregate Unused Canadian Subsidiary Commitments on such Business Day, or

               (B) the excess, if any, of the Borrowing Base over Borrower Outstandings on such Business Day.

No Letter of Credit shall have an expiration date (including all rights of a Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and, in the case of a Standby Letter of Credit, one year after the date of issuance thereof, and, in the case of a Trade Letter of Credit, 180 days after the date of issuance thereof. Each Letter of Credit shall require that all draws thereon must be presented to the Issuing Bank by the expiration date therefor, regardless of whether presented prior to such date to any correspondent bank or other institution. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.13(a), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.13(c) and request the issuance of additional Letters of Credit under this Section 2.13(a).

         On the date of the initial Borrowing hereunder, each Letter of Credit issued under the Old Credit Agreement shall be deemed for all purposes, as of such date, without further action by any Person, to have been issued hereunder.

         (b) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the first Business Day prior to the date of the proposed issuance of such Letter of Credit, by a Borrower to the Appropriate Issuing Bank, which shall give to the Appropriate Agent and each Appropriate Lender prompt notice thereof by telex, telecopier or cable. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex, telecopier or cable, confirmed immediately in writing, specifying therein

          (A) the requested date of such issuance (which shall be a Business
     Day);

          (B) the requested Available Amount of such Letter of Credit;

          (C) the requested expiration date of such Letter of Credit;

          (D) the requested currency in which such Letter of Credit shall be denominated, which shall be U.S. dollars or an Alternate Currency; provided that no Borrower shall make a request for a Letter of Credit in an Alternate Currency described in clause (b) of the definition thereof unless it shall have previously obtained the consent of each Lender to the issuance of Letters of Credit in such currency;

          (E) the requested name and address of the beneficiary of such Letter of Credit; and

          (F) the requested form of such Letter of Credit,

and shall be accompanied by such application and agreement for letter of credit (a "Letter of Credit Agreement") as the Appropriate Issuing Bank may specify to such Borrower for use in connection with such requested Letter of Credit. If

          (x) the requested form of such Letter of Credit is acceptable to the Appropriate Issuing Bank in its sole discretion, and

          (y) it has not received notice of objection to such issuance from the Required Lenders,

the Appropriate Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the requesting Borrower at its office referred to in Section 8.02 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. A Letter of Credit shall be deemed to have been issued for the account of each Borrower delivering the Notice of Issuance therefor.

          (ii) The Issuing Bank shall furnish

          (A) to the Appropriate Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week, the respective Available Amounts with respect thereto, currencies in which such Letters of Credit were denominated, for whose account such letters of credit were issued and drawings during such week under all Letters of Credit;

          (B) to each Appropriate Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit; and

          (C) to the Appropriate Agent and each Appropriate Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

          (c) Drawing and Reimbursement.

          (i) The payment by the Appropriate Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall

               (A) in the case of payment on a draft drawn under a Letter of Credit denominated in U.S. dollars or Canadian Dollars, be a Base Rate Advance in the amount of such draft, and

               (B) in any other case, be a Eurocurrency Rate Advance that bears interest at the rate per annum equal to the rate per annum at which interest would accrue on a Eurocurrency Rate Advance with an Interest Period of one month beginning on the date of such draw.

          (ii) Upon the issuance of each Letter of Credit for the account of a Multi-Currency Borrower, each Multi-Currency Credit Lender (other than the Multi-Currency Issuing Bank) shall be deemed to have purchased a participation therein equal to its Pro Rata Share of the Available Amount thereof and, upon written demand by the Multi-Currency Issuing Bank following a draw on such a Letter of Credit, with a copy of such demand to the Administrative Agent, each Multi-Currency Lender (other than the Multi-Currency Issuing Bank) shall purchase from the Multi-Currency Issuing Bank, directly and not as a participation, and the Multi-Currency Issuing Bank shall sell and assign to each such other Multi-Currency Lender, such other Lender's Pro Rata Share of such Letter of Credit Advance resulting from such draw as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Multi-Currency Issuing Bank, by deposit to the Administrative Agent's Account, in same-day funds in the currency in which such Letter of Credit was denominated, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender.

          (iii) Upon the issuance of each Letter of Credit for the account of the Canadian Subsidiary, each Canadian Subsidiary Lender (other than the Canadian Issuing Bank, if it is then a Canadian Subsidiary Lender) shall be deemed to have purchased a participation therein equal to its Pro Rata Share of the Available Amount thereof and, upon written demand by the Canadian Issuing Bank following a draw on such a Letter of Credit, with a copy of such demand to the Administrative Agent and the Canadian Administrative Agent, each Canadian Subsidiary Lender (other than the Canadian Issuing Bank) shall purchase from the Canadian Issuing Bank, directly and not as a participation, and the Canadian Issuing Bank shall sell and assign to each such other Canadian Subsidiary Lender, such other Lender's Pro Rata Share of the Letter of Credit Advance resulting from such draw as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Canadian Administrative Agent for the account of the Canadian Issuing Bank, by deposit to the Canadian Administrative Agent's Account, in same-day funds in the currency in which such Canadian Subsidiary Letter of Credit was denominated, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Canadian Subsidiary Lender.

          (iv) Each Borrower agrees to each participation, sale and assignment pursuant to this subsection (c).

          (v) Each Appropriate Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on

               (A) the Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or

               (B) the first Business Day next succeeding such demand if notice of such demand is given after such time.

     Upon any such assignment by the Appropriate Issuing Bank to any Appropriate Lender of a portion of a Letter of Credit Advance, the Appropriate Issuing Bank shall be deemed to have represented and warranted to such Appropriate Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Appropriate Lender shall not have so made the purchase price for its Pro Rata Share of a Letter of Credit Advance available to the Appropriate Agent, such Lender agrees to pay to the Appropriate Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Appropriate Issuing Bank until the date such amount is paid to the Appropriate Agent, at the Federal Funds Rate, in the case of demands made by the Multi-Currency Issuing Bank, and at the Base Rate (with respect to Canadian Subsidiary Borrowings) in the case of demands made by the Canadian Issuing Bank. If such Lender shall pay to the Appropriate Agent such amount for the account of the Appropriate Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Appropriate Issuing Bank shall be reduced by such amount on such Business Day.

         (d) Obligations Absolute. The Obligations of the Borrowers under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including without limitation the following circumstances:

         (i) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C Related Documents");

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Appropriate Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; provided that this clause
     (v) shall not be deemed to be a waiver of any claim that any Borrower might have against such Issuing Bank as a result of any such payment;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any Loan Party Guaranty or any other Guaranty, for all or any of the Obligations of each Borrower in respect of the L/C Related Documents; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including without limitation any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or a guarantor.

          (e) Compensation. (i) Each Multi-Currency Borrower shall pay to the Administrative Agent, for the account of the Multi-Currency Lenders (which for purposes of this subsection (e) shall be deemed to include each such Lender acquiring a participation in a Letter of Credit issued for the account of a Multi-Currency Borrower pursuant to subsection (c) above) a commission computed each day at a rate equal to the rate per annum equal to the Applicable Margin on such day for Eurocurrency Rate Advances on the aggregate Available Amount of all Letters of Credit outstanding and issued for such Multi-Currency Borrower's account. Each such Lender's commission shall be calculated by allocating to such Lender a portion of the total commission determined ratably according to the proportion that such

Lender's Multi-Currency Commitments bear to all Multi-Currency Lenders' Multi-Currency Commitments.

          (ii) The Canadian Subsidiary shall pay to the Canadian Administrative Agent, for the account of the Canadian Subsidiary Lenders (which for purposes of this subsection (e) shall be deemed to include each such Lender acquiring a participation in a Letter of Credit issued for the account of the Canadian Subsidiary pursuant to subsection (c) above) a commission computed each day at a rate equal to the rate per annum equal to the Applicable Margin on such day for Eurocurrency Rate Advances on the aggregate Available Amount of all Letters of Credit outstanding and issued for the Canadian Subsidiary's account. Each such Lender's commission shall be calculated by allocating to such Lender a portion of the total commission determined ratably according to the proportion that such Lender's Canadian Subsidiary Commitments bear to all Canadian Subsidiary Lenders' Canadian Subsidiary Commitments.

          (iii) The commissions specified in this subsection (e) shall be payable as provided in Section 2.07(c).

          (iv) Each Borrower also shall pay to the Appropriate Issuing Bank, for its own account, such issuance fees, other commissions, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrowers and such Issuing Bank have separately agreed.

          SECTION 2.14. Use of Proceeds. The proceeds of Advances to the Borrowers shall be available (and AGCO agrees that it shall use such proceeds) solely for the purpose of refinancing amounts owing under the Old Credit Agreement and for general corporate purposes. Neither AGCO nor any Borrowing Subsidiary will apply any such proceeds in violation of United States law or any applicable foreign law.

          SECTION 2.15. Replacement of a Bank. Subject to the second and third paragraphs of this Section 2.15, if

          (a) a Multi-Currency Lender requests compensation under Section 2.09(a) or (b) or 2.11 and other Multi-Currency Lenders holding Commitments equal to at least one third of the Multi-Currency Facility shall not have made a similar request,

          (b) a Canadian Subsidiary Lender requests compensation under Section 2.09(a) or (b) or 2.11 and other Canadian Subsidiary Lenders holding Commitments equal to at least one third of the Canadian Subsidiary Facility shall not have made a similar request,

         (c) the obligation of a Lender to make Eurocurrency Rate Advances or to Convert Base Rate Advances into Eurocurrency Rate Advances shall be suspended pursuant to Section 2.09(c) or (d) in circumstances in which such obligations of other Lenders holding Commitments equal to at least one third of the Multi-Currency Facility shall not have been suspended, or

         (d) a Lender becomes insolvent, goes into receivership or fails to make any Advances required to be made by it hereunder,

then, so long as such condition occurs and is continuing with respect to any Lender (a "Replaced Lender"), AGCO may designate a Person (a "Replacement Lender") that is an Eligible Assignee to assume such Replaced Lender's Commitments hereunder and to purchase any Advances by such Replaced Lender and such Replaced Lender's rights hereunder, without recourse to or representation or warranty by, or expense to, such Replaced Lender, for a purchase price equal to the outstanding principal amount of the Advances by such Replaced Lender, plus any accrued but unpaid interest on such Advances and accrued but unpaid fees and other amounts owing to such Replaced Lender.

          Subject to the execution and delivery to the Appropriate Agent and the Replaced Lender by the Replacement Lender of an Assignment and Acceptance (and the approval thereof by the applicable Persons specified in Section 8.07(a)(v)) and the payment to the Administrative Agent by AGCO on behalf of such Replaced Lender of the assignment fee specified in Section 8.07(a)(vi), the Replacement Lender shall succeed to the rights and obligations of such Replaced Lender hereunder and such Replaced Lender shall no longer be a party hereto or have any rights hereunder; provided that the obligations of the Borrowers to such Replaced Lender under Sections 2.09, 2.11 and 8.04 with respect to events occurring or obligations arising before or as a result of such replacement shall survive such replacement. Promptly following its replacement by the Replacement Lender, the Replaced Lender shall return to the Borrowers the Notes delivered by the Borrowers to such Replaced Lender and the Borrowers will deliver new Notes to the Replacement Lender.

         AGCO may not exercise its rights under this Section 2.15 with respect to any Lender (i) unless its exercises such rights with respect to all Lenders to which circumstances giving rise to the replacement of such Lender apply, or
(ii) if a Default has occurred and is continuing.

         SECTION 2.16.  Bankers' Acceptances and BA Equivalent Loans.

         (a) Face Amounts. The face amount of each Bankers' Acceptance shall be Cdn. $100,000 or any whole multiple thereof.

         (b) Discount Rate. On each day on which Bankers' Acceptances are to be accepted, the Canadian Administrative Agent shall advise the Borrower as to the Canadian Administrative Agent's determination of the Discount Rate.

         (c) Purchase and Reimbursement of Bankers' Acceptances. The Borrower shall sell, and each Canadian Subsidiary Lender shall purchase, at the Discount Rate each Bankers' Acceptance accepted by it and to deliver the Discount Proceeds less the Acceptance Fee to the Canadian Administrative Agent for the relevant Borrower's Account in accordance with Section 2.02(a). The Borrower will reimburse each Canadian Subsidiary Lender, on the last day of the relevant Contract Period, for the face amount of each Bankers' Acceptance accepted by it.

         (d) Sale of Bankers' Acceptances. Each Canadian Subsidiary Lender, except a Non BA Lender, may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

         (e) Bankers' Acceptances in Blank. To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Borrower shall upon execution of this Agreement and from time to time as required, provide to the Canadian Administrative Agent drafts substantially in the form of Exhibit E (or such other form as may be acceptable to the Canadian Administrative Agent) executed and duly endorsed in blank by the Borrower, in quantities sufficient for each of the Canadian Subsidiary Lenders to fulfill its obligations under this Agreement. No Canadian Subsidiary Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance as required under this Agreement if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide duly executed and endorsed drafts to the Canadian Administrative Agent on a timely basis nor shall the Canadian Subsidiary Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except a loss or improper use arising by reason of the gross negligence or wilful misconduct of the Canadian Subsidiary Lender, the Canadian Administrative Agent or their respective employees.

         (f) Execution of Bankers' Acceptances. Bills of exchange drawn by the Borrower to be accepted as Bankers' Acceptances shall be signed by a duly authorized officer or officers of the Borrower. Notwithstanding that any Person whose signature appears on any Bankers' Acceptance may no longer be an authorized signatory for the Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Borrower.

         (g) Issuance of Bankers' Acceptances. The Canadian Administrative Agent, promptly following receipt of a notice of Advance by way of Bankers' Acceptances, shall so advise the Canadian Subsidiary Lenders and shall advise each Canadian Subsidiary Lender of the aggregate face amount of the Bankers' Acceptances to be accepted by it and the applicable Contract Period (which shall be identical for all Canadian Subsidiary Lenders). The aggregate face amount of the Bankers' Acceptances to be accepted by a Canadian Subsidiary Lender shall be determined by the Canadian Administrative Agent by reference to Section 2.01(b), except that, if the face amount of a Bankers' Acceptance which would otherwise be accepted by a Canadian Subsidiary Lender would not be Cdn. $100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Agent in its sole discretion to Cdn. $100,000 or the nearest whole multiple of that amount, as appropriate.

         (h) Rollover of Bankers' Acceptances. With respect to each Advance which is outstanding under this Agreement by way of Bankers' Acceptances, at or before 10:00 a.m. (Toronto time), two (2) Business Days before the maturity date of such Bankers' Acceptances, the Borrower shall notify the Canadian Administrative Agent by telex, telecopier or cable in substantially the form of Exhibit B-3 hereto, if the Borrower intends to issue Bankers' Acceptances on such maturity date to provide for the payment of such maturing Bankers' Acceptances. Such notice shall be irrevocable and binding on the Borrower delivering such notice. If the Borrower fails to give such notice, such maturing Bankers' Acceptances shall be converted on their maturity date into Base Rate Advances in an amount equal to the face amount of such Bankers' Acceptances.

         (i) Rollover. The rollover of Bankers' Acceptances pursuant to Section 2.16(h) shall not constitute a repayment of any Borrowing or a new advance of funds.

         (j) BA Equivalent Loans by Non BA Lenders. Whenever the Borrower requests an Advance under this Agreement by way of Bankers' Acceptances, each Non BA Lender shall, in lieu of accepting a Bankers' Acceptance, make a BA Equivalent Loan.

         (k) Terms Applicable to Discount Notes. The term "Bankers' Acceptance" shall include Discount Notes and all terms of this Agreement applicable to Bankers' Acceptances shall apply equally to Discount Notes evidencing BA Equivalent Loans with such changes as may in the context be necessary. For greater certainty:

         (i) the term of a Discount Note shall be the same as the Contract Period for Bankers' Acceptances accepted on the same date in respect of the same Advance;

         (ii) an Acceptance Fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the Acceptance Fee in respect of a Bankers' Acceptance; and

         (iii) the Discount Rate applicable to a Discount Note shall be the Discount Rate applicable to Bankers' Acceptances accepted on the same date, or maturity date in respect of rollovers, in respect of the same Advance.

         (l) Prepayment of Bankers' Acceptances. Whenever the provisions of this Agreement states that the Borrower shall prepay the principal amount of Advances or any portion of the principal amount of Advances, and such Advances are by way of Bankers' Acceptances and not BA Equivalent Loans, such prepayment of such Advances shall mean that the Borrower shall deposit the face amount of each such Bankers' Acceptance into such interest-bearing account of the Canadian Administrative Agent as it shall specify. Such amounts shall be held by the Canadian Administrative Agent for payment of the Canadian Subsidiary Lender's obligations in respect of such Bankers' Acceptances on the applicable maturity date(s). The Borrower's obligations in respect of any such Bankers' Acceptances shall be satisfied by any such payment and any interest earned on such amounts shall be paid to the Borrower.

    (m) Rounding. The Canadian Administrative Agent is authorized by the Canadian Subsidiary and each Canadian Subsidiary Lender to allocate among the Canadian Subsidiary Lenders the Bankers' Acceptances to be issued in such manner and amounts as the Canadian Administrative Agent may, in its sole and unfettered discretion acting reasonably, consider necessary, rounding a Canadian Subsidiary Lender's allocation up or down, so as to ensure that no Canadian Subsidiary Lender is required to accept a Bankers' Acceptance for a fraction of Cdn. $100,000, and in such event, the respective Lenders' Pro Rata Shares of any such Bankers' Acceptances and repayments thereof shall be altered accordingly. Further, the Canadian Administrative Agent is authorized by the Canadian Subsidiary and each Canadian Subsidiary Lender to cause the proportionate share of one or more Lenders' Canadian Subsidiary Commitments to be exceeded by not more than Cdn. $100,000 each as a result of such allocations; provided that (a) the Canadian Subsidiary Outstandings shall not thereby exceed the amount of the Canadian Subsidiary Facility and (b) no Canadian Subsidiary Lender shall be required to make available an amount greater than its Pro Rata Share of the Canadian Subsidiary Facility.


                                   ARTICLE III

                              CONDITIONS OF LENDING

         SECTION 3.01. Conditions Precedent to Initial Borrowing. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing under this Agreement (as in effect prior to its amendment and restatement hereby) is subject to the following conditions precedent:

         (a) The Lenders shall be satisfied that, in connection with the initial Borrowing hereunder, simultaneously with such initial Borrowing, all amounts owing under the Old Credit Agreement shall have been paid in full and all commitments to lend thereunder shall be terminated.

         (b) There shall exist no action, suit, investigation, litigation or proceeding affecting AGCO or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that, in the sole judgment of any Lender,

         (i) could have a Material Adverse Effect on AGCO or any Subsidiary Guarantor or

         (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document, any L/C Related Document or the consummation of the transactions contemplated hereby.

         (c) Each of the Lenders shall have completed a due diligence investigation of AGCO and its Subsidiaries in scope, and with results, satisfactory to each of the Lenders, and the results of such investigation shall be acceptable to each of the Lenders in their sole discretion.

         (d) AGCO shall have paid to the Administrative Agent the closing fee separately agreed to between AGCO and the Administrative Agent.

         (e) The Administrative Agent shall have received on or before the day of the initial Borrowing the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lenders (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

          (i) The Notes to the order of the Lenders.

          (ii) Certified copies of the resolutions of the Board of Directors of each Borrower and each other Loan Party approving this Agreement, the Notes, each other Loan Document and each L/C Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, each other Loan Document and each L/C Related Document.

          (iii) A copy of the charter of each Borrower and each other Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial

     Borrowing) by an appropriate governmental official as being a true and correct copy thereof.

          (iv) For AGCO and each other Loan Party other than a Foreign Subsidiary, a copy of a certificate of the Secretary of State of the state of organization of such Person, dated reasonably near the date of the initial Borrowing, listing the charter of such Person and each amendment thereto on file in his office and certifying that

               (A) such amendments are the only amendments to such Person's charter on file in his office;

               (B) such Person has paid all franchise taxes to the date of such certificate; and

               (C) such Person is duly incorporated and in good standing or presently subsisting under the laws of the jurisdiction of organization.

          (v) A certificate of each Borrower and each other Loan Party, signed on behalf of such Person by its President or a Vice President and its Secretary or any Assistant Secretary, or by other appropriate officers of it, dated the date of the initial Borrowing (the statements made in which certificate shall be true on and as of the date of the initial Borrowing), certifying as to

               (A) the absence of any amendments to the charter of such Person since the date of the certificate referred to in Section 3.01(e)(iii);

               (B) a true and correct copy of the bylaws of such Person as in effect on the date of the initial Borrowing; and

               (C) the due incorporation and (if such Person is not a Foreign Subsidiary) good standing of such Person as a corporation organized under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Person.

          (vi) A certificate of the Secretary or an Assistant Secretary or other appropriate officer of each Borrower and each other Loan Party certifying the names and true signatures of the officers of such Person authorized to sign this Agreement, the Notes and each other Loan Document to which it is or is to be parties and the other documents to be delivered hereunder and thereunder.

          (vii) Guaranties duly executed by each Person specified in Schedule 3.01(e)(vii) (each such Subsidiary of AGCO executing the same being a "Subsidiary

     Guarantor"), each such Guaranty to be in form and substance satisfactory to the Administrative Agent, and guaranteeing the obligations specified in such Schedule.

          (viii) Such financial, business and other information regarding each Loan Party as the Lenders shall have requested, including without limitation information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA, collective bargaining agreements and other arrangements with employees, annual consolidated financial statements dated December 31, 1995, of AGCO and its Restricted Subsidiaries and AGCO and its Subsidiaries, respectively.

          (ix) A letter, in form and substance satisfactory to the Administrative Agent, from AGCO to Arthur Andersen LLP, its independent certified public accountants, advising such accountants that the Co-Managers and the Canadian Administrative Agent have been authorized to exercise all rights of AGCO to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to AGCO and its Subsidiaries and directing such accountants to comply with any reasonable request of any Co-Manager or the Canadian Administrative Agent for such information, and also advising such accountants that the Lenders have relied and will rely upon the financial statements of the AGCO and its Subsidiaries examined by such accountants in determining whether to enter into, or to take action or refrain from taking action under, the Loan Documents.

          (x) A favorable opinion of King & Spalding, counsel for the Borrowers, in form and substance satisfactory to the Lenders.

          (xi) A favorable opinion of Michael Swick, vice president and general counsel of AGCO, in form and substance satisfactory to the Lenders.

          (xii) A favorable opinion of Jeremy Parkin, in form and substance satisfactory to the Lenders.

          (xiii) A favorable opinion of Herbert Smith, French counsel to the Borrowers, in form and substance satisfactory to the Lenders.

          (xiv) Such favorable opinions of McDougall Ready, Canadian counsel to the Borrowers, Hengeler Muller Weitzel Wirtz, German counsel to the Borrowers, and De Brauw Blackstone Westbroek, Netherlands counsel to the Borrowers, and such other favorable opinions of counsel as any Co-Manager may reasonably request, in form and substance satisfactory to the Lenders.

          (xv) A favorable opinion of Shearman & Sterling, counsel for the Co-Managers, in form and substance satisfactory to the Co-Managers.

          (xvi) Evidence that AGCO has delivered to the trustee under the Subordinated Debt Indenture a notice stating that this Agreement and related instruments and documents are the "Bank Credit Agreement" under such indenture.

          (xvii) Such other approvals, opinions or documents as any Lender may reasonably request.

          (f) AGCO shall have paid all accrued fees and expenses of the Agents, the Co-Managers and the Lenders (including the accrued fees and expenses of counsel to the Co- Managers) that have theretofore been invoiced.

          SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Lender to make an Advance (including the initial Advance but other than a Letter of Credit Advance), and the right of any Borrower to request the issuance of Letters of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance, the following statements shall be true and any Notice of Borrowing delivered to the Appropriate Agent hereunder shall certify that, as of the date of the Borrowing requested thereunder:

          (a) the representations and warranties contained in each Loan Document will be correct on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date, and request for the issuance of a Letter of Credit delivered to the Issuing Bank hereunder other than any such representations or warranties that, by their terms, refer to a date other than the date of such Borrowing or issuance;

          (b) no event shall have occurred and be continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes or would constitute a Default; and

          (c) such Borrowing is permitted under Section 2.01(a), if such Borrowing is a Multi-Currency Borrowing, or Section 2.01(b), if such Borrowing is a Canadian Subsidiary Borrowing.

          SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Appropriate Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and such Lender shall not have made available to the Appropriate Agent such Lender's ratable portion of such Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as of the date of this Agreement (as amended and restated) as follows:

          (a) AGCO

          (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect; and

          (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) Set forth on Schedule 4.01(b) (or, for purposes of Section 3.02(a), the most recently delivered replacement for such Schedule, if any, delivered pursuant to Section 5.03(p) (other than, for purposes of Section 3.02(a), Dormant Subsidiaries)) is a complete and accurate list of all Subsidiaries of AGCO, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by AGCO, the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof and whether it is a Restricted Subsidiary or a Dormant Subsidiary.

          All of the outstanding capital stock of all of the Subsidiaries of AGCO owned by AGCO or any of its Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by AGCO or one or more of its Subsidiaries free and clear of all Liens, except for Liens permitted under Section 5.02(a)(ix). Each Restricted Subsidiary

          (i) is a corporation duly organized, validly existing and (if not a Foreign Subsidiary) in good standing under the laws of the jurisdiction of its incorporation;

          (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect; and

          (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          Also set forth on Schedule 4.01(b) (or, for purposes of Section 3.02(a)(i), the most recently delivered replacement for such Schedule, if any, delivered pursuant to Section 5.03(q)) is a complete and accurate list of all joint ventures of AGCO and/or any of its Subsidiaries and any third Person showing as of the date hereof (as to each such joint venture) the other Person or Persons parties thereto, a brief description of the purpose thereof, and the percentage of the outstanding capital stock or other equity interests of such joint venture owned on the date hereof by AGCO or any of its Subsidiaries and any outstanding options, warrants, rights of conversion or purchase and similar rights on the date hereof with respect thereto.

          (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each L/C Related Document to which it is or is to be a party and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (i) contravene such Loan Party's charter or by-laws;

          (ii) violate any law (including without limitation the Securities Exchange Act of 1934, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, the Trading with the Enemy Act and any similar statute), rule, regulation (including without limitation Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award;

         (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties; or

         (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

Neither AGCO nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably likely to have a Material Adverse Effect.

         (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for

         (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any L/C Related Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby; or

         (ii) the exercise by either Agent or any Lender of its rights under the Loan Documents.

         (e) This Agreement and each of the Notes, each other Loan Document and each L/C Related Document have been (or, when delivered hereunder will have been), duly executed and delivered by each Loan Party party thereto. This Agreement, each of the Notes, each other Loan Document and each L/C Related Document have been (or, when delivered hereunder will be), the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

         (f) The consolidated balance sheets of AGCO and its Restricted Subsidiaries and of AGCO and its Subsidiaries, respectively, as at December 31, 1995 and the related consolidated statements of income and cash flows of AGCO and its Restricted Subsidiaries and AGCO and its Subsidiaries, respectively, for the fiscal year then ended, accompanied by an opinion of Arthur Andersen LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present the consolidated financial condition of AGCO and its Restricted Subsidiaries and AGCO and its Subsidiaries, respectively, as at such date and the consolidated results of the operations of AGCO and its Restricted Subsidiaries and AGCO and its Subsidiaries, respectively, for the period ended on such date, all in accordance with GAAP applied on a consistent basis, and since December 31, 1995, nothing has occurred that has resulted in a Material Adverse Effect.

         (g) No information, exhibit or report furnished by any Loan Party to either Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading, other than statements or omissions corrected in writings delivered to the Co-Managers prior to the date of execution hereof.

         (h) There is no action, suit, investigation, litigation or proceeding affecting AGCO or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that

         (i)  would be reasonably likely to have a Material Adverse Effect, or

         (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or any L/C Related Document or the consummation of the transactions contemplated thereby or hereby.

         (i) No proceeds of any Advance will be used directly to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

         (j) None of the Borrowers will, directly or indirectly, use any of the proceeds of any Borrowing for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose that might constitute this transaction a "purpose credit", in each case within the meaning of the margin regulations of the Board of Governors of the Federal Reserve System, if such use would violate such regulations or cause any Lender to violate such regulations or impose any filing or reporting requirement on any Lender.

         (k) All Borrowings under this Agreement will be "Senior Indebtedness", as defined in the Subordinated Debt Indenture. This Agreement and all related instruments and documents are the "Bank Credit Agreement", as defined in the Subordinated Debt Indenture.

         (l) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of any Loan Party or any of its ERISA Affiliates that has resulted in or is reasonably likely to result in a Material Adverse Effect.

         (m) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) that any Loan Party or any of its ERISA Affiliates is required to file for any Plan, copies of which have been filed with the Internal Revenue Service, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

         (n) Neither any Loan Party nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that could result in a Material Adverse Effect.

         (o) Neither any Loan Party nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and to the knowledge of AGCO no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, in either case which reorganization or termination could result in a Material Adverse Effect.

         (p) Neither the business nor the properties of AGCO or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

         (q) The operations and properties of AGCO and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect that are material to the operations and properties of AGCO and its Subsidiaries, AGCO and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that would be reasonably likely to

         (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any their properties that could have a Material Adverse Effect or

         (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

         (r) None of the properties of AGCO or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA.

         (s) (i) Neither AGCO nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA;

         (ii) to the best of AGCO's knowledge, Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any property of AGCO or any of its Subsidiaries, in an amount that would require remediation in accordance with applicable environmental laws; and

         (iii) all other wastes generated at any such properties have been disposed of in compliance in all material respects with all applicable Environmental Laws and Environmental Permits,

except to the extent that such transportation, generation, use, treatment, handling, storage, disposition or release would not result in a Material Adverse Effect.

         (t) Neither AGCO nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.

         (u) Each of AGCO and each of its Subsidiaries has filed, has caused to be filed or has been included in all Federal and foreign income-tax returns, all state income-tax returns where a tax Lien could be imposed on any assets of AGCO or any of its Restricted Subsidiaries and all other material income-tax returns required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except for any taxes being contested in good faith by appropriate proceedings promptly initiated and diligently pursued and for which reserves or other appropriate provisions required by GAAP have been established and with respect to which no Lien has attached to its property or become enforceable against its other creditors.

         (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list, as of the date hereof, of each taxable year of AGCO for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise.

         (w) There are no adjustments as of the date hereof to the Federal income tax liability of AGCO proposed by the Internal Revenue Service with respect to any such year. No issues have been raised by the Internal Revenue Service in respect of any such year that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

         (x) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of AGCO and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed U.S. $1,000,000. No issues have been raised by such taxing authorities that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

         (y) Neither AGCO nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

         (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list as of the date hereof of all Debt of AGCO and its Subsidiaries, showing as of the date hereof the principal amount outstanding thereunder. There are no Liens on property of AGCO or any of its Restricted Subsidiaries, other than Liens permitted under the Old Credit Agreement, Liens approved or consented to by the lenders under the Old Credit Agreement and other Liens that are immaterial, individually or in the aggregate.


                                    ARTICLE V

                                COVENANTS OF AGCO

         SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, AGCO will, unless the Required Lenders shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Except as provided in Subsection (c), comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, the Trading with the Enemy Act and any similar statute.

         (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,

         (i) all Federal and foreign income taxes, all state income taxes in jurisdictions where a tax Lien could be imposed on any assets of AGCO or any of its Restricted Subsidiaries, and all other material income and other taxes, assessments and governmental charges or levies imposed upon it or upon its property, and

         (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property;

provided that neither AGCO nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith by appropriate proceedings promptly initiated and diligently pursued and for which reserves or other appropriate provisions required by GAAP shall have been established, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

         (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons occupying its properties to comply with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, where the failure to do the same could reasonably be expected to result in a Material Adverse Effect.

         (d) Maintenance of Insurance. Maintain, and cause each of its Restricted Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which AGCO or such Restricted Subsidiary operates. Such insurance may be subject to (A) insurance by Affiliates of AGCO or similar clauses that so long as such self insurance is in an amount no greater than U.S. $25,000,000 and is in accord with the approved practices of corporations similarly situated and adequate insurance reserves are maintained in connection with such self-insurance, and (B) deductibles and co-payment obligations no greater than those of other corporations similarly situated.

         (e) Preservation of Corporate Existence, Etc. Except as otherwise permitted by this Agreement, preserve and maintain, and cause each of its Restricted Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided that neither AGCO nor any of its Restricted Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of AGCO or such Restricted Subsidiary shall determine, and no Restricted Subsidiary (other than a Borrowing Subsidiary) shall be required to preserve and maintain its corporate existence if the Board of Directors of AGCO determines, that the preservation and maintenance thereof is no longer desirable in the conduct of the business of AGCO or such Restricted Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Restricted Subsidiary or the Lenders.

          (f) Visitation Rights. At any reasonable time and from time to time, permit

          (i) the Agents, any Co-Manager and (while any Default shall have occurred and be continuing) any of the Lenders, and

          (ii) if no Default shall have occurred and be continuing, any of the Lenders on reasonable request,

or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, AGCO and any of its Subsidiaries and to discuss the affairs, finances and accounts of AGCO and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants. The Lenders will use reasonable efforts to coordinate with AGCO and the Co-Managers such examination, copying, visits, examinations and discussions to limit any inconvenience to AGCO and its Subsidiaries.

         (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of AGCO and each such Subsidiary in accordance with GAAP (or the foreign equivalent) in effect from time to time.

         (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Restricted Subsidiaries to maintain and preserve, all of its properties that are used or useful in, and material to, the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         (i) Qualification in New York. At all times remain qualified as a foreign corporation entitled to do business in the State of New York.

         (j) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, except where the failure to perform or observe the same would not have a Material Adverse Effect.

         (k) Transactions with Affiliates. Conduct, and cause each of its Restricted Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than transactions between AGCO and its Restricted Subsidiaries)

(i) in accordance with current practice, or (ii) on terms that are fair and reasonable and no less favorable to AGCO or such Restricted Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (l) Foreign Subsidiary Guaranties, etc. If AGCO shall at any time consolidate its and its Subsidiaries' financial statements for tax-reporting purposes on a worldwide basis, cause each wholly owned Foreign Subsidiary that shall not previously have delivered a Loan Party Guaranty to execute and deliver to the Lenders a Loan Party Guaranty substantially in the form of an Exhibit hereto, with such changes as the Administrative Agent may reasonably request, guarantying the obligations of AGCO hereunder and under the other Loan Documents.

          (m) Year 2000. Take, and cause each of its Subsidiaries to take, all actions necessary to assure that its and its Subsidiaries' software, hardware, firmware, equipment, goods and systems (including embedded systems) are able effectively to process data including dates prior to, on and after January 1, 2000 and, at the request of either Agent or any Lender, provide, and cause each of its Subsidiaries to provide, such Agent or Lender, as the case may be, with assurance acceptable to such Agent or Lender, as the case may be, of their respective year 2000 capabilities.

          (n) Covenant to Give Security. Upon the request of the Administrative Agent acting at the direction of the Required Lenders at any date when the Applicable Rating shall be BB or less, and at the expense of the AGCO,

          (i) within 15 Business Days after such request, furnish to the Agent a description of the material real and personal properties of AGCO and its Subsidiaries in detail satisfactory to the Agent;

          (ii) within 60 Business Days after such request,

               (A) duly execute and deliver to the Administrative Agent or its designee such mortgages, pledges, assignments and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (and which shall include provision that the release of any collateral security thereunder other than in accordance with the terms thereof shall require the consent of each Lender), securing payment of all the Obligations of the Borrowers under the Loan Documents and constituting Liens on such properties of AGCO and its Subsidiaries as the Required Lenders may require,

               (B) take whatever action (including without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent or its designee valid and subsisting Liens on the properties purported to be subject to the security agreements delivered pursuant to this Section 5.01(p), enforceable against all third parties in accordance with their terms, and

               (C) deliver to the Administrative Agent signed copies of favorable opinions, addressed to the Administrative Agent, the Canadian Administrative Agent and the Lenders, of counsel for AGCO and its Subsidiaries reasonably acceptable to the Administrative Agent, and who are qualified to practice in such jurisdictions where such collateral is or such Subsidiaries are located as the Administrative Agent may reasonably require, as to the matters contained in this
          Section 5.01(p), as to such security agreements being legal, valid and binding obligations of AGCO and its Subsidiaries enforceable in accordance with their terms, the creation and perfection of the Liens created thereby and such other matters as the Agent may reasonably request; and

          (iii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem desirable in obtaining the full benefits of, or in preserving the Liens of, such security agreements.

          SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, AGCO will not, at any time, without the written consent of the Required Lenders or, if required under Section 8.01, of all of the Lenders:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including without limitation accounts) whether now owned or hereafter acquired or, except with the consent of the Administrative Agent in connection with a refinancing of this Agreement in its entirety, (x) sign or file, or permit any of its Restricted Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction (or any similar law of any jurisdiction outside the United States), a financing statement that names AGCO or any of its Restricted Subsidiaries as debtor, or (y) sign, or permit any of its Restricted Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Restricted Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

          (i) Permitted Liens;

          (ii) (A) Liens permitted under or approved or consented to by the lenders under the Old Credit Agreement (other than Liens described in clause (i), (ii)(B) or (iii) through (x) inclusive of this subsection (a)) and (B) other Liens existing on the date hereof that individually do not secure Debt in an aggregate principal amount in excess of U.S. $100,000 or in the aggregate secure Debt in an aggregate principal amount in excess of U.S. $1,000,000;

          (iii) purchase money Liens upon or in property acquired or held by AGCO or any of its Restricted Subsidiaries to secure the purchase price of such property or to secure Debt permitted under Section 5.02(b)(v) incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided that no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

          (iv) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby;

          (v) Liens existing on the property of a person immediately prior to its being merged into AGCO or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by AGCO or a Restricted Subsidiary at the time such property is so acquired; provided that no such Lien shall have been created or assumed in contemplation of such merger or such Person's becoming a Restricted Subsidiary or such acquisition of property; and provided further that each such Lien shall at all times be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property that is an improvement to or is acquired for specific use in connection with such acquired property;

          (vi) Liens on cash securing reimbursement obligations in respect of letters of credit issued under facilities permitted under subsection
     (b)(vii) below, so long as the aggregate undrawn amount thereunder at any time outstanding does not exceed U.S. $15,000,000, and any such Liens securing obligations under this Agreement;

          (vii) a deed to secure debt on the property on which AGCO's headquarters are located in Duluth, Georgia and a mortgage or other Lien on AGCO's Coldwater, Ohio facility in favor of an agency of the State of Ohio;

          (viii) Liens on Receivables sold pursuant to a securitization facility permitted under Section 5.02(e)(v) that, in either case, nevertheless would appear as Receivables on a balance sheet of AGCO and its Restricted Subsidiaries;

          (ix) precautionary financing statements filed by lessors with respect to equipment leases under which AGCO or a Restricted Subsidiary is lessee;

          (x) Liens on cash and deposit accounts in an aggregate amount not exceeding US$120,000,000 (or the Multi-Currency Equivalent thereof) as of the date of the creation thereof by the French Subsidiary in favor of Rabobank securing Debt, or Guaranties by the French Subsidiary of Debt, owing by English Subsidiary Three to Rabobank;

          (xi) Liens on Receivables discounted in transactions permitted under
     Section 5.02(e)(x); and

          (xii) Liens on capital stock of AGCO purchased with the proceeds of Debt incurred pursuant to Section 5.02(b)(viii).

          (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

          (i) Debt under the Loan Documents;

          (ii) Debt of AGCO, a Borrowing Subsidiary or a Subsidiary Guarantor subordinated to the Advances on terms and conditions acceptable to each Co-Manager and the Required Lenders in their sole discretion;

          (iii) in the case of AGCO,

               (A) Convertible Subordinated Debentures outstanding on the date hereof, and

               (B) Debt issued under the Subordinated Debt Indenture outstanding on the date hereof;

          (iv) in the case of any of the Restricted Subsidiaries, Debt owed to AGCO or to a Wholly Owned Restricted Subsidiary of AGCO and, in the case of AGCO, Debt owed to any Wholly Owned Restricted Subsidiary that is subordinated to the Advances on terms and conditions acceptable to each Co-Manager and the Required Lenders in their sole discretion;

          (v) Debt outstanding on the date hereof under the terms with respect thereto in effect as of the date hereof, and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any such Debt; provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents and further provided that the principal amount of such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing;

          (vi) indorsements of negotiable instruments in the ordinary course of business;

          (vii) Debt in an aggregate principal amount not exceeding US$120,000,000 (or the Multi-Currency Equivalent thereof) incurred by English Subsidiary Three, owing by such Borrower to Rabobank and secured by (or a Guaranty of which by the French Subsidiary is secured by) a Lien on cash or deposit accounts of the French Subsidiary permitted under subsection (a)(x) above;

          (viii) Debt of AGCO and its Restricted Subsidiaries in an aggregate principal amount not exceeding US$150,000,000 (or the Multi-Currency Equivalent thereof) the proceeds of which are used, substantially simultaneously with the incurrence thereof, to repurchase capital stock of AGCO in a transaction otherwise permitted under this Agreement;

          (ix) other Debt of AGCO and its Restricted Subsidiaries (including without limitation Debt in respect of Receivables discounted in a transaction permitted under subsection (e)(x) below and, without duplication, Guaranties permitted under subsection (f)(xiii)(B) or (C) below) in an aggregate principal amount not exceeding US$200,000,000 (or the Multi-Currency Equivalent thereof); provided that, on the date of and after giving effect to the incurrence of any Debt under this clause (ix), the aggregate principal amount of Funded Debt owing by AGCO and its Restricted Subsidiaries not permitted to be incurred or outstanding under any clause of this subsection (b) other than this clause (ix) shall not exceed US$100,000,000 (or the Multi-Currency Equivalent thereof);

          (x) Debt consisting of a Capitalized Lease in an aggregate principal amount not exceeding US$20,000,000 arising from the lease by AGCO of its headquarters building pursuant to Section 5.02(c);

          (xi) Debt consisting of Guaranties permitted under subsection (f) below (other than clause (xiii)(B) or (C) or (xiv) thereof); and

          (xii) to the extent, if any, that the same shall be Debt of AGCO and its Restricted Subsidiaries, Securitization Debt.

Notwithstanding clauses (i) through (xii) inclusive above, the Borrowers shall not incur any Debt pursuant to clause (i) of the second paragraph of Section
4.03 of the Subordinated Debt Indenture (or that would be incurred pursuant to such clause if Section 4.03 were then applicable under Section 4.20 of the Subordinated Debt Indenture), other than

          (x) Debt outstanding under this Agreement, and

          (y) if the aggregate amount of the Multi-Currency Commitments and the Canadian Subsidiary Commitments shall have been reduced (other than pursuant to Section 4.10 of such indenture), Debt in an aggregate principal amount not exceeding the amount of such reduction.

          (c) Sale-Leasebacks. Directly or indirectly become or remain liable, or permit any Restricted Subsidiary to become or remain liable, as lessee or guarantor or other surety with respect to any lease, whether a Capitalized Lease or otherwise, of any assets (whether real or personal or mixed), whether now owned or hereafter acquired, that:

          (i) AGCO or any Restricted Subsidiary has sold or transferred or is to sell or transfer to any other Person, other than to another Restricted Subsidiary, or

          (ii) AGCO or any Restricted Subsidiary intends to use for substantially the same purpose as any other property that has been sold or is to be sold or transferred by AGCO or any Restricted Subsidiary to any Person in connection with such lease, except for the lease by AGCO of its headquarters building and related land at 4205 River Green Parkway, Duluth, Georgia following a sale thereof permitted under Section 5.02(e)(viii).

          (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Restricted Subsidiaries to do so, except that

          (i) any Restricted Subsidiary of AGCO may merge into or consolidate with any other Restricted Subsidiary of AGCO, but only if

               (A) in the case of any such consolidation, the Person formed by such consolidation shall be a Restricted Subsidiary of AGCO, and

               (B) if a Loan Party (x) is not the surviving corporation of any such merger, or (y) is a party to any such consolidation, the surviving corporation or Person formed by such consolidation, as the case may be, shall assume, in a manner reasonably satisfactory to the Required Lenders, the obligations of such Loan Party under the Loan Documents to which such Loan Party was a party;

          (ii) any of AGCO's Restricted Subsidiaries may merge into AGCO so long as AGCO is the surviving corporation; and

          (iii) any other Person (other than a Subsidiary of AGCO that is not a Restricted Subsidiary) may merge into AGCO or any of its Restricted Subsidiaries so long as AGCO or such Restricted Subsidiary is the surviving corporation;

provided that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

          (e) Sales of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, including without limitation substantially all assets constituting the business of a division, branch or other unit operation, other than Inventory sold in the ordinary course of its business, except

          (i) sales, licenses and other dispositions of assets in the ordinary course of its business;

          (ii) in a transaction authorized by subsection (d) above;

          (iii) the sale of any asset by AGCO or any Restricted Subsidiary (other than a bulk sale of Inventory and a sale of Receivables other than delinquent accounts for collection purposes only) so long as

               (A) the purchase price paid to AGCO or such Restricted Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale;

               (B) the purchase price for such asset (and all assets sold in related transactions) shall be paid to AGCO or such Restricted Subsidiary either (i) solely in cash or by way of the assumption of liabilities of AGCO or such Restricted Subsidiary, or (ii) solely in the form of assets (A) that are not Investments and (B) the aggregate fair-market value of which, as determined in good faith by the Board of Directors of AGCO, is equal to the aggregate fair- market value of the assets sold;

               (C) the purchase price (including any portion thereof in respect of an assumption of liabilities of AGCO or such Restricted Subsidiary) paid to AGCO or such Restricted Subsidiary for such asset,

                    (1) shall not exceed U.S. $25,000,000 in the aggregate for such transaction and all related transactions, or

                    (2) together with the aggregate purchase prices (including any portions thereof in respect of an assumption of liabilities of AGCO or any Restricted Subsidiary) paid to AGCO or any Restricted Subsidiary for all such sales of assets after the date of this Agreement, shall not exceed 10% of Consolidated Tangible Net Worth as of the last day of the fiscal quarter of AGCO immediately preceding such sale; and

               (D) the Borrowers shall, on the date of such sale, if required by
          Section 2.05(b)(i) or (ii), make any prepayment required by such Section;

          (iv) so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction which would be permitted under the provisions of clause (iii) above;

          (v) sales of Receivables invoiced to third parties at addresses located in the United States and Canada under a securitization facility, but only so long as the aggregate face amount of Receivables purchased by the purchasers under such facility and outstanding on any date of determination may not exceed U.S. $500,000,000;

          (vi) transfers of assets between Restricted Subsidiaries and to AGCO;

          (vii) dispositions of cash to make Investments permitted under subsection (f) below;

          (viii) the sale by AGCO of its headquarters building and related land at 4205 River Green Parkway, Duluth, Georgia and its former headquarters building land at 4830 River Green Parkway, Duluth, Georgia;

          (ix) any sale by AGCO or any of its Restricted Subsidiaries of an interest in the business of AGCO Argentina S.A. to Deutz AG that closes on or before December 31, 1997;

          (x) subject to Section 5.02(b)(ix), the discounting of Receivables by Xavier Fendt GmbH & Company and by AGCO Argentina S.A.; and

          (xi) the sale of the Caravan division of Xavier Fendt GmbH & Company.

         (f) Investments, Guaranties, Etc. Make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in, or enter into a Guaranty of any Obligation of, any Person other than

          (i) (A) Investments in Restricted Subsidiaries existing on the date hereof, and

               (B) Investments by AGCO and its Wholly Owned Restricted Subsidiaries in any Restricted Subsidiary at least 51% of all classes and series of stock, interests in capital or profits and beneficial interests of which are owned by AGCO and/or by one or more Wholly Owned Restricted Subsidiaries (other than Financial Services Insurance Company of Tennessee); provided that no Investments shall be made pursuant to this clause (i) while a Default has occurred and is continuing;

          (ii) Investments after the date hereof (in addition to any Investment permitted under clause (i) above or clauses (iii) through (v) below) by AGCO and its Restricted Subsidiaries in any Person (other than Financial Services Insurance Company of Tennessee)

               (x) at least 5% of all classes and series of stock, interests in capital or profits and beneficial interests of which are owned by AGCO and/or by one or more Wholly Owned Restricted Subsidiaries, and

               (y) that is solely engaged in businesses that are related, ancillary or complementary to the business of AGCO and its Restricted Subsidiaries as of the date hereof, the sole consideration for which consists of Common Stock of AGCO and/or cash consideration not exceeding in the aggregate, on the date of any such Investment,

               (A) the sum of

                    (1) U.S. $50,000,000 (or the Multi-Currency Equivalent
               thereof), and

                    (2) 50% of Consolidated Net Income for the period beginning
               January 1, 1995 and ending at the end of the fiscal quarter immediately preceding the date of such Investment, minus

               (B) the aggregate amount of any dividends paid by AGCO pursuant to subsection (g)(i)(B) below prior to the date of such Investment, minus

               (C) the aggregate amount of any cash Investments then outstanding and made pursuant to clause (v);

     provided that no Investments shall be made pursuant to this clause (ii):

               (I) while a Default has occurred and is continuing,

               (II) in the case of any such Investment in any Person that has equity securities of any class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, at least five Business Days prior to the date of such Investment, AGCO shall have notified each Lender of the type and amount of such Investment and the issuer of such equity securities and shall have certified that such Investment will not result in a breach of the representation and warranty contained in Section 4.01(i) or

               (III) in a Finance Subsidiary if a default has occurred and is continuing under any credit or loan agreement or similar facility to which such Finance Subsidiary is a party or under any Debt of such Finance Subsidiary;

          (iii) Investments by AGCO and its Restricted Subsidiaries in joint ventures outstanding as of the date hereof and specified in Schedule 4.01(b);

          (iv) other Investments in joint ventures approved by the Required Lenders;

          (v) Investments in capital stock and other equity interests in Persons (other than Financial Services Insurance Company of Tennessee), in addition to those permitted under clauses (i) through (iv) inclusive above, but only so long as

               (A) the aggregate amount of such Investments outstanding on the date of any such Investment does not exceed U.S. $25,000,000 (or the Multi-Currency Equivalent thereof),

               (B) the amount of any such Investment does not exceed the aggregate amount of any additional Investments that could be made under clause (ii) above on the date of such Investment,

               (C) in the case of any such Investment in any Person that has equity securities of any class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, if, after giving effect to such Investment, the aggregate amount of all Investments by AGCO and the Restricted Subsidiaries in such Person would exceed US $10,000 (or the Multi-Currency Equivalent thereof), at least five Business Days prior to the date of such Investment, AGCO shall have notified each Lender of the type and amount of such Investment and the issuer of such equity securities and shall have certified that such Investment will not result in a breach of the representation and warranty contained in Section 4.01(i),

               (D) at the time of such Investment, no Default shall have occurred and be continuing and

               (E) AGCO and its Restricted Subsidiaries shall not own in the aggregate 5% or more of any class or series of stock, interests in capital or profits or beneficial interests of any Person in which an Investment is made pursuant this clause (v);

          (vi) Investments received in settlement of Debt of third parties created in the ordinary course of business;

          (vii) Investments by AGCO and its Restricted Subsidiaries in Cash Equivalents and in Hedge Agreements;

          (viii) the indorsement of negotiable instruments in the ordinary course of business;

          (ix) Investments by AGCO and its Restricted Subsidiaries in Financial Services Insurance Company of Tennessee in cash in an aggregate amount invested not to exceed, on a Consolidated basis, U.S. $5,000,000 at any one time outstanding;

          (x) advances to officers and employees of AGCO or any of its Restricted Subsidiaries in the ordinary course of business for travel and entertainment expenses;

          (xi) Guaranties required to be delivered pursuant to Section 3.01(e)(vii), 5.01(l) or 5.02(l);

          (xii) Investments in Agricredit Acceptance Corporation, Massey Ferguson Finance Ltd., Massey Ferguson France SNC and Massey Ferguson Finanzierung G.m.b.H. in existence on the date hereof;

          (xiii) Guaranties (A) by AGCO of the hedging and foreign-exchange arrangements that any Subsidiary may enter into with any financial institution, (B) by AGCO or any Restricted Subsidiary of lines of credit of dealers conducting business in Brazil and financing for retail purchasers in Brazil or Argentina of products manufactured by AGCO or its Restricted Subsidiaries, or by AGCO of Guaranties by Restricted Subsidiaries of such lines of credit, and (C) by AGCO of Indebtedness of Xavier Fendt GmbH & Company;

          (xiv) Guaranties permitted under subsection (b) above (other than clause (xiii) thereof);

          (xv) Guaranties of obligations (other than obligations constituting
     Debt) of any Subsidiary incurred in the ordinary course of such Subsidiary's business;

          (xvi) securities received in settlement of bankruptcy claims;

          (xvii) Guaranties by the French Subsidiary of Debt of English Subsidiary Three permitted under Section 5.02(b)(vii); and

          (xviii) Guaranties by AGCO of Indebtedness of its Restricted Subsidiaries permitted under Section 5.02(b)(ix).

          (g) Dividends, Etc. Declare or pay any dividends, purchase, redeem,
              ---------------
retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or permit any of its Restricted Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of AGCO or any warrants, rights or options to acquire such capital stock, except that

          (i) so long as no Default shall have occurred and be continuing, AGCO may

               (A) declare and deliver dividends and distributions payable only in, or convert any preferred stock into, Common Stock of AGCO, and

               (B) declare and pay cash dividends to its stockholders and purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock for cash so long as the aggregate amount thereof does not exceed

                    (1) 50% of Consolidated Net Income for the period beginning
               January 1, 1995 and ending at the end of the fiscal quarter immediately preceding such declaration or payment, minus

                    (2) the aggregate amount of any cash Investments then
               outstanding and made pursuant to subsection (f)(ii) above in excess of U.S. $50,000,000;

          (ii) AGCO may acquire shares of its capital stock to eliminate fractional shares; provided that the aggregate amount paid by AGCO pursuant to acquisitions under this clause (ii) after the date of this Agreement shall not exceed U.S. $20,000,000.

Any dividend permitted under this Subsection (g) on the date of its declaration may continue to be paid notwithstanding any subsequent change; provided that any dividend shall be paid within 90 days after its declaration.

          (h) Change in Nature of Business. Engage, or permit any of its Restricted Subsidiaries (including without limitation any Persons becoming Restricted Subsidiaries after the date hereof) to engage in any business that is not related, ancillary or complementary to the business of AGCO and its Restricted Subsidiaries as of the date hereof.

          (i) Charter Amendments. Amend, or permit any of its Restricted Subsidiaries to amend, its charter, bylaws or similar constituent documents that would have a Material Adverse Effect.

          (j) Prepayments, Etc. of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of, or amend, modify or supplement in any way, any subordination terms of, any Debt, other than

          (i) the prepayment of the Advances in accordance with the terms of this Agreement;

          (ii) payments and prepayments of Debt outstanding under any overdraft facility permitted under subsection (b)(viii) above;

          (iii) regularly scheduled or required repayments or redemptions of Debt outstanding on the date hereof;

          (iv) regularly scheduled payments in respect of New Subordinated Debt (to the extent such payment is not contrary to the terms of subordination thereof);

          (v) payments and prepayments of Debt owed by (A) AGCO to any Restricted Subsidiary (other than a Foreign Subsidiary), (B) any Restricted Subsidiary to AGCO, and (C) any Restricted Subsidiary to another Restricted Subsidiary (other than a Foreign Subsidiary);

          (vi) the prepayment of the Debt outstanding under the Old Credit Agreement; and

          (vii) the payment of Debt with the Net Cash Proceeds of the sale of the Caravan division of Xavier Fendt GmbH & Company;

or amend, modify or change in any manner any term or condition (including without limitation any financial covenant) of any such Debt, or permit any of its Restricted Subsidiaries to do any of the foregoing (other than to prepay any Debt payable to AGCO); or cancel, forgive or modify in any respect materially adverse to AGCO or the Lenders any Debt owing by a Subsidiary to AGCO or another Subsidiary.

          (k) Restrictions on Dividends. Permit any of its Restricted Subsidiaries to enter into agreements that prohibit or limit the amount of dividends or loans that may be paid or made to AGCO or another Subsidiary of AGCO by any of its Restricted Subsidiaries or any demands for payment on Debt owing by any Restricted Subsidiary of AGCO to AGCO or another Subsidiary of AGCO, other than (i) restrictions imposed under an agreement for the sale of all of the capital stock or other equity interest of a Subsidiary or for the sale of a substantial part of the assets of such Subsidiary, in either case to the extent permitted hereunder and pending the consummation of such sale, and (ii) restrictions in any agreement with another Person relating to a joint venture conducted through a Subsidiary of AGCO in which such Person is a minority stockholder requiring the consent of such Person to the payment of dividends.

          (l) New Subsidiaries. Acquire, or permit any of its Restricted Subsidiaries to acquire, any new Subsidiary, or permit any Dormant Subsidiary to cease to meet the conditions necessary to qualify as a Dormant Subsidiary hereunder, unless such new

Subsidiary or Dormant Subsidiary (if other than a Finance Subsidiary) shall have executed and delivered to the Administrative Agent a Loan Party Guaranty in form and substance satisfactory to the Administrative Agent of any or all Loan Parties' obligations hereunder and under the other Loan Documents, as determined by the Administrative Agent; provided that, subject to Section 5.01(l), no Foreign Subsidiary shall be required to guaranty the obligations of any Subsidiary that is not a Foreign Subsidiary.

          (m) Issuance or Sales of Stock. Either

          (i) sell, assign or otherwise transfer, or permit any of its Restricted Subsidiaries to sell, assign or otherwise transfer, any capital stock of any Restricted Subsidiary owned at any time after the date hereof, or

          (ii) permit any Restricted Subsidiary to issue or sell any shares of its capital stock, except

               (A) to qualify directors of Subsidiaries where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of capital stock of Subsidiaries incorporated in jurisdictions outside of the United States of America, and

               (B) issuances and sales of capital stock by Wholly Owned Restricted Subsidiaries to AGCO or other Wholly Owned Subsidiaries of AGCO permitted by subsection (f)(ii) above,

     except that AGCO or any Restricted Subsidiary may so transfer, issue or sell such capital stock or shares:

          (1) if, after giving effect to such transfer, issuance or sale, no Default shall have occurred and be continuing (including without limitation any Default under subsection (b) or (f) above);

          (2) in circumstances where, as a result of such transfer, issuance or sale, any Person would cease to be a Restricted Subsidiary, no Default would have existed under Section 5.04 as of the end of the most recent fiscal quarter of AGCO, assuming that such Person had not been a Restricted Subsidiary at any time during the periods or on any date used in making any calculation or determination under such Section; and

          (3) if AGCO shall have delivered to each Lender (x) a certification to the effect set forth in clause (1) and (if applicable) clause (2) above (together with a reasonably detailed statement showing the basis for its certification as to the matters described in clause (ii)) and (y) if requested by the Administrative Agent pro-forma financial statements for each period and date referred to in clause (2) above prepared as if such Person had not been a Restricted Subsidiary for such period or as of such date.

          (n) Change in Policies Regarding Receivables, Reserves and Allowances. Modify, supplement or fail to carry out, or permit any Restricted Subsidiary to modify, supplement or fail to carry out, in any material respect, its policies and procedures in effect on the date hereof regarding the creation of Reserves and Allowances or the terms of the obligations of the obligors under Receivables, or implement any such policies or procedures that differ materially from those of AGCO in effect on the date hereof.

          (o) Excess Proceeds. Permit to exist any Excess Proceeds (as defined in the Subordinated Debt Indenture), if the existence thereof would require AGCO to offer to purchase the New Subordinated Debt.

          (p) No Notice Under Subordinated Debt Indenture. Deliver, or permit there to be delivered, to the trustee under the Subordinated Debt Indenture any notice that any agreement, instrument or document, other than this Agreement and related instruments and documents, is the "Bank Credit Agreement" thereunder.

          SECTION 5.03. Reporting Requirements. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, AGCO will, unless the Required Lenders shall otherwise consent in writing, furnish to the Administrative Agent (with a sufficient number of copies so that the Administrative may distribute a copy to the Canadian Administrative Agent and each of the Lenders, and the Administrative Agent agrees promptly following receipt thereof to distribute to the Canadian Administrative Agent and each Lender a copy of each item received by it pursuant to this Section 5.03):

          (a) Default Notice. As soon as possible and in any event within two days after a Responsible Employee shall know of the occurrence of each Default, a statement of the chief financial officer of AGCO setting forth details of such Default and the action that AGCO has taken and proposes to take with respect thereto.

          (b) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of AGCO, and within 100 days after the end of the fourth quarter of each fiscal year of AGCO, consolidated balance sheets of AGCO and its Restricted Subsidiaries and (in the case of the first three fiscal quarters) AGCO and its Subsidiaries, respectively, as of the end of such quarter and consolidated statements of income and cash flows of AGCO and its Restricted Subsidiaries and (if applicable) AGCO and its Subsidiaries, respectively, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of AGCO as having been prepared in accordance with GAAP, together with, in the case of the financial statements relating to the first three fiscal quarters,

          (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that AGCO has taken and proposes to take with respect thereto, and

          (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by AGCO in determining compliance with the covenants contained in Sections 5.02(e)(iii), 5.02(f)(ii) and (v), 5.02(g)(i)(B) and
     (iii) and 5.04(a), (b), (c) and (d).

          (c) Annual Financials. As soon as available and in any event within 100 days after the end of each fiscal year of AGCO, a copy of the annual audit report for such year for AGCO and its Subsidiaries, including therein consolidated balance sheets and consolidated statements of income and cash flows of AGCO and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders of Arthur Andersen LLP or other independent public accountants of recognized national standing, together with

          (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of AGCO and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof;

          (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such fiscal year, the Consolidated Average Funded Debt/EBITDA Ratio and compliance with the covenants contained in Sections 5.02(e)(iii), 5.02(f)(ii) and (v), 5.02(g)(i)(B) and (iii) and 5.04(a), (b), (c) and (d);
     and

          (iii) a certificate of the chief financial officer of AGCO stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that AGCO has taken and proposes to take with respect thereto.

          (d) ERISA Events and ERISA Reports. (i) Promptly and in any event within 10 Business Days after any Responsible Employee of any Loan Party or any of its ERISA Affiliates knows or has reason to know that any ERISA Event with respect to any Loan Party or any of its ERISA Affiliates has occurred, a statement of the chief financial officer of AGCO describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto, and (ii) on the date on which any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

          (e) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan of any Loan Party or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan.

          (f) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan for which any Loan Party or any of its ERISA Affiliates is required to file such report.

          (g) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates, copies of each notice concerning

          (i) the imposition of Withdrawal Liability by any such Multiemployer Plan that might have a Material Adverse Effect,

          (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan that might be expected to have a Material Adverse Effect or

          (iii) the amount of liability incurred by such Loan Party or any of its ERISA Affiliates in connection with any event described in clause (i) or (ii), if paying such liability might have a Material Adverse Effect.

          (h) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting AGCO or any of its Subsidiaries of the type described in Section 4.01(h).

          (i) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that AGCO or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (j) Creditor Reports. Upon request by either Agent or any Lender, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.03.

          (k) Material Contract Notices. Promptly upon receipt thereof, copies of all default notices received by any Loan Party or any of its Subsidiaries under or pursuant to any Material Contract and, from time to time upon request by the Administrative Agent, such information regarding any Material Contracts as the Administrative Agent may reasonably request.

         (l) Environmental Conditions. Promptly after the occurrence thereof, notice of any condition or occurrence on any property of any Loan Party or any of its Subsidiaries that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit or would be reasonably likely to form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or such property that could have a Material Adverse Effect.

         (m) Adverse Developments. Promptly after the occurrence thereof, notice of any other event or condition relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of AGCO and its Restricted Subsidiaries (including without limitation any events or conditions described in Section 4.01(q) or the loss of use of any trademarks or patents) that is reasonably likely to have a Material Adverse Effect.

         (n) Borrowing Base Certificates. As soon as practicable and, in any event by

         (i) the 15th day after the last day of each calendar month (or, if such day is not a Business Day, on the next-following day that is a Business
    Day),

         (ii) if a Default shall have occurred and be continuing, not later than the fifth Business Day after the Required Lenders shall have requested the same, and

          (iii) if a sale of Receivables shall have occurred pursuant to Section 5.02(e)(v), not later than the fifth Business Day after the date of such sale,

a Borrowing Base Certificate executed by the Chief Financial Officer, the Treasurer or an Assistant Treasurer of AGCO with respect to the Receivables and Inventory of AGCO and its Restricted Subsidiaries as of the last Business Day of the immediately preceding calendar month, in the case of a Borrowing Base Certificate delivered pursuant to clause (i) above, as of the date of such request, in the case of a Borrowing Base Certificate delivered pursuant to clause (ii) above and as of the date of such sale, in the case of a Borrowing Base Certificate delivered pursuant to clause (iii) above.

         (o) Quarterly Operations Report. As soon as possible and in any event by the 45th day after each fiscal quarter of AGCO, beginning with the fiscal quarter ending December 31, 1996, a quarterly operations report in respect of the immediately preceding fiscal quarter in substantially the form prepared by AGCO for its internal use and containing substantially the information as is contained in such report as of the date hereof.

         (p) Replacement Schedules. Promptly, and in any event within 30 days, after any information contained in Schedule 4.01(b) (other than with respect to Dormant Subsidiaries) or any representation or warranty herein referring to such Schedule, if repeated as of any date, shall become or would be incorrect or incomplete, deliver to the Administrative Agent a replacement for such Schedule that will cause such information, or such representation or warranty, to be correct and complete.

         (q) Securitization Debt. Promptly on request by the Administrative Agent, such information as the Administrative Agent may request to determine the aggregate principal amount of Securitization Debt outstanding on any date.

         (r) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, taxes, properties or prospects of any Loan Party or any of its Subsidiaries as any Co-Manager may reasonably request or any Lender may from time to time reasonably request through a Co-Manager.

         SECTION 5.04. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, AGCO will, unless the Required Lenders otherwise consent in writing:

         (a) Consolidated Total Debt Ratio. Maintain, as of the end of each fiscal quarter of AGCO, the ratio of

          (i) the aggregate principal amount of all Debt of AGCO and its Restricted Subsidiaries, to

          (ii) such aggregate principal amount, plus Consolidated Net Worth, in each case at the last day of such fiscal quarter, at no more than .60 to 1.

          (b) EBITDA Ratio. Maintain, as of the end of each fiscal quarter of AGCO, the ratio of

          (i) Consolidated EBITDA, to

          (ii) (A) Consolidated Net Interest Expense, plus

               (B) the aggregate principal amount of Consolidated Senior Funded Debt to be paid within one year after the last day of such fiscal quarter, plus

               (C) the aggregate amount of all capital expenditures made by AGCO and its Restricted Subsidiaries,

in the case of clauses (i), (ii)(A) and (ii)(C) above for such fiscal quarter and the three fiscal quarters of AGCO immediately preceding such fiscal quarter, at no less than the ratio set forth below with respect to the date on which such fiscal quarter ends:

-------------------------------------------------------------------
RATIO                    FISCAL QUARTERS ENDING:
-------------------------------------------------------------------
2.00 to 1.00             Prior to March 31, 1999
-------------------------------------------------------------------
1.20 to 1.00             On or after March 31, 1999 but prior to
                         December 31, 1999
-------------------------------------------------------------------
1.30 to 1.00             On or after December 31, 1999 but prior to
                         December 31, 2000
-------------------------------------------------------------------
1.50 to 1.00             On or after December 31, 2000 but prior to
                         March 31, 2001
-------------------------------------------------------------------
1.75 to 1.00             On or after March 31, 2001
-------------------------------------------------------------------

          (c) Consolidated Senior Funded Ratio. Maintain, as of the last day of each fiscal quarter of AGCO, the ratio of

          (i) the aggregate principal amount of Consolidated Senior Funded Debt and Securitization Debt as of the end of such fiscal quarter to

          (ii) Consolidated EBITDA for such fiscal quarter and the three complete fiscal quarters of AGCO immediately preceding such fiscal quarter, at no more than the ratio set forth below with respect to the date on which such fiscal quarter ends:

----------------------------------------------------------------------
RATIO                       FISCAL QUARTERS ENDING:
----------------------------------------------------------------------
5.00 to 1.00                Prior to December 31, 1999
----------------------------------------------------------------------
4.00 to 1.00                On or after December 31, 1999 but prior to
                            September 30, 2000
----------------------------------------------------------------------
3.75 to 1.00                On or after September 30, 2000 but prior to
                            December 31, 2000
----------------------------------------------------------------------
3.50 to 1.00                On or after December 31, 2000
----------------------------------------------------------------------

          (d) Consolidated Tangible Net Worth Ratio. Maintain, as of the last day of each fiscal quarter of AGCO, the ratio of

               (i) the sum of (A) Consolidated Tangible Net Worth, and (B) the aggregate principal amount of all New Subordinated Debt and the Convertible Subordinated Debentures, to

               (ii) Consolidated Total Assets,

     in each case as of the last day of such fiscal quarter, at no less than

               (1) 0.22 to 1.00, if such fiscal quarter ends before July 1, 1997,

               (2) 0.26 to 1.00, if such fiscal quarter ends after July 1, 1997 but before October 1, 1998,

               (3) 0.30 to 1.00, if such fiscal quarter ends after October 1, 1998.

          SECTION 5.05. Covenants of the Borrowing Subsidiaries. Each Borrowing Subsidiary will perform and observe each covenant in Section 5.01 and 5.02 that AGCO is required to cause it to perform or observe under such Sections.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) (i) Any Borrower shall fail to pay (A) any principal or face amount of any Advance on the date when the same becomes due and payable, or
     (B) any interest on any Advance within one day after the date when the same becomes due and payable, or (ii) any Loan Party shall fail to make any other payment under any Loan Document, in any case within five days after the date when the same becomes due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) AGCO shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e)(with respect to any Borrower), 5.02(c), (d), (e), (g) or (m), 5.03(a) or 5.04; or

          (d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of (i) such Loan Party having knowledge thereof, and (ii) written notice thereof having been given to AGCO; or

          (e) any Loan Party or any of AGCO's other Restricted Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt, if such Debt is outstanding in a principal or notional amount of at least U.S. $10,000,000 in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) any Loan Party or any of AGCO's other Restricted Subsidiaries shall generally not pay its debts as such debts become due, shall suspend or threaten to suspend making payment whether of principal or interest with respect to any class of its debts or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of AGCO's other Restricted Subsidiaries seeking, or seeking the administration, to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, administrator, receiver and manager, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against, or the appointment of a receiver, administrator, receiver and manager, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of AGCO's other Restricted Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f), or an encumbrancer takes possession of, or a trustee or administrator or other receiver or similar officer is appointed in respect of, all or any part of the business or assets of any Loan Party or any of AGCO's other Restricted Subsidiaries, or distress or any form of execution is levied or enforced upon or sued out against any such assets and is not discharged within seven days of being levied, enforced or sued out, or any Lien that may for the time being affect any of its assets becomes enforceable, or anything analogous to any of the events specified in this subsection (f) occurs under the laws of any applicable jurisdictions; or

          (g) any judgment or order for the payment of money in excess of U.S. $10,000,000 (other than any such judgment for a monetary amount insured against by a reputable insurer that shall have admitted liability therefor) shall be rendered against any Loan Party or any of AGCO's other Restricted Subsidiaries and either

               (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or

               (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of AGCO's other Restricted Subsidiaries that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

          (j) any security agreement or other document delivered pursuant to
     Section 5.01(n) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first-priority Lien (or a valid first-priority Lien in the case of collateral provided by a Foreign Subsidiary) on any purported collateral referred to therein; or

          (k) any of the following shall occur:

               (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of AGCO (or other securities convertible into such Voting Stock) representing 40% or more of the combined voting power of all Voting Stock of AGCO; or

               (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of AGCO (together with any new directors whose election to the board of directors or whose nomination for election by AGCO's stockholders was approved by a vote of at least two-thirds of the members of the board of directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of AGCO; or

               (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over Voting Stock of AGCO (or other securities convertible into such securities) representing 40% or more of the combined voting power of all Voting Stock of AGCO; or

               (iv) any "Change of Control", as defined in the Subordinated Debt Indenture, shall occur; or

          (l) any ERISA Event shall have occurred with respect to a Plan of any Loan Party or any of its ERISA Affiliates and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Loan Parties and their ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist for which the liability of the Loan Parties and their ERISA Affiliates is reasonably likely to have a Material Adverse Effect; or

          (m) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts then required to be paid to Multiemployer Plans by the Loan Parties and their ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), is reasonably likely to have a Material Adverse Effect; or

          (n) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount that is reasonably likely to have a Material Adverse Effect, then, and in any such event, the Administrative Agent

          (i) may, and shall at the request of the Required Lenders, by notice to AGCO, declare the obligation of each Lender to make Advances and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and

          (ii) may, and shall at the request of the Required Lenders,

               (A) by notice to AGCO, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and

               (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable;

provided that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code,

          (x) the obligation of each Lender to make Advances and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and

          (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

          SECTION 6.02. Actions in Respect of the Letters of Credit. If

          (a) an event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code shall have occurred, AGCO will forthwith, and

          (b) any other Event of Default shall have occurred and be continuing, the Administrative Agent may, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon AGCO to, and forthwith upon such demand AGCO will, pay to the Administrative Agent on behalf of the Lenders in same-day funds at the Administrative Agent's office designated in such demand, for deposit in such interest-bearing account as the Administrative Agent shall specify (the "L/C Cash Collateral Account"), an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lenders or that the total amount of such funds is less than the amount required to be on deposit hereunder, AGCO will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (i) such amount required to be deposited hereunder over (ii) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. The L/C Cash Collateral Account shall be in the name and under the sole dominion and control of the Administrative Agent. The Administrative Agent shall have no obligation to invest any amounts on deposit in the L/C Cash Collateral Account. AGCO grants to the Administrative Agent, for its benefit and the benefit of the Lenders, the Agents and the Issuing Banks, a lien on and security interest in the L/C Cash Collateral Account and all amounts on deposit therein as collateral security for the performance of the Borrowers' obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have all rights and remedies available to it under applicable law with respect to the L/C Cash Collateral Account and all amounts on deposit therein.


                                   ARTICLE VII

                                   THE AGENTS

          SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes Rabobank to take action on its behalf as the Administrative Agent, and each Canadian Subsidiary Lender hereby appoints and authorizes Deutsche Bank Canada to act on its behalf as Canadian Administrative Agent, to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to them respectively by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including without limitation enforcement or collection of the Notes), neither Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided that neither Agent shall be required to take any action that exposes it or its officers or directors to personal liability or that is contrary to this Agreement or applicable law. Each Agent will give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 7.02. Agents' Reliance, Etc. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:

          (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07;

          (ii) respectively, may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it, and may rely on any opinion of counsel delivered under this Agreement, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts or any such opinion;

          (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents by any other Person;

          (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party;

          (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto (other than its own execution and delivery thereof) or the creation, attachment perfection or priority of any Lien purported to be created under or contemplated by any Loan Document;

          (vi) respectively, shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties;

          (vii) shall have no liability or responsibility to any Loan Party for any failure on the part of any Lender to comply with any obligation to be performed by such Lender under this Agreement;

          (viii) shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default under this Agreement unless they have received notice from a Lender or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default";

          (ix) shall incur no liability as a result of any determination whether the transactions contemplated by the Loan Documents constitute a "highly leveraged transaction" within the meaning of the interpretations issued by the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System; and

          (xi) may act directly or through agents on its behalf.

          SECTION 7.03. Agents, in their Individual Capacity and Affiliates. With respect to their respective Commitments, and the Advances made by each of them, respectively, and the Notes issued to each of them, respectively, Rabobank and Deutsche Bank Canada shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Rabobank and Deutsche Bank Canada in their individual capacities. Rabobank and Deutsche Bank Canada and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Rabobank and Deutsche Bank Canada were not Agents and without any duty to account therefor to the Lenders.

          SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on the financial statements referred to in Section 4.01(f) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. Each Lender severally agrees to indemnify each Agent and each Co-Manager (to the extent not promptly reimbursed by the Borrowers) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including without limitation fees and expenses of legal counsel consulted pursuant to Section 7.02(ii)) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such

Agent or any Co-Manager in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent or any Co-Manager under the Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's or such Co-Manager's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent and each Co-Manager promptly upon demand for its ratable share of any costs and expenses payable by any Borrower under Section 8.04, to the extent that such Agent or such Co-Manager is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of

          (a) the aggregate principal amount of the Advances (other than Advances by way of Bankers' Acceptances) outstanding at such time and owing to the respective Lenders;

          (b) the aggregate face amount of Bankers' Acceptances outstanding at such time and owing to the respective Lenders;

          (c) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and

          (d) their respective Unused Multi-Currency Commitments and Unused Canadian Subsidiary Commitments at such time.

          SECTION 7.06. Successor Agent. Either Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed (but only as to all of the Facilities) at any time with cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or other financial institution and having a combined capital and surplus of at least U.S. $1,000,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this Article VII and Section 8.04 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that

          (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time:

               (i) waive any of the conditions specified in Section 3.02,

               (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder,

               (iii) amend this Section 8.01,

               (iv) reduce or forgive the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or increase the aggregate amount of the Commitments,

               (v) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or amend Section 2.05,

               (vi) permit any Letter of Credit to have an expiration date (including all rights of a Borrower or beneficiary to require renewal) later than 60 days before the Termination Date or

               (vii) waive any rights under, consent to any departure from or agree to any amendment of any provision of, the Subordinated Debt Indenture;

          (b) no amendment, waiver or consent shall be made to Section 2.09(f) except with the consent of the Supermajority Lenders;

          (c) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Facility affected by such amendment, waiver or consent,

               (i) increase the Commitments of such Lender or subject such Lender to any additional obligations,

               (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender,

               (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or

               (iv) change the order of application of any prepayment set forth in Section 2.05 in any manner that materially affects such Lender;

          (d) no amendment, waiver or consent shall, unless in writing and signed by the Appropriate Issuing Bank in addition to the Lenders required above to take such action, affect the rights or obligations of such Issuing Bank under this Agreement; and

          (e) no amendment, waiver or consent shall, unless in writing and signed by the Appropriate Agent, in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or any Note.

          Anything in this Agreement to the contrary notwithstanding, if any Lender shall fail to fulfill its obligations to make an Advance hereunder then, for so long as such failure shall continue, such Lender shall (unless AGCO and the Required Lenders, determined as if such Lender were not a "Lender" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or the Notes (including without limitation under this Section 8.01) to have no Advances or Commitments, shall not be treated as a "Lender" hereunder when performing the computation of Required Lenders, and shall have no rights under this Section 8.01; provided that any action taken by the other Lenders with respect to the matters referred to in clause (a) or (b) of this Section 8.01 shall not be effective as against such Lender.

          SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered,

          (a) if to the AGCO or any Borrowing Subsidiary to AGCO at its address at 4830 River Green Parkway, Duluth, Georgia 30136, Attention: General Counsel, Telecopier No. (404) 813-6158, with a copy to the Chief Financial Officer at the same address and telecopier number;

          (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender;

          (c) if to the Administrative Agent, at its address at 245 Park Avenue, 38th Floor, New York, New York 10167, Attention: Structured Finance Department, Telecopier No. (212) 922-0969; and

          (d) if to the Canadian Administrative Agent, at its address at P.O. Box 196, 222 Bay Street, 12th Floor, Toronto, Ontario M5K 1H6, Attention:
     Francois Wentzel, Vice President and Director, Telecopier No. (416)
     682-8484,

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when five days after deposit in the mails and when transmitted by telecopier, except that notices and communications to an Agent pursuant to Article II, III or VII shall not be effective until received by such Agent.

          SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or either Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04. Costs and Expenses. (a) (i) AGCO agrees to pay on demand all costs and expenses of the Agents and each Co-Manager in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents at any time (including without limitation in connection with this amendment and restatement) (including without limitation (A) all due diligence, syndication, transportation, computer, duplication, appraisal, audit, insurance and consultant fees and expenses and (B) the reasonable fees and expenses of counsel (including without limitation New York, local and foreign counsel) for the Agents and/or the Co-Managers with respect thereto, with respect to advising the Agents and Co-Managers as to their respective rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto); provided that AGCO shall not be obligated to pay out-of-pocket expenses of the Administrative Agent or the Co-Managers referred to in clause (A) above to the extent that the aggregate amount thereof exceeds U.S. $50,000.

          (ii) AGCO further agrees to pay on demand all costs and expenses of each Agent, each Co-Manager and each Lender in connection with the enforcement of the Loan Documents against any Borrower, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including without limitation the reasonable fees and expenses of counsel for each Agent, each Co-Manager and each Lender with respect thereto), and each Borrowing Subsidiary severally agrees to pay on demand all such costs and expenses in respect of any such enforcement relating to itself.

          (b) AGCO agrees to indemnify and hold harmless each Agent, each Co-Manager and each Lender and each of their affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including without limitation reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with

          (i) any acquisition or proposed acquisition;

          (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries; or

          (iii) any financing hereunder;

in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrowers agree not to assert any claim against the either Agent, any Co-Manager, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Loan Document or the actual or proposed use of the proceeds of the Advances.

          (c) If any prepayment or payment (or failure to prepay after the delivery of a notice of prepayment) of principal of, or Conversion of, any Eurocurrency Rate Advance is made by Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 2.15, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Appropriate Agent), pay to the Appropriate Agent for the account of such Lender any amounts required to compensate such Lender for all losses, costs or expenses that such Lender may reasonably incur as a result of such failure, including without limitation foreign exchange losses, based on customary funding and foreign exchange hedging arrangements, whether or not such arrangements actually occur, and any and all other losses, costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Borrowing and the unavailability of funds as a result of such Borrower failing to prepay any amount when specified in a notice of prepayment or otherwise when due, but excluding loss of anticipated profits.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including without limitation fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by either Agent, any Co-Manager or any Lender, in its sole discretion.

          SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law and subject to Section 2.12, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of a Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify such Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including without limitation other rights of set-off) that such Lender and its Affiliates may have.

          SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Agents and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agents, the Issuing Banks and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender except as permitted under Section 5.02(d). Section 8.13 shall also inure to the benefit of each Subsidiary of AGCO referred to therein.

          SECTION 8.07. Assignments and Participations. (a) Each Lender and the Issuing Bank may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment or Commitments, and the Advances owing to it and the Note or Notes held by it), and the Issuing Bank may assign its Letter of Credit Commitment; provided that

          (i) any such assignment by an Issuing Bank of its Letter of Credit Commitment shall be of its entire Letter of Credit Commitment;

          (ii) in the case of each such assignment of a Multi-Currency Commitment (except in the case of an assignment to a Person that, immediately prior to such assignment, was a Multi-Currency Lender or an assignment of all of a Multi-Currency Lender's rights and obligations under this Agreement), (A) the amount of the Multi-Currency Commitment of the assigning Multi-Currency Lender being assigned pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than U.S. $15,000,000 and shall be an integral multiple of U.S. $1,000,000, and (B) the assignor shall simultaneously assign to the assignee a ratable share of (1) all participations in Letters of Credit issued for the account of Multi-Currency Borrowers and then outstanding, and (2) all Letter of Credit Advances then owing to such Lender as a result of draws on Letters of Credit issued for the account of Multi-Currency Borrowers;

          (iii) in the case of each such assignment of a Canadian Subsidiary Commitment (except in the case of an assignment to a Person that, immediately prior to such assignment, was a Canadian Subsidiary Lender or an assignment of all of a Canadian Subsidiary Lender's rights and obligations under this Agreement), (A) the amount of the Canadian Subsidiary Commitment of the assigning Canadian Subsidiary Lender being assigned pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than U.S. $10,000,000 and shall be an integral multiple of U.S. $1,000,000, and (B) the assignor shall simultaneously assign to the assignee a ratable share of (1) all participations in Letters of Credit issued for the account of the Canadian Subsidiary and then outstanding, and (2) all Letter of Credit Advances then owing to such Lender as a result of draws on Letters of Credit issued for the account of the Canadian Subsidiary;

          (iv) each such assignment shall be to an Eligible Assignee;

          (v) the proposed Assignee (if other than an affiliate of the assignor) shall be approved by the Administrative Agent, AGCO, the Canadian Administrative Agent and the Canadian Issuing Bank (if such assignment relates to Canadian Subsidiary Advances or Canadian Subsidiary Commitments) and the Multi-Currency Issuing Bank (if such assignment relates to Multi-Currency Advance or Multi-Currency Commitments) (such approval in each case not to be unreasonably withheld or delayed); and

          (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent for its own account, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of U.S. $2,500, payable by the assignee to the Administrative Agent.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,

          (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under any other Loan Document have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder, and

          (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and under each other Loan Document (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

          (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

          (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;

          (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
     Section 4.01(f) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (iv) such assignee will, independently and without reliance upon either Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (v) such assignee confirms that it is an Eligible Assignee or an Affiliate of the assignor;

          (vi) such assignee appoints and authorizes the Administrative Agent (and, if such assignee will be a Canadian Subsidiary Lender, the Canadian Administrative Agent) to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent (and the Canadian Administrative Agent, if applicable) by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and

          (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Issuing Banks and the Lenders and their respective Commitment under each Facility of, the principal amount of the Advances owing under each Facility to, and the Notes held by, each Lender from time to time (the

"Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower, the Canadian Administrative Agent, either Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent, promptly following receipt thereof, will notify the Canadian Administrative Agent of any Assignment and Acceptance relating to the Canadian Subsidiary Facility.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto,

          (i) record the information contained therein in the Register, and

          (ii) give prompt notice thereof to the Borrowers.

Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto for AGCO and the Borrowing Subsidiaries.

          (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to a financial institution (a "Participant"); provided that

          (i) such Lender's obligations under this Agreement (including without limitation its Commitments) shall remain unchanged;

          (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement,

          (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and

          (v) no Participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce or forgive the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, except in accordance with the terms hereof or of any other Loan Document.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or Participant or proposed assignee or Participant, any public information relating to any Borrower furnished to such Lender by or on behalf of such Borrower and any information conspicuously labelled by a Borrower as being confidential at the time such information is furnished to such Lender if such assignee or Participant or proposed assignee or Participant has agreed to use reasonable efforts to keep such information confidential.

          (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including without limitation the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          Section 8.08. Judgment Currency. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at 11:00 A.M. on the second Business Day preceding that on which final judgment is given.

          (b) The obligation of a Borrower in respect of any sum due in the Original Currency from it to any Lender or either Agent hereunder or under the Notes held by such

Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or such Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or such Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or such Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or such Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or such Agent (as the case may be) in the Original Currency, such Lender or such Agent (as the case may be) agrees to remit to such Borrower such excess.

          SECTION 8.09. Consent to Jurisdiction. Each Borrower irrevocably

          (a) submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to any Loan Document;

          (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or in such Federal court;

          (c) waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding (including without limitation Articles 14 and 15 of the French Civil Code);

          (d) consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Borrower at its address specified in Section 8.02; and

          (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this Section 8.09 shall affect the right of either Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of either Agent or any Lender to bring any action or proceeding against any Borrower or its property in the courts of other jurisdictions.

          Each Borrower irrevocably appoints and designates AGCO as its agent for service of process and, without limitation of any other method of service, consents to service of process by mail at the address of AGCO for delivery of notices specified in Section 8.02.

          SECTION 8.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 8.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.12. No Liability of the Issuing Banks. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither Issuing Bank nor any of its officers or directors shall be liable or responsible for:

          (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

          (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

          (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

          (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit,

except that no Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to a Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by

          (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or

          (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit.

In furtherance and not in limitation of the foregoing, either Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 8.13. Certain Cash Deposits.

     (a) If, as of the 15th day of the first complete calendar month after the end of the each fiscal quarter of AGCO (or, if such 15th day is not a Business Day, the next-following Business Day), the Multi-Currency Borrower Outstandings shall exceed 105% of the Multi-Currency Facility (the "Multi-Currency Borrower Excess Outstandings") and to the extent that a Multi-Currency Borrower is not required on such date to prepay Multi-Currency Advances in an aggregate principal amount equal to the Multi-Currency Borrower Excess Outstandings pursuant to Section 2.05(b)(ii)(A), AGCO will, promptly after a request therefor by the Administrative Agent, deposit in same-day funds at the Administrative Agent's office designated in such request, for deposit in such interest-bearing account as the Administrative Agent shall specify (the "Multi-Currency Borrower Cash Collateral Account"), an amount equal to the Multi-Currency Borrower Excess Outstandings (net of any prepayment pursuant to Section 2.05(b)(ii)(A)). The Multi-Currency Borrower Cash Collateral Account shall be in the name and under the sole dominion and control of the Administrative Agent. The Administrative Agent shall have no obligation to invest any amounts on deposit in the Multi-Currency Borrower Cash Collateral Account. AGCO grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a lien on and security interest in the Multi-Currency Borrower Cash Collateral Account and all amounts from time to time on deposit therein as collateral security for the performance of AGCO's obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have all rights and remedies available to it under applicable law with respect to the Multi-Currency Borrower Cash Collateral Account and all amounts on deposit therein. Promptly after any date on which there shall occur a reduction in the amount of the Multi-Currency Borrower Excess Outstandings, the Administrative Agent will return to AGCO, free and clear of any Lien under this subsection (a), an amount equal to the excess of amounts then on deposit in the Multi-Currency Borrower Cash Collateral Account (including accrued interest) over the amount of the Multi-Currency Borrower Excess Outstandings as of the date of and after giving effect to such reduction.

     (b) If, as of the 15th day of the first complete calendar month after the end of the each fiscal quarter of AGCO (or, if such 15th day is not a Business Day, the next-following Business Day), the Canadian Subsidiary Outstandings shall exceed 105% of the Canadian Subsidiary Facility (the "Canadian Subsidiary Excess Outstandings") and to the extent that the Canadian Subsidiary is not required on such date to prepay Canadian Subsidiary Advances in an aggregate principal amount equal to the Canadian Subsidiary Excess Outstandings pursuant to Section 2.05(b)(ii)(B), the Canadian Subsidiary will, promptly after a request therefor by the Canadian Administrative Agent, deposit in same-day funds at the Canadian Administrative

Agent's office designated in such request, for deposit in such interest-bearing account as the Canadian Administrative Agent shall specify (the "Canadian Subsidiary Cash Collateral Account"), an amount equal to the Canadian Subsidiary Excess Outstandings (net of any prepayment pursuant to Section 2.05(b)(ii)(A)). The Canadian Subsidiary Cash Collateral Account shall be in the name and under the sole dominion and control of the Canadian Administrative Agent. The Canadian Administrative Agent shall have no obligation to invest any amounts on deposit in the Canadian Subsidiary Cash Collateral Account. The Canadian Subsidiary grants to the Canadian Administrative Agent, for its benefit and the benefit of the Lenders, a lien on and security interest in the Canadian Subsidiary Cash Collateral Account and all amounts from time to time on deposit therein as collateral security for the performance of the Canadian Subsidiary's obligations under this Agreement and the other Loan Documents. The Canadian Administrative Agent shall have all rights and remedies available to it under applicable law with respect to the Canadian Subsidiary Cash Collateral Account and all amounts on deposit therein. Promptly after any date on which there shall occur a reduction in the amount of the Canadian Subsidiary Excess Outstandings, the Canadian Administrative Agent will return to the Canadian Subsidiary, free and clear of any Lien under this subsection (b), an amount equal to the excess of amounts then on deposit in the Canadian Subsidiary Cash Collateral Account (including accrued interest) over the amount of the Canadian Subsidiary Excess Outstandings as of the date of and after giving effect to such reduction.

         SECTION 8.14. Conditions to Effectiveness of this Agreement. Conditions to the effectiveness of this Second Amended and Restated Credit Agreement are
(a) the delivery by each Subsidiary Guarantor that is not a Borrower of the confirmation and ratification attached hereto, (b) the delivery of secretaries' certificates or other evidence, in each case in form and substance satisfactory to the Agents, that this Agreement has been duly authorized by each Borrower and
(c) the execution of this Second Amended and Restated Credit Agreement by each Borrower, each Agent, the Appropriate Issuing Banks and the Required Lenders. Until such conditions shall have been satisfied, this Agreement shall continue to be in effect as in effect prior to its amendment and restatement hereby. Promptly after the effective date of this Agreement on request by any Lender the Borrowers will execute and deliver Notes to such Lender in the applicable form attached to this Agreement as Exhibits A-1 and A-2. Prior to any such delivery, the Notes previously delivered by the Borrowers pursuant to this Agreement as in effect prior to its amendment and restatement hereby shall remain valid and binding obligations of the Borrowers for all purposes, notwithstanding the amendment and restatement of the form thereof as provided in this Agreement.

         SECTION 8.15. Schedules to this Agreement. The Schedules (other than
Schedule I, which is attached to this amendment and restatement) attached to this Agreement as in effect prior to its amendment and restatement hereby are the Schedules referred to in this Agreement, as amended and restated, and shall be deemed to be the Schedules attached to, and to form a part of, this Agreement, as amended and restated.

         SECTION 8.16. Ratification of Guaranties, etc. Each Borrower that entered into a Guaranty of the obligations of some or all of the other Borrowers under the Credit Agreement or another Loan Document unconditionally confirms and agrees that each such Loan Document is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the date of this Agreement, each reference therein to "this Agreement", "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to this Agreement, as amended and restated hereby.

         SECTION 8.17. Waiver of Jury Trial. EACH OF EACH BORROWER, EACH AGENT, EACH CO-MANAGER AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF EITHER AGENT, ANY CO-MANAGER OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first-above written.


AGCO CORPORATION                           AGCO MANUFACTURING LIMITED
                                           (formerly known as MASSEY FERGUSON
                                           MANUFACTURING LIMITED)
By_________________________
  Title:
                                           By_________________________
                                             Title:
AGCO LIMITED (formerly known as
MASSEY FERGUSON LIMITED)                   AGCO S.A. (formerly known as MASSEY
                                           FERGUSON S.A.)

By_________________________                By_________________________
  Title:                                     Title:

AGCO INTERNATIONAL LIMITED                 AGCO HOLDING B.V.
(formerly known as AGCO LIMITED)

                                           By_________________________
By_________________________                  Title:
  Title:

AGCO VERTRIEBS GMBH (formerly              AGCO CANADA, LTD.
known as MASSEY FERGUSON GMBH)

                                           By_________________________
By_________________________                  Title:
  Title:

    The undersigned, as a guarantor of the Borrowers' obligations under the above Credit Agreement, consents to the amendment and restatement of such Credit Agreement as set forth above and confirms that its guaranty of such obligations is, and shall continue to be, in full force and effect and ratifies and confirms such guaranty in all respects, in each case except that, on and after the effective date of such amendment and restatement, each reference in such guaranty to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and restated as provided above.

                                                     MASSEY FERGUSON CORP.


                                                     By________________________
                                                       Title:

COOPERATIEVE CENTRALE                           DEUTSCHE BANK CANADA, as Canadian
RAIFFEISEN-BOERENLEENBANK B.A.,                 Administrative Agent, a Canadian Subsidiary
"RABOBANK NEDERLAND", NEW                       Lender and Canadian Issuing Bank
YORK BRANCH, as Administrative Agent,
Co-Manager, a Multi-Currency Lender
and Issuing Bank                                By_________________________
                                                  Title:

By_________________________
  Title:


By_________________________
  Title:

SUNTRUST BANK, ATLANTA, as Co-                  DEUTSCHE BANK AG, NEW YORK
Manager and a Multi-Currency Lender             BRANCH and/or CAYMAN ISLANDS
                                                BRANCH, as Co-Manager and a Multi-
                                                Currency Lender
By_________________________
  Title:
                                                By_________________________
                                                  Title:
By_________________________
  Title:
                                                By_________________________
                                                  Title:

THE FIRST NATIONAL BANK OF CHICAGO,
as a Multi-Currency Lender


By_________________________
  Title:


CREDIT LYONNAIS, ATLANTA AGENCY,
as a Multi-Currency Lender


By_________________________
  Title:


MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, as a Multi-Currency Lender


By_________________________
  Title:


MELLON BANK, N.A., as a
Multi-Currency Lender


By_________________________
  Title:


BANKERS TRUST COMPANY,
as a Multi-Currency Lender


By_________________________
  Title:


CHRISTIANIA BANK OG KREDITKASSE,
as a Multi-Currency Lender


By_________________________
  Title:


CIBC INC., as a Multi-Currency Lender


By_________________________
  Title:


COMMERZBANK AKTIEN-GESELLSCHAFT,
ATLANTA AGENCY, as a Multi-Currency Lender


By_________________________
  Title:


KBC BANK, N.V., as a Multi-Currency Lender


By_________________________
  Title:


CREDIT INDUSTRIEL ET COMMERCIAL,
as a Multi-Currency Lender


By_________________________
  Title:


COBANK, ACB, as a Multi-Currency Lender


By_________________________
  Title:


MARINE MIDLAND BANK,
as a Multi-Currency Lender


By_________________________
  Title:

THE BANK OF TOKYO-MITSUBISHI, LTD.,
ATLANTA AGENCY, as a Multi-Currency Lender


By_________________________
  Title:


UNION BANK OF CALIFORNIA,
as a Multi-Currency Lender


By_________________________
  Title:


BAYERISCHE HYPOTHEKEN-UND
WECHSEL BANK AKTIEN-GESSELSCHAFT,
NEW YORK BRANCH, as a Multi-Currency Lender


By_________________________
  Title:


WACHOVIA BANK OF GEORGIA, N.A.,
as a Multi-Currency Lender


By_________________________
  Title:


BANQUE FRANCAISE DU COMMERCE
EXTERIEUR, as a Multi-Currency Lender


By_________________________
  Title:


BANK OF MONTREAL, as a Multi-Currency
Lender and a Canadian Subsidiary Lender


By_________________________
  Title:


SOCIETE GENERALE,
as a Multi-Currency Lender


By_________________________
  Title:


TORONTO DOMINION (TEXAS), INC.,
as a Multi-Currency Lender


By_________________________
  Title:


BANQUE NATIONALE DE PARIS,
as a Multi-Currency Lender


By_________________________
  Title:


CLYDESDALE BANK PLC,
as a Multi-Currency Lender


By_________________________
  Title:


DG BANK DEUTSCHE GENOSSEN-
SCHAFTSBANK, CAYMAN ISLAND
BRANCH, as a Multi-Currency Lender


By_________________________
  Title:


ISTITUTO BANCARIO SAN PAOLO
DI TORINO ISTITUTO MOBILIARE
ITALIANO SPA, as a Multi-Currency Lender


By_________________________
  Title:


By_________________________
  Title:


STANDARD CHARTERED BANK,
as a Multi-Currency Lender


By_________________________
  Title:


THE SUMITOMO BANK, LIMITED,
as a Multi-Currency Lender


By_________________________
  Title:


WESTDEUTSCHE LANDESBANK
GIROZENTRALE, NEW YORK BRANCH,
as a Multi-Currency Lender


By_________________________
  Title:


BANCA NAZIONALE DEL LAVORO SPA,
NEW YORK BRANCH, as a Multi-Currency Lender


By_________________________
  Title:


NATIONAL BANK OF CANADA,
as a Canadian Subsidiary Lender


By_________________________
  Title:


THE TORONTO DOMINION BANK,
as a Canadian Subsidiary Lender


By_________________________
  Title:


BANK AUSTRIA AKTIENGESELLSCHAFT,
NEW YORK BRANCH,
as a Multi-Currency Lender


By_________________________
  Title:

                                        EXHIBIT A-1 - FORM OF PROMISSORY NOTE -
                                                        MULTI-CURRENCY FACILITY

                                PROMISSORY NOTE

U.S.$_______                                      Dated:  ___________  __, ____


                  FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], HEREBY PROMISES TO PAY to the order of ______________ (the "Lender"), for the account of its Applicable Lending Office (such term and other capitalized terms used herein and not otherwise defined having the respective meanings specified in the Credit Agreement referred to below) the aggregate principal amount of the Advances (or such portion thereof as may be specified in the Credit Agreement) made by the Lender to the Borrower pursuant to the Credit Agreement outstanding on the Termination Date or on such earlier date as may be specified in the Credit Agreement.

                  The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest in respect of each Advance made to it (a) in United States Dollars are payable in lawful money of the United States of America to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank") (or any successor appointed as administrative agent pursuant to Article VII of the Credit Agreement), as administrative agent, at 245 Park Avenue, New York, New York 10167, Attention:
Corporate Services Department, in same-day funds and (b) in an Alternate Currency are payable in such currency at the Administrative Agent's office specified in the Credit Agreement for payments in such currency, in same-day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement (including each Letter of Credit Advance purchased by the Lender as provided in the Credit Agreement), and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                 This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement dated as of February __, 1999 (as amended, modified and supplemented from time to time, the "Credit Agreement") among [AGCO CORPORATION] [THE BORROWER] and certain subsidiaries thereof; the lenders listed on the signature pages thereof; Rabobank, SunTrust Bank, Atlanta, and Deutsche Bank AG, New York Branch, as co-managers; Deutsche Bank Canada, as Canadian administrative agent, and Rabobank, as administrative agent. The Credit Agreement, among other things,

(a) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the amount specified above (or the equivalent in other currencies), all such Advances to the undersigned being evidenced by this Promissory Note and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                            [NAME OF BORROWER]

                                            By________________________
                                              Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

------------------------------------------------------------------------------------------------------------------------
                                                                AMOUNT OF
   DATE         TYPE OF         AMOUNT OF       CURRENCY      PRINCIPAL PAID    UNPAID PRINCIPAL         NOTATION
                ADVANCE          ADVANCE                       OR PREPAID            BALANCE             MADE BY
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------



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

                                          EXHIBIT A-2 - FORM OF PROMISSORY NOTE
                                                   CANADIAN SUBSIDIARY FACILITY

                                PROMISSORY NOTE

U.S.$_______                                      Dated:  ___________  __, ____


         FOR VALUE RECEIVED, the undersigned, AGCO CANADA, LTD., a Saskatchewan corporation, HEREBY PROMISES TO PAY to the order of ______________ (the "Lender"), for the account of its Applicable Lending Office (such term and other capitalized terms used herein and not otherwise defined having the respective meanings specified in the Credit Agreement referred to below) the aggregate principal amount of the Advances (or such portion thereof as may be specified in the Credit Agreement) made by the Lender to the Borrower pursuant to the Credit Agreement outstanding on the Termination Date or on such earlier date as may be specified in the Credit Agreement.

         The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest in respect of each Advance made to it in any currency are payable in such currency to Deutsche Bank Canada (or any successor appointed as Canadian administrative agent pursuant to Article VII of the Credit Agreement), as Canadian administrative agent, at _______, _______, _______, in same-day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement (including each Letter of Credit Advance purchased by the Lender as provided in the Credit Agreement), and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

         This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement dated as of February __, 1999 (as amended, modified and supplemented from time to time, the "Credit Agreement") among AGCO Corporation and certain subsidiaries thereof; the lenders listed on the signature pages thereof; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank"), SunTrust Bank, Atlanta, and Deutsche Bank AG, New York Branch, as co-managers; Deutsche Bank Canada, as Canadian administrative agent, and Rabobank, as administrative agent. The Credit Agreement, among other things, (a) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the amount specified above (or the equivalent in other currencies), all such Advances to the undersigned being evidenced by this Promissory Note and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


                                        AGCO CANADA, LTD.

                                        By:
                                           -----------------------------
                                        Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

------------------------------------------------------------------------------------------------------------------------
                                                                AMOUNT OF
   DATE         TYPE OF         AMOUNT OF       CURRENCY      PRINCIPAL PAID    UNPAID PRINCIPAL         NOTATION
                ADVANCE          ADVANCE                       OR PREPAID            BALANCE             MADE BY
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------



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

                                    EXHIBIT B-1 - FORM OF NOTICE OF BORROWING -
                                                       MULTI-CURRENCY BORROWERS

                              NOTICE OF BORROWING

Cooperatieve Centrale Raiffeisen-
  Boerenleenbank B.A.,
  "Rabobank Nederland", New York Branch,
  as Administrative Agent
  under the Credit Agreement
  referred to below
245 Park Avenue, 38th Fl.
New York, NY 10167                                   ______ __, ____

Attention:  Structured Finance Department

Ladies and Gentlemen:

         The undersigned refers to the Second Amended and Restated Credit Agreement dated as of February __, 1999 (as amended, modified and supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) among AGCO Corporation and certain subsidiaries thereof; the lenders listed on the signature pages thereof; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank"), SunTrust Bank, Atlanta, and Deutsche Bank AG, New York Branch, as co-managers; Deutsche Bank Canada, as Canadian administrative agent, and Rabobank, as administrative agent for the lenders; and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing"), as required by Section 2.02(a) of the Credit Agreement:

         (i) The Business Day of the Proposed Borrowing is _________ __, 199_.

         (ii) The Type of the Advances to comprise the Proposed Borrowing is a [Eurocurrency Rate Advance] [Base Rate Advance].

         (iii) The aggregate principal amount of the Proposed Borrowing is $__________.

         (iv) The currency in which such Proposed Borrowing is to be made is _______. [U.S. dollars or Alternate Currency.]

         [(v) The initial Interest Period for each Eurocurrency Rate Advance comprising the proposed Borrowing is _______.] [Necessary for Eurocurrency Rate Borrowings only.]

         [(vi) The Borrower's Account for the undersigned for the Proposed Borrowing is _______.]

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

         (A) the representations and warranties contained in each Loan Document are correct and will be correct on the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a date other than the date of the Proposed Borrowing;

         (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

         (C) on the date of the Proposed Borrowing and after giving effect thereto, the aggregate principal amount of all Borrower Outstandings will not exceed the Borrowing Base on such date; and

         (D) there has occurred no Material Adverse Effect since December 31, 1995.

                                            Very truly yours,

                                            [NAME OF BORROWER]



                                            By______________________________
                                              Title:

                                    EXHIBIT B-2 - FORM OF NOTICE OF BORROWING -
                                                            CANADIAN SUBSIDIARY

                              NOTICE OF BORROWING

Deutsche Bank Canada,
  as Canadian Administrative Agent under
  the Credit Agreement
  referred to below
P.O. Box 196
222 Bay Street, 12th Floor
Toronto, Ontario M5K 1H6                                        ______ __, ____

Attention:  Corporate Finance Department/Syndications

Ladies and Gentlemen:

         The undersigned refers to the Second Amended and Restated Credit Agreement dated as of February __, 1999 (as amended, modified and supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) among AGCO Corporation and certain subsidiaries thereof; the lenders listed on the signature pages thereof; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank"), SunTrust Bank, Atlanta, and Deutsche Bank, New York Branch, as co-managers; Deutsche Bank Canada, as Canadian administrative agent, and Rabobank, as administrative agent for the lenders; and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing"), as required by Section 2.02(a) of the Credit Agreement:

         (i) The Business Day of the Proposed Borrowing is _________ __, 199_.

         (ii) The Type of the Advances to comprise the Proposed Borrowing is a [Eurocurrency Rate Advance] [Base Rate Advance] [Bankers' Acceptance].

         (iii) The aggregate principal amount [face amount] of the Proposed Borrowing is $__________.

         (iv) The initial Interest Period for each Eurocurrency Rate Advance comprising the proposed Borrowing is _______. [Necessary for Eurocurrency Rate Borrowings only.]

         (v) The Contact Period for each Bankers' Acceptance comprising the proposed Borrowing is ____________. [Necessary for Bankers' Acceptances only.]

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

         (A) the representations and warranties contained in each Loan Document are correct and will be correct on the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a date other than the date of the Proposed Borrowing;

         (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

         (C) on the date of the Proposed Borrowing and after giving effect thereto, the aggregate principal amount of all Borrower Outstandings will not exceed the Borrowing Base on such date; and

         (D) there has occurred no Material Adverse Effect since December 31, 1995.

                                            Very truly yours,

                                            AGCO CANADA, LTD.



                                            By_______________________________
                                              Title:

Copy to: Deutsche Bank Securities Inc.
                  Loan Syndications
                  31 West 52nd Street
                  New York, NY 10019

                                     EXHIBIT B-3 - FORM OF NOTICE OF ROLLOVER -
                                                            CANADIAN SUBSIDIARY

                              NOTICE OF BORROWING

Deutsche Bank Canada,
  as Canadian Administrative Agent under
  the Credit Agreement
  referred to below
P.O. Box 196
222 Bay Street, 12th Floor
Toronto, Ontario m5K 1H6                                        ______ __, ____

Attention:  Corporate Finance Department/Syndications

Ladies and Gentlemen:

         The undersigned refers to the Second Amended and Restated Credit Agreement dated as of February __, 1999 (as amended, modified and supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) among AGCO Corporation and certain subsidiaries thereof; the lenders listed on the signature pages thereof; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank"), SunTrust Bank, Atlanta, and Deutsche Bank AG, New York Branch, as co-managers; Deutsche Bank Canada, as Canadian administrative agent, and Rabobank, as administrative agent for the lenders; and hereby gives you notice, irrevocably, pursuant to Section 2.16(h) of the Credit Agreement that the undersigned hereby requests that Bankers' Acceptances with an aggregate face value of Cdn. $[ ] maturing on [ ] (the "Rollover Date") in accordance with
Section 2.16(h) of the Credit Agreement (the "Proposed Rollover").

         Each new Bankers' Acceptance should be dated so as to mature on [ ], 19[ ], resulting in a term of [ ] days.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Rollover Date:

         (A) the representations and warranties contained in each Loan Document are correct and will be correct on the Rollover Date, before and after giving effect to the Proposed Rollover and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a date other than the Rollover Date;

         (B) no event has occurred and is continuing, or would result from such Proposed Rollover or from the application of the proceeds therefrom, that constitutes a Default;

         (C) on the Rollover Date and after giving effect thereto, the aggregate principal amount of all Borrower Outstandings will not exceed the Borrowing Base on such date; and

         (D) there has occurred no Material Adverse Effect since December 31, 1995.

                                           Very truly yours,

                                           AGCO CANADA, LTD.



                                           By:__________________________
                                              Title:


Copy to: Deutsche Bank North America
                  Loan Syndications
                  31 West 52nd Street
                  New York, NY 10019

                                                                      EXHIBIT C

                                AGCO CORPORATION
                           BORROWING BASE CERTIFICATE

         THE UNDERSIGNED REFERS to the Second Amended and Restated Credit Agreement dated as of February __, 1999 (as amended, modified and supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) among AGCO Corporation and certain subsidiaries thereof; the lenders listed on the signature pages thereof; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank"), SunTrust Bank, Atlanta, and Deutsche Bank AG, New York Branch, as co-managers; Deutsche Bank Canada, as Canadian administrative agent; and Rabobank, as administrative agent for the lenders, and CERTIFIES that the amounts and computations set forth in the attached Schedule have been prepared in compliance with and as required by the Credit Agreement and are correct as of _______ __, 199_.

                                        AGCO CORPORATION



                                        By_________________________
                                          Title:

                     SCHEDULE TO BORROWING BASE CERTIFICATE

AGCO BORROWING BASE COMPONENTS

  A.     RECEIVABLES
         1.       Gross Receivables                  $
                                                      ------------------------
         2.       Reserves                           $
                                                      ------------------------
         3.       Net Receivables (A.1 Minus A.2)    $
                                                      ------------------------
         4.       Loan Value Percentage Rate         $         0.9000
                                                      ------------------------
         5.       Availability (A.3 x A.4)           $
                                                      ------------------------

  B.     INVENTORY
         1.       Gross Inventory                    $
                                                      ------------------------
         2.       Allowances                         $
                                                      ------------------------
         3.       Net Inventory (B.1 Minus B.2)      $
                                                      ------------------------
         4.       Loan Value Percentage Rate         $         0.6000
                                                      ------------------------
         5.       Availability (B.3 x B.4)           $
                                                      ------------------------

  C.     TOTAL AVAILABILITY

                  1.   Total Borrowing Base Component Availability
(A.5 Plus B.5)   $
                  ------------------

                                                                      EXHIBIT D

                           ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Second Amended and Restated Credit Agreement dated as of February __, 1999 (as amended, modified and supplemented from time to time, the "Credit Agreement") among AGCO Corporation and certain subsidiaries thereof; the lenders listed on the signature pages thereof; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank"), SunTrust Bank, Atlanta, and Deutsche Bank AG, New York Branch, as co-managers; Deutsche Bank Canada, as Canadian administrative agent (the "Canadian Administrative Agent"); and Rabobank, as administrative agent for the lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon either Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent (and, if this Assignment and Acceptance relates to the Canadian Subsidiary Facility, the Canadian Administrative Agent) to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.11.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and, if applicable, the Canadian Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent and, if applicable, the Canadian Administrative Agent, unless otherwise specified on
Schedule 1.

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Appropriate Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.



                                    [NAME OF ASSIGNOR], as Assignor

                                    By:
                                       -----------------------------
                                        Title:

                                    Dated:            , 19
                                          --------- --    --

                                    [NAME OF ASSIGNEE], as Assignee

                                    By:
                                       -----------------------------
                                        Title:

                                    [For Multi-Currency Facility:

                                    Domestic Lending Office:

                                    Eurodollar Lending Offices:

                                    Multi-Currency Facility:

                                    For British pounds:

                                    For Dutch guilders:

                                    For French francs:

                                    For German deutschemarks:

                                    For Italian lira:

                                    For Swiss francs:

                                    AFor European Union euros:]

                                    [For Canadian Subsidiary Facility:]

ACCEPTED AND APPROVED THIS     DAY
                          ----
OF              ,    .
   -------------   --
COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., NEW YORK BRANCH, as Administrative Agent [and Multi-Currency Issuing Bank]

By:
   ------------------------------
   Title:

AGCO CORPORATION

By:
   ------------------------------
   Title:

[DEUTSCHE BANK CANADA,
as Canadian Administrative Agent
and Canadian Issuing Bank



By:
   ------------------------------
   Title:]

                                   SCHEDULE 1
                                       TO
                           ASSIGNMENT AND ACCEPTANCE


         Percentage interest in Commitments assigned:
                                                                 --------------
         Assignee's Canadian Subsidiary Commitment:             $
                                                                 --------------
         Assignee's Multi-Currency Commitment:                  $
                                                                 --------------
         Aggregate outstanding principal amount
         of Canadian Subsidiary Advances assigned:              $
                                                                 --------------
         Aggregate outstanding principal amount
         of Multi-Currency Advances assigned:                   $
                                                                 --------------
         Aggregate outstanding principal amount
         of Letter of Credit Advances of the account of
         Multi-Currency Borrowers assigned:                     $
                                                                 --------------
         Aggregate outstanding principal amount
         of Letter of Credit Advances for the account of
         the Canadian Subsidiary assigned:                      $
                                                                 --------------
         Amount of participations in Letters of Credit
         issued for the account of Multi-Currency Borrowers:    $
                                                                 --------------
         Amount of participations in Letters of Credit
         issued for the account of the Canadian Subsidiary:     $
                                                                 --------------
         Principal amount of Notes of Multi-Currency Borrowers
          payable to Assignee:                                  $
                                                                 --------------
         Principal amount of Note of Multi-Currency Borrowers
         payable to Assignor:                                   $
                                                                 --------------
         Principal amount of Note of the Canadian Subsidiary
          payable to Assignee:                                  $
                                                                 --------------
         Principal amount of Note of the Canadian Subsidiary
         payable to Assignor:                                   $
                                                                 --------------
         Effective Date (if other than date of
         acceptance by Administrative Agent):                           , 199
                                                               ---------     -

                                        EXHIBIT E - FORM OF BANKERS' ACCEPTANCE











                                [TO BE ATTACHED]

                                                            EXHIBIT F - FORM OF
                                                                  DISCOUNT NOTE

Cdn.$                                                    Date:
                                                                 --------------

                  FOR VALUE RECEIVED, the undersigned unconditionally promises to pay on __________________, 19__, to or to the order of [NAME OF NON BA LENDER] ("Holder"), the sum of Cdn$_____________________________________ with no interest thereon.

                  The undersigned hereby waives presentment, protest and notice of every kind and waives any defenses based upon indulgences which may be granted by the holder hereof to any party liable hereon and any days of grace.

                  This promissory note evidences a BA Equivalent Loan, as defined in the Second Amended and Restated Credit Agreement dated as of February __, 1999 among AGCO Corporation and certain subsidiaries named therein as Borrowers, the lenders named therein as Lenders, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank Nederland", New York Branch ("Rabobank"), SunTrust Bank, Atlanta, and Deutsche Bank AG, New York Branch, as Co-Managers, Deutsche Bank Canada as Canadian Administrative Agent, and Rabobank as Administrative Agent (the "Credit Agreement") and constitutes evidence of indebtedness to the Holder arising from such BA Equivalent Loan. Payment of this note shall be made at the Canadian Administrative Agent's Account as defined in the Credit Agreement.

                                      AGCO CANADA, LTD.



                                      By:
                                         --------------------------------
                                         Name:
                                         Title:

                             SCHEDULE 3.01(E)(VII)


Guarantor                                           Persons Whose Obligations are Guaranteed
---------                                           ----------------------------------------
AGCO Corporation                                    AGCO Canada Limited
                                                    Massey Ferguson Manufacturing Limited
                                                    Massey Ferguson Limited
                                                    Massey Ferguson GmbH
                                                    Massey Ferguson S.A.
                                                    AGCO Limited
                                                    AGCO Holding B.V.

Massey Ferguson Manufacturing Limited               Massey Ferguson Limited


Massey Ferguson Corp.                               AGCO Corporation
                                                    AGCO Canada Limited
                                                    Massey Ferguson Manufacturing Limited
                                                    Massey Ferguson Limited
                                                    Massey Ferguson GmbH
                                                    Massey Ferguson S.A.
                                                    AGCO Limited
                                                    AGCO Holding B.V.

Massey Ferguson Limited                             Massey Ferguson Manufacturing Limited

AGCO Limited                                        Massey Ferguson Manufacturing Limited
                                                    Massey Ferguson Limited
                                                    Massey Ferguson S.A.
                                                    AGCO Holding B.V.

AGCO Holding B.V.                                   AGCO Limited

                                                    Massey Ferguson Manufacturing Limited
                                                    Massey Ferguson Limited
                                                    Massey Ferguson S.A.

                                  SCHEDULE I
              Information Regarding Lenders and their Commitments

================================================================================================================================
Lender                           Multi-Currency Facility   Canadian Facility    Letter of Credit    Lending Offices
------                           -----------------------   -----------------    ----------------    ---------------
                                 Commitment                Commitment           Commitment
                                 ----------                ----------           ----------
--------------------------------------------------------------------------------------------------------------------------------


COOPERATIEVE CENTRALE            $74,841,531                                    $75,000,000         DOMESTIC:
RAIFFEISEN-BOERENLEENBANK B.A.,
"RABOBANK NEDERLAND", NEW YORK                                                                      Rabobank Nederland
RANCH                                                                                               245 Park Avenue
                                                                                                    New York, NY

                                                                                                    EUROCURRENCY:

                                                                                                    For British Pounds:
                                                                                                    -------------------
                                                                                                    Rabobank Nederland
                                                                                                    London Branch
                                                                                                    108 Cannon Street
                                                                                                    London EC4N 6RN
                                                                                                    England

                                                                                                    For Dutch Guilders:
                                                                                                    -------------------
                                                                                                    Rabobank Nederland
                                                                                                    Utrecht Branch
                                                                                                    Croeselaan 18
                                                                                                    3500 HG Utrecht
                                                                                                    The Netherlands

                                                                                                    For French Francs:
                                                                                                    ------------------
                                                                                                    Rabobank Nederland
                                                                                                    69, Boulevard Haussmann
                                                                                                    75008-Paris, France

                                                                                                    For German Deutschemarks:
                                                                                                    -------------------------
                                                                                                    Rabobank Deutschebank A.G.
                                                                                                    Solmstrasse 2-26 (City West)
                                                                                                    6000 Frankfurt am Main 90
                                                                                                    Federal Republic of Germany

                                                                                                    For Italian Lira:
                                                                                                    -----------------
                                                                                                    Raofin Italia S.p.A.
                                                                                                    Via Spadari
                                                                                                    20123 Milan
                                                                                                    Italy

                                                                                                    For European Euro Euros:
                                                                                                    ------------------------
                                                                                                    -----------
                                                                                                    -----------
                                                                                                    -----------

=================================================================================================================================
Lender                        Multi-Currency Facility   Canadian Facility   Letter of Credit    Lending Offices
------                        -----------------------   -----------------   ----------------    ---------------
                              Commitment                Commitment          Commitment
                              ----------                ----------          ----------
---------------------------------------------------------------------------------------------------------------------------------
SUNTRUST BANK, ATLANTA        $40,909,091                                                       DOMESTIC and EUROCURRENCY:

                                                                                                SunTrust Bank, Atlanta
                                                                                                25 Park Place
                                                                                                Atlanta, GA  30303
---------------------------------------------------------------------------------------------------------------------------------

DEUTSCHE BANK CANADA                                    $20,000,000         $75,000,000         Deutsche Bank Canada
                                                                                                222 Bay Street, 12th Floor
                                                                                                Suite 1200
                                                                                                P.O. Box 196
                                                                                                Toronto, Ontario  M5K1H6
---------------------------------------------------------------------------------------------------------------------------------

DEUTSCHE BANK AG, NEW         $36,818,182                                                       Deutsche Bank AG, New York Branch
YORK BRANCH                                                                                     31 West 52nd Street
                                                                                                New York, New York 10019
---------------------------------------------------------------------------------------------------------------------------------

BANK AUSTRIA                  $14,080,478                                                       Bank Austria
AKTIENGESELLSCHAFT,                                                                             2 Greenwich Plaza
NEW YORK BRANCH                                                                                 Greenwich, CT 06830
---------------------------------------------------------------------------------------------------------------------------------

THE FIRST NATIONAL BANK       $40,909,091                                                       The First National Bank of Chicago
OF CHICAGO                                                                                      One First National Plaza
                                                                                                Chicago, IL 60670
---------------------------------------------------------------------------------------------------------------------------------

CREDIT LYONNAIS,              $40,909,091                                                       Credit Lyonnais Atlanta Agency
ATLANTA AGENCY                                                                                  303 Peachtree Street, NE
                                                                                                Atlanta, GA 30308
---------------------------------------------------------------------------------------------------------------------------------

MORGAN GUARANTY TRUST         $28,636,364                                                       Morgan Guaranty Trust Company
COMPANY OF NEW YORK                                                                             60 Wall Street
                                                                                                New York, NY 10260
---------------------------------------------------------------------------------------------------------------------------------

MELLON BANK, N.A.             $20,454,545                                                       Mellon Bank, N.A.
                                                                                                One Mellon Bank Center
                                                                                                Pittsburgh, PA 15258
---------------------------------------------------------------------------------------------------------------------------------

BANKERS TRUST COMPANY         $32,727,273                                                       Bankers Trust Company
                                                                                                130 Liberty Street
                                                                                                New York, NY 10006
---------------------------------------------------------------------------------------------------------------------------------

CHRISTIANIA BANK OG           $14,555,885                                                       Christiania Bank
KREDITKASSE                                                                                     11 West 42nd Street
                                                                                                New York, NY 10036
---------------------------------------------------------------------------------------------------------------------------------

CIBC INC.                     $40,909,091                                                       CIBC Inc.
                                                                                                425 Lexington Avenue
                                                                                                New York, New York 10017
---------------------------------------------------------------------------------------------------------------------------------

===============================================================================================================================
Lender                   Multi-Currency Facility   Canadian Facility   Letter of Credit    Lending Offices
------                   -----------------------   -----------------   ----------------    ---------------
                         Commitment                Commitment          Commitment
                         ----------                ----------          ----------
-------------------------------------------------------------------------------------------------------------------------------
COMMERZBANK AKTIEN-      $17,441,627                                                       Commerzbank AG, Atlanta Agency
GESELLSCHAFT, ATLANTA                                                                      1230 Peachtree Street, N.E.
AGENCY                                                                                     Atlanta, GA 30309
-------------------------------------------------------------------------------------------------------------------------------

KBC BANK, N.V.           $14,080,478                                                       KBC Bank N.V.
                                                                                           125 West 55th Street
                                                                                           New York, NY 10019
-------------------------------------------------------------------------------------------------------------------------------

CREDIT INDUSTRIEL ET     $28,636,364                                                       DOMESTIC:
COMMERCIAL
                                                                                           CIC Paris
                                                                                           57 Rue de la Victoire
                                                                                           75009 Paris, France
-------------------------------------------------------------------------------------------------------------------------------

COBANK, ACB              $28,636,364                                                       CoBank, ACB
                                                                                           5500 South Quebec
                                                                                           Englewood, CO 80111
-------------------------------------------------------------------------------------------------------------------------------

MARINE MIDLAND BANK      $20,454,545                                                       Marine Midland Bank
                                                                                           140 Broadway
                                                                                           New York, NY 10005
-------------------------------------------------------------------------------------------------------------------------------

THE BANK OF TOKYO-       $20,454,545                                                       The Bank of Tokyo-Mitsubishi, Ltd.,
MITSUBISHI, LTD.,                                                                          Atlanta Agency
ATLANTA AGENCY                                                                             133 Peachtree Street, NE
                                                                                           Atlanta, GA 30303
-------------------------------------------------------------------------------------------------------------------------------

UNION BANK OF            $20,454,545                                                       Union Bank of California
CALIFORNIA                                                                                 445 South Figueroa Street
                                                                                           Los Angeles, CA 90071
-------------------------------------------------------------------------------------------------------------------------------

BAYERISCHE HYPOTHEKEN-   $40,909,091                                                       Bayerische Hypo-and Vereinsbank AG
UND WECHSEL BANK                                                                           150 East 42nd Street
AKTIEN-GESSELSCHAFT,                                                                       New York, NY 10017
NEW YORK BRANCH
-------------------------------------------------------------------------------------------------------------------------------

WACHOVIA BANK OF         $40,909,091                                                       Wachovia Bank of Georgia, N.A.
GEORGIA, N.A.                                                                              191 Peachtree Street, N.E.
                                                                                           Atlanta, GA 30303
-------------------------------------------------------------------------------------------------------------------------------

BANQUE FRANCAISE DU      $20,454,545                                                       Banque Francaise du Commerce
COMMERCE EXTERIEUR                                                                         Exterie
                                                                                           645 Fifth Avenue
                                                                                           New York, NY 10022
-------------------------------------------------------------------------------------------------------------------------------

BANK OF MONTREAL         $16,363,636               $30,000,000                             Bank of Montreal
                                                                                           115 South LaSalle Street
                                                                                           Chicago, IL 60603
-------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================
Lender                     Multi-Currency Facility   Canadian Facility   Letter of Credit    Lending Offices
------                     -----------------------   -----------------   ----------------    ---------------
                           Commitment                Commitment          Commitment
                           ----------                ----------          ----------
----------------------------------------------------------------------------------------------------------------------------------
SOCIETE GENERALE           $28,636,364                                                       Societe Generale
                                                                                             2001 Ross Avenue
                                                                                             Dallas, TX  75201
----------------------------------------------------------------------------------------------------------------------------------

TORONTO DOMINION           $16,363,636                                                       The Toronto-Dominion Bank
(TEXAS), INC.                                                                                909 Fannin Street
                                                                                             Houston, TX 77010
----------------------------------------------------------------------------------------------------------------------------------

BANQUE NATIONALE DE        $20,454,545                                                       DOMESTIC:
PARIS
                                                                                             Banque Nationale de Paris
                                                                                             Houston Agency
                                                                                             333 Clay Street
                                                                                             Houston, TX 77002
----------------------------------------------------------------------------------------------------------------------------------

CLYDESDALE BANK PLC        $28,636,364                                                       Clydesdale Bank PLC
                                                                                             150 Buchanan Street
                                                                                             Glasgow, Scotland, U.K.
----------------------------------------------------------------------------------------------------------------------------------

DG DEUTSCHE GENOSSEN-      $28,636,364                                                       DG Deutsche Genossen-Schaftsbank,
SCHAFTBANK, CAYMAN                                                                           Cayman Islands Branch
ISLANDS BRANCH                                                                               609 Fifth Avenue
                                                                                             New York, New York 10017
----------------------------------------------------------------------------------------------------------------------------------

ISTITUTO BANCARIO SAN      $20,454,545                                                       Istituto Bancario San Paolo di Torino
PAOLO DI TORINO ISTITUTO                                                                     Istituto Mobiliare Italiano SPA
MOBILIARE ITALIANO SPA                                                                       245 Park Avenue
                                                                                             New York, New York 10167
----------------------------------------------------------------------------------------------------------------------------------

STANDARD CHARTERED         $20,454,545                                                       Standard Chartered Bank
BANK                                                                                         7 World trad Center
                                                                                             New York, NY 10048
----------------------------------------------------------------------------------------------------------------------------------

THE SUMITOMO BANK,         $20,454,545                                                       The Sumitomo Bank, Limted
LIMITED                                                                                      277 Park Avenue
                                                                                             New York, NY 10172
----------------------------------------------------------------------------------------------------------------------------------

WESTDEUTSCHE               $40,909,091                                                       Westdeutsche Landesbank Girozentrale
LANDESBANK                                                                                   1211 Avenue of the Americas
GIROZENTRALE, NEW YORK                                                                       New York, NY 10036
BRANCH
----------------------------------------------------------------------------------------------------------------------------------

BANCA NAZIONALE DEL        $20,454,545                                                       Banca Nazionale de Lavoro S.p.A.
LAVORO SPA, NEW YORK                                                                         New York Branch
BRANCH                                                                                       25 West 51st Street
                                                                                             New York, NY 10019
----------------------------------------------------------------------------------------------------------------------------------

NATIONAL BANK OF CANADA                              $20,000,000


=================================================================================================================
Lender                           Multi-Currency Facility   Canadian Facility   Letter of Credit   Lending Offices
------                           -----------------------   -----------------   ----------------   ---------------
                                 Commitment                Commitment          Commitment
                                 ----------                ----------          ----------
-----------------------------------------------------------------------------------------------------------------
THE TORONTO DOMINION BANK                                  $ 30,000,000
=================================================================================================================